As filed with the Securities and Exchange Commission on April 25, 2012

Registration No 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHARDAN METROPOL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o IFC Metropol
13 Donskaya Ulitsa
Moscow, Russia 119049
Tel: +7-495-933-3310

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Alexis O. Rodzianko
c/o IFC Metropol
13 Donskaya Ulitsa
Moscow, Russia 119049
Tel: +7-495-933-3310

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered	Amount being Registered		Proposed Maximum Offering Price Per Security(1)
Units, each consisting of one Series A Shares, par value $0.0001, and one Warrant(2)	4,600,000	$10.00	$46,000,000.00	$5,271.60
Warrants included as part of the Units(2)	4,600,000	—	—	—	(3)
Series A Shares included as part of the Units(2)	4,600,000	—	—	—	(3)
Series B Shares issuable upon automatic conversion of the Series A Shares(4)	4,600,000	—	—	—	(5)
Ordinary shares underlying the Warrants included in the Units(4)	4,600,000	10.00	46,000,000	5,271.60	(3)
Total			$92,000,000.00	$10,543.20

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of Regulation C under the Securities Act of 1933, as amended.
(2)	Includes 600,000 units, 600,000 Series A Shares underlying the units and 600,000 warrants underlying the units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	No fee required pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 25, 2012

$40,000,000

CHARDAN METROPOL ACQUISITION CORP.

4,000,000 Units

Chardan Metropol Acquisition Corp. is a newly established company under the laws of the British Virgin Islands. We were formed to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction, one or more operating businesses. Although we are not limited to a particular geographic region or industry, we intend to focus on operating businesses with primary operations in Russian Federation.

This is the initial public offering of our units. Each unit has a public offering price of $10.00 per unit and consists of one Series A Share, par value $0.0001 per share, and one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $10.00 per share. Each warrant will become exercisable on the later of consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer or [___________], 2013 [one year from the date of this prospectus], and expire on the earlier of [___________], 2017 [five years from the date of this prospectus] or the date of redemption or liquidation of the trust account in the event we are unable to consummate an initial acquisition transaction, as described below.

We have granted the underwriters a 45-day option to purchase up to 600,000 additional units (in addition to the 4,000,000 units referred to above) solely to cover over-allotments, if any.

Our founding shareholders and their designees have committed to purchase 2,428,571 warrants at a price of $0.35 per warrant, for an aggregate purchase price of approximately $850,000, in a private placement that will occur immediately prior to the closing of this offering.

There is presently no public market for our units, Series A Shares or warrants. We have applied to list our units, Series A Shares and warrants on the NASDAQ Capital Market under the symbols “[___],” “[____],” and “[____].” If approved for listing, we anticipate that the units will commence trading on or promptly after the date of this prospectus. The Series A Shares and warrants comprising the units will begin separate trading on the earlier of the 50th day after the date of this prospectus or the announcement that the underwriters have elected to allow earlier separate trading, subject, however, to us filing a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of the offering and issuing a press release announcing when such separate trading will begin. We cannot assure you that our units, ordinary shares or redeemable warrants will be approved for listing on the NASDAQ Capital Market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.000	$40,000,000
Underwriting discounts and commissions	$0.035	$138,000
Proceeds, before expenses, to us	$9.965	$59,862,000

We will deposit into a trust account at J.P. Morgan Chase Bank N.A., with Continental Stock Transfer & Trust Company as trustee, $40,000,000 (or approximately $10.00 per unit sold to the public in the offering assuming the over allotment option is not exercised). Such amount includes additional proceeds that we will receive from the purchase of placement warrants described above. Except as described in this prospectus, these funds will not be released to us until the earlier of the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer or our liquidation.

As of the date hereof, Chardan Capital Markets, LLC, an underwriter of this offering and a member of the Financial Industry Regulatory Authority, or FINRA, Kerry Propper and certain other persons who are affiliates of Chardan Capital Markets, LLC, beneficially owned 50% of our share capital. Chardan Capital Markets, LLC, is, therefore, deemed to have a “conflict of interest” under the applicable provisions of Rule 5121 of FINRA. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined by the FINRA rules, participate in the preparation of the prospectus and exercise the usual standards of due diligence in respect thereto. [______________] is acting as the qualified independent underwriter. We have agreed to indemnify [______________] in its capacity as the qualified independent underwriter against liabilities under the Securities Act, or contribute to payments that it may be required to make in that respect.

We are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about     , 2012.

Chardan Capital Markets, LLC

The date of this prospectus is         , 2012

CHARDAN METROPOL ACQUISITION CORP.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless the context requires otherwise, all references to the “Company”, “we,” “us,” “our company” and “our” refer to Chardan Metropol Acquisition Corp.

Unless otherwise indicated, our financial information presented in this prospectus has been prepared in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP. All references to “U.S. dollars” and “$” are to the legal currency of the United States. Any discrepancies in the tables included in this prospectus between the total and sum of constituent items are due to rounding. Unless otherwise indicated, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option.

Our shareholders prior to this offering are Alexis O. Rodzianko, Manip Holdings Limited, Kerry Propper, Steve Urbach, Jonas Grossman, Sergey A. Solousov, Grigoriy Leshchenko, George Kaufman, Chardan Capital Markets, Todd Gold and Matthew Weisbarth. Immediately prior to the consummation of this offering and upon the execution of the warrant agreement by the warrant agent, each of our founders are entitled to exchange the respective ordinary shares held by them prior to this offering for units, on a one-to-one basis, consisting of a Series C Share and one warrant to purchase an ordinary share, which warrant is identical to the placement warrants. We refer to these shareholders collectively as our founders, and the units and the underlying, warrants and ordinary shares they own prior to this offering as the founders’ units, founders’ warrants and founders’ shares, respectively.

We refer to holders of units, and the underlying Series A Shares and warrants, sold in this offering (whether purchased in this offering or in the aftermarket) as public shareholders or public warrant holders, as the case may be. We refer to the units, and the underlying Series A Shares and warrants, being sold in this public offering as the public units, public shares and public warrants, respectively. Our founders may acquire public units or the underlying securities (whether purchased in this offering or in the aftermarket) and would, with respect to such securities only, be public shareholders or public warrant holders, as the case may be.

All references to a “pro rata portion of the trust account” refer to a share of the trust account determined by dividing: (a) the total amount in the trust account as of two business days prior to our initial acquisition transaction, including accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share), and (iii) a pro rata share of the trust account released to us for each Series A Share converted to a Series C Share upon completion of an acquisition transaction, by (b) the number of Series A Shares included in the units sold in this offering still outstanding as of such date (initially approximately $10.00 per Series A Shares).

As of December 31, 2011, the date of our most recent audited financial statements, our founders held an aggregate of 575,000 founders’ shares. On March 8, 2012, in connection with an increase in the size of this offering, we issued a stock dividend to our founders with the effect of increasing the aggregate number of shares outstanding prior to this offering to 1,533,334. We will redeem up to 200,000 founders’ shares for no consideration in proportion to the amount that the underwriters’ over-allotment option is not exercised. In addition, if the underwriters determine that the size of the offering should be increased or decreased, a share dividend, share combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at approximately 25% of the number of Series A Shares underlying the units to be sold in this offering.

ii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes and schedules thereto included elsewhere in this prospectus.

Overview

We are an innovated public acquisition company, or IPACSM, formed under the BVI Business Companies Act of the British Virgin Islands to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction, one or more operating businesses. An IPAC is a blank check company that permits the company to return funds from the trust account to redeeming shareholders after the acquisition transaction is completed, as described in more detail below, which is different from most other blank check companies that are required to return funds from the trust account prior to, or at, the time the acquisition transaction is completed. “IPAC” is a service mark of Loeb & Loeb LLP.

Although our Amended and Restated Memorandum and Articles of Association do not limit us to a particular geographic region, we intend to focus on operating businesses with primary operations in Russia. We do not have any specific acquisition transaction under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will seek to capitalize on the significant strength of our management team to identify, acquire and operate a business operating primarily in Russia, although we may pursue acquisition opportunities in other geographic regions. While we may pursue an acquisition opportunity in any business industry or sector, we intend to initially focus on those industries or sectors that complement our management team’s background, such as the energy, infrastructure, telecommunications and consumer-related sectors. We have not established specific criteria that would trigger our consideration of businesses outside Russia or in other market sectors. We also may focus on other geographic regions, including the states of the former Soviet Union or other industries if we believe that those regions or industries are better able to provide attractive financial returns to our investors.

Notwithstanding these trends, there are various risks for making business acquisitions in Russia, including, among others, the risk that we may be unable to enforce our rights in Russia, that the government in Russia may revert back to former policies less conducive to free trade and that relations between Russia and countries in other regions of the world, including the United States, may deteriorate, leading to reduced trade.

Management Expertise

Certain of our directors and officers have significant experience in the Russian capital markets generally, as well as in operating and consummating acquisitions through blank check companies formed for the purpose of acquiring a business with principal operations in Russia. We believe this experience gives our company a distinct competitive advantage in the market for Russian acquisitions.

We will seek to capitalize on the significant experience and relationships of our management team, including Mr. Kerry Propper, our Co-Chairman and Chief Executive Officer, and Mr. Alexis O. Rodzianko, our Co-Chairman and Chief Financial Officer. Mr. Propper has worked in the following areas in the last 15 years: investment banking for 11 years, fund management for 4 years and financial services for 15 years.

Kerry Propper, our Chief Executive Officer and Co-Chairman has acted as an officer, director or both of the following four blank check companies formed for the purpose of acquiring a business with principal operations in the PRC:

•	Chardan China Acquisition Corp., which raised $24.15 million in an initial public offering of its securities in March 2004 and merged with and into Origin Agritech Limited (NasdaqGS: SEED) in October 2008. The initial public offering price per share was $6.00, and as of April 23, 2012, the market price of the company’s common stock was $1.89;
•	Chardan North China Acquisition Corporation, which raised $34.5 million in an initial public offering of its securities in August 2005 and merged with and into HLS Systems International Ltd. in September 2007 and has since changed its name to Hollysys Automation Technologies Ltd. (NasdaqGS: HOLI). The initial public offering price per share was $6.00, and as of April 23, 2012, the market price of the Company’s stock was $10.10;
•	Chardan South China Acquisition Corporation, which raised $34.5 million in an initial public offering of its securities in August 2005 and merged with and into A-Power Energy Generation Systems, Ltd. (OTCBB: APWR) in April 2007. The initial public offering price per share was $6.00, and as of April 23, 2012, the market price of the Company’s stock was $0.37; and
•	Chardan 2008 Acquisition Corp., now DJSP Enterprises, Inc. (PinkSheets: DJSP), which raised $55 million in an initial public offering of its securities in August 2008 and acquired DAL Group, LLC in January 2010. In March 2011, following the loss of substantially all of its operating revenue, DJSP Enterprises, Inc. voluntarily delisted its securities from the NASDAQ Global Market and terminated its reporting obligations under the Exchange Act. The initial public offering price per share was $8.00, and as of April 23, 2012, the market price of the Company’s stock was $0.16.

Mr. Propper also acted as a special advisor to Jaguar Acquisition Corp., a blank check company which raised $28.3 million in an initial public offering of its securities in April 2006 and merged with and into China Cablecom Holdings, Ltd. in April 2008. Mr. Propper previously served as the Executive Vice President of Mergers and Acquisitions of Shine Media Acquisition Corp., a blank check company which raised $41.4 million in an initial public offering of its securities in December 2006 and entered into a stock purchase agreement to acquire all of the ordinary shares of China Greenscape Co., Ltd. in May 2008, but which transaction was not consummated. Shine Media liquidated, returned funds to investors, and dissolved without completing an acquisition in March 2009.

Additionally, Mr. Rodzianko is an experienced business person in Russia with access to a wide variety of companies that may be brought to his attention as potentially suitable candidates for an acquisition transaction as well as access to Russia-based resources to support a thorough and effective due diligence process on any potential target companies once identified.

Mr. Rodzianko is the CEO of Investment Financial Company Metropol, or IFC Metropol, the investment banking subsidiary of The Metropol Group of Companies, or Metropol Group. Mr. Rodzianko is responsible for the overall business operations of IFC Metropol. He works closely with corporate clients out of his head office in Moscow to provide debt and equity financing, as well as the full spectrum of investment banking services to companies in Russia and abroad. Mr. Rodzianko has also been serving as Chairman of the Board of Directors of Metropol Cyprus Ltd., the Cyprus-based arm of Metropol Group. Prior to joining Metropol Group, Mr. Rodzianko served as Managing Director of ZAO Bank Credit Suisse from July 2006 to July 2010. Mr. Rodzianko has been a director of Centurion Capital, a Moscow-based investment fund that specializes in microfinance since May 2005. He also previously served as a director of EuroChem MCC, OJSC, a Russian mineral fertilizer producer. Mr. Rodzianko received a bachelor’s degree from Dartmouth College, and an MBA degree from Columbia University.

A detailed description of each of the blank check companies affiliated with our officers and directors that have completed an acquisition transaction is included under the heading “Proposed Business — Management Expertise.”

About Metropol Group

Metropol Group is an international investment and finance corporation with interests in both financial and industrial spheres. The business spans equity sales and trading, asset management, investment banking, banking and investments. The company is based in Moscow, Russia and combines Western management standards and a Russian approach towards tasks and challenges. Since it was established in 1995, Metropol Group’s small team of stock market experts has grown into one of Russia’s leading financial institutions with a presence in various sectors across Russian and international markets. Today Metropol Group works with leading financial and industrial companies, Russian state authorities, and private individuals, rendering a full range of high-quality services.

Metropol Group’s areas of activity include:

•	providing investment banking services to clients in Russia and international markets, including corporate finance, equity sales and trading, fixed income, derivatives, and asset management;
•	mergers and acquisitions;
•	brokerage and asset management services to both institutional investors and private clients;
•	trading a wide variety of debt instruments, including promissory notes, corporate, state, regional and public bonds;
•	publishing reports on all sectors of Russian stock market, focusing on oil and gas, telecommunications, infrastructure, consumer, and metals and mining sectors;
•	asset management services;
•	strategic development consulting services;
•	depository services — a subsidiary is licensed by the Federal Securities Commission and maintains nominee accounts for securities holders in order to service clients’ securities operations; and
•	major development projects in Russia and abroad — more than 2 million square meters of real estate is currently under the control of the management company Metropol Development.

Investment Objective

Based on the collective investment and acquisition experiences of our management team, our management will seek to identify and target businesses in which our management can assist in the growth and development. Our management intends to acquire a target business or businesses that it believes can achieve long-term appreciation.

We intend to leverage management’s knowledge of the political, economic and social policies in Russia as well as certain fundamental changes affecting the region in order to successfully present investors with an attractive operating company. We believe that Russia represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including, attractive valuations for target businesses and increased government focus within Russia on privatizing assets, improving foreign trade and encouraging business and economic activity. Notwithstanding these facts, there are various risks for making business acquisitions in the Russia including, among others, (i) the risk that we may be unable to enforce our rights in Russia, (ii) that Russia may revert back to former policies regarding privatization of business, and (iii) that relations between Russia and other countries, including the United States, may deteriorate leading to a reduction in trade.

Given our management team’s collective track record of transactions and contacts, we believe we can identify acquisitions in Russia and successfully negotiate and consummate our initial acquisition transaction.

Reasons for focusing on Russia

We believe that Russian market presents attractive opportunities to creating shareholder value for the following reasons:

•	Entry into WTO. In December 2011, Russia joined the World Trade Organization, paving the way for it to become a fully-fledged member in the summer of 2012. We believe being a member of the World Trade Organization will allow for the development of Russia’s role as a leading global economy, and over the longer term the market should reward Russia’s membership with lower risk premiums and increasing valuations.
•	Low valuation. In 2011, Russia suffered an outflow of foreign cash similar to other emerging markets, as investors fled to conservative equities back in the U.S. As a result, Russian market was down over 20% for 2011. We believe the current equity markets do not reflect what is still a very healthy sovereign balance sheet for Russia. For example, the Russian government’s guidance at the start of 2011 for a 3.7% budget deficit was revised to a balanced budget at the end of the year. In our view, as the European Union struggles with the debt crisis and the U.S. labor market remains constrained, commodity prices will be supported by monetary stimulus, to the benefit of emerging markets, and Russia in particular.
•	Inefficient market. Russian stock exchanges and capital markets are characterized by low liquidity and low efficiency levels. As a result, the Russian stock market doesn’t provide as high a valuation for Russian companies as the international markets do for peer companies, making acquiring a company cheaper than it would be if it were trading elsewhere.
•	Rising middle class. Russia’s rapidly rising middle class has an overall positive impact for retail and consumer sectors. According to a report by Citi Investment Research & Analysis, between a third and one-half of the Russian population is now middle class, 82% of the Russian population own their own home, and 55% of youths are graduating from college, all larger percentages than in the U.S.
•	Government reforms. Finally, we believe that Russian government remains committed to its privatization agenda and we view the fact that the government is looking to sell down its stake in companies in which it owns either a 100% share or a dominant position as clearly positive for the development of efficiency and good management within Russia’s capital markets. We anticipate that the government’s economic and political reforms will continue and greatly reduce the deep “Russia discount” which investors currently observe.

Investment Philosophy

We currently intend to target our search in the following manner:

•	We will seek to capitalize on the continued rising economy in Russia by purchasing companies involved in Russian business and trade;
•	We will look at opportunities in Russia where we believe we will be able to purchase companies at a discount to the earnings multiple of their publicly traded peers;
•	We are not limited to a particular industry and expect to focus on operating businesses with primary operations in Russia; and
•	We currently expect that some members of our management team will become a part of the management or on the board of the combined entity, or that we will work with existing management to augment the management team in areas where additional capabilities are required.

Investment Insight and Competitive Advantage

We will look for businesses that have one or more of the following characteristics:

•	Motivated owners that are seeking liquidity as a result of having their stock in a public company;
•	Businesses that are ready to be public;

•	Businesses that can effectively use the additional capital that a transaction with us will provide;
•	Companies that are being divested by conglomerates or multinational companies; and
•	Under-valued public companies that can benefit from our management’s experience and expertise or a listing as a U.S. public company.

Potential Disadvantages

Although our management has a number of competitive advantages in doing a deal in Russia, potential disadvantages include the following:

•	Although management has many years of experience working with Russian companies, cultural differences could limit access to certain companies desired by management;
•	The complex structure of many middle market companies in Russia could potentially make it more difficult to identify a target company able to prepare the necessary audit reports to be included in proxy materials and/or tender offer materials in a timely manner;
•	We may be unable to enforce our rights in Russia, or our business activities may be restricted due to the different laws and regulations in Russia related to foreign ownership;
•	The politico-economic environment in Russia may change if the government in Russia reverts back to former polices that are less conducive to trade with other nations; and
•	We cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business if, for example, no member of our management remains with the combined company after an acquisition transaction.

Our Acquisition Transaction Plans

We do not have any specific acquisition transaction under consideration, and we have not (nor has anyone on our behalf) contacted any prospective acquisition target or had any discussions, formal or otherwise, with respect to such a transaction with us. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

The foregoing notwithstanding, in the course of their other business activities, our management team has had contact with or gained familiarity with many businesses that operate in Russia which may meet our investment criteria and, therefore, qualify as a target business. However, any such discussions were in the ordinary course of the business activities of the members of our management team, and no discussions of any kind have taken place with any such business, whether directly or indirectly, regarding the potential for a transaction between us and such business. We will not, therefore, automatically disregard any such potential target solely on the basis that a member of our management team was previously aware of the target or had some level of contact with it prior to the effective date of our prospectus. To do so would only be to the disadvantage of our shareholders by depriving them of the opportunity to consummate what might be an attractive acquisition transaction. Should we propose a transaction with such a business to our shareholders, we will disclose any such prior knowledge or contacts, and we will reaffirm that no discussion of an acquisition transaction with us occurred prior to the effective date of this prospectus.

If we are unable to consummate an acquisition transaction within the allotted time (18 months, or 24 months pursuant to the automatic extension period described herein, from the date of this prospectus), we will liquidate and distribute our trust account, as well as any remaining net assets, to our public shareholders. Following the liquidation of our trust account, our corporate existence will cease.

Effecting an Acquisition Transaction; Shareholder Redemption Rights

We are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable British Virgin Islands law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to redeem or will have their shares automatically redeemed for cash equal to the pro rata portion of the trust account (initially approximately $10.00 per Series A Share) in connection with our initial acquisition transaction, regardless of how it is structured.

The manner in which public shareholders may redeem their shares or will have their shares automatically redeemed will depend on the structure of the transaction. We intend to structure our initial acquisition transaction and shareholder redemption rights in one of the following ways:

•	Pre-acquisition tender offer: If we structure the acquisition transaction in this manner, then prior to the consummation of such an acquisition transaction, we would initiate a tender offer for all outstanding Series A Shares at a price equal to a pro rata share of the trust account. Public shareholders will be entitled to tender all or a portion of their Series A Shares in a pre-acquisition tender offer. We will not pro-rate any shares tendered.
•	Post-acquisition tender offer: If we structure the acquisition transaction in this manner, we will file a Report of Foreign Private Issuer on Form 6-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, that we intend to consummate the transaction without a shareholder vote or a pre-acquisition tender offer. After such Form 6-K is on file with the SEC, we would close the acquisition transaction upon satisfaction of all closing conditions and within 30 days of the closing, commence a tender offer for all outstanding Series B Shares. Public shareholders will be entitled to tender all or a portion of their Series B Shares in a post-acquisition tender offer. We will not pro-rate any shares tendered. In addition, we may seek that certain shareholders (holders of 5% or more of the public shares who are also accredited investors) elect to convert all of their Series A Shares into Series C Shares on a one-for-one basis, with any remaining Series A Shares automatically converting to Series B Shares immediately following the consummation of the acquisition transaction. The Series C Shares would not be eligible to participate in any post-acquisition tender offer. In order to ensure that our public shareholders are able to receive a pro rata portion of the trust account within a reasonable period of time following an acquisition transaction, if we fail to commence the post-acquisition tender offer within 30 days of the consummation of the acquisition transaction, or if we fail to complete the post-acquisition tender offer within 6 months of the consummation of the acquisition transaction, our Amended and Restated Memorandum and Articles of Association require us to automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account, within 5 business days thereafter. In such event, shareholders will not have the ability to retain their ownership in the company after an acquisition transaction, but the holders of Series C Shares and public warrant holders will continue to hold their securities in us. Accordingly, because we will have up to 24 months to complete an acquisition transaction, plus up to an additional 6 months to complete a post-acquisition tender offer, you may not be able to obtain access to funds in the trust account for up to 30 months.

The redemption rights described above are only available to holders of Series A Shares or Series B Shares, as the case may be. If we are required to offer redemption rights to all holders of our ordinary shares, our founders have agreed to not tender their securities for redemption. For more information about how we may structure our initial acquisition transaction please see “Proposed Business — Effecting an Acquisition Transaction.”

We may be required to obtain shareholder approval in connection with an acquisition transaction if, for example, we are the entity directly participating in a merger or required to amend our Amended and Restated Memorandum and Articles of Association to alter the rights of our shareholders.

We will proceed with an acquisition transaction concurrent with the pre-acquisition tender offer, or consummate an acquisition transaction with a post-acquisition tender offer, as the case may be, only if public shareholders owning less than 87.5% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 87.5% so that we would have a minimum of $5,000,000 in net tangible assets post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” A potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing.

Conflicts of Interest

Certain of our officers and directors may in the future become affiliated with entities, including other “blank check” companies, which are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to us. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.” Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity with which our officers and directors have a pre-existing fiduciary obligation and we may miss out on a potential transaction.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial acquisition transaction. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and Executive Officers.” If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our initial acquisition transaction.

Other Information

Because we are incorporated under the laws of the British Virgin Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited. Please refer to the section entitled “Risk Factors — Because we are incorporated under the laws of the British Virgin Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited” for more information.

Our executive offices are located at c/o IFC Metropol, 13 Donskaya Ulitsa, Moscow, Russia 119049, and our telephone number at that office is +7-495-933-3310.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth under “Risk Factors” beginning on page 18 of this prospectus.

Securities offered:
4,000,000 units, at $10.00 per unit, each unit consisting of:
• one Series A Share, par value $0.0001; and
• one warrant.
Trading commencement and separation of Series A Shares and warrants:
The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The Series A Shares and warrants comprising the units will begin separate trading on the earlier of the 50th day after the date of this prospectus or the announcement that the underwriters have elected to allow earlier separate trading, subject, however, to us filing a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of the offering and issuing a press release announcing when such separate trading will begin. See “Description of Securities — Units — Public Shareholders’ Units.”
Once the public shares and public warrants commence separate trading, holders will have the option to continue to hold public units or separate their units into the component pieces.
The Series A Shares will continue to trade until we consummate an acquisition transaction, at which time they will either: (i) automatically be consolidated with all our other series of ordinary shares into one series of ordinary shares, if we have granted shareholders redemption rights prior to, or concurrently with, the consummation of the acquisition transaction; or (ii) automatically separate from the units and convert to Series B Shares, if we complete the acquisition transaction prior to a post-acquisition tender offer. Series B Shares will automatically be consolidated with all our other series of ordinary shares into one series of ordinary shares following consummation of a post-acquisition tender offer or converted into the right to receive a pro rata share of the trust account if we fail to commence or complete a post-tender offer within the proscribed periods of time.
Warrants:

Exercisability:
Each warrant is exercisable to purchase one ordinary share.
Exercise price:
$10.00 per share.
Exercise period:
The warrants offered hereby will become exercisable on the later of:
• the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be; or
• one year from the date of this prospectus,

provided that, during the period in which the warrants are exercisable, there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants in effect and a prospectus relating to the ordinary shares issuable upon exercise of the warrants is available for use by the holders of the warrants.
The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on , 2017 or earlier upon redemption by us or liquidation of the trust account in the event we are unable to consummate an initial acquisition transaction.
Redemption:
Once the warrants become exercisable, we may redeem the outstanding warrants (excluding the placement warrants), with the prior consent of [________________]:
• in whole but not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our ordinary shares on the NASDAQ Capital Market, or other exchange on which our securities may be traded, equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the day on which notice is given.

Number of securities to be outstanding:

	Prior to this Offering(1)		After this Offering(1)
Units(2)	0		4,000,000
Series A Shares	0		4,000,000	(3)
Series B Shares	0		0
Series C Shares	1,333,334		1,333,334
Warrants	2,428,571	(4)	6,428,571	(5)

(1)	Does not include up to 200,000 founders’ units (and underlying securities) that are subject to cancellation by us for no consideration in proportion to the amount that the underwriters’ over-allotment option is not exercised.
(2)	Each unit is comprised of one Series A Share, par value $0.0001, and one warrant.
(3)	Consists of 4,000,000 Series A Shares underlying the units.
(4)	Consists of 2,428,571 placement warrants.
(5)	Consists of (i) an aggregate of 4,000,000 warrants included in the units offered by this prospectus, and (ii) 2,428,571 placement warrants.
Founders’ units (and underlying securities):
Our founders collectively own 1,533,334 ordinary shares. Immediately prior to the consummation of this offering and upon the execution of the warrant agreement by the warrant agent, each of our founders are entitled to exchange the respective ordinary shares held by them prior to this offering for units, on a one-to-one basis, consisting of a Series C Share and one warrant to purchase an ordinary share, which warrant is identical to the placement warrants. We will redeem up to 200,000 founders’ units (and the underlying securities) for no consideration in proportion to the amount that the underwriters’ over-allotment option is not exercised. See “Description of Securities — Units — Founders’ Units.”

Warrants purchased through private placement:
Our founders and certain of their designees have committed to purchase 2,428,571 warrants at a price of $0.35 per warrant for an aggregate purchase price of approximately $850,000 in a private placement that will occur immediately prior to the completion of this offering. The placement warrants to be purchased will be identical to the warrants included in the units being sold in this offering, except for certain restrictions on transfer, redemption and that the placement warrants may be exercised on a cashless basis at any time after an acquisition transaction.
Anticipated NASDAQ symbols for our:

Units
“[___]”
Series A Shares
“[___]”
Warrants
“[___]”
Offering proceeds and proceeds from placement warrants to be held in the trust account and amounts payable prior to trust account distribution or liquidation:
$40,000,000, or $10.00 per unit (or $45,979,300, or approximately $10.00 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering and the private placement of placement warrants will be placed in a trust account maintained by Continental Stock Transfer & Trust Company acting as trustee. The trust assets will be held in an account located outside of the United States.
Other than as described below, proceeds in the trust account will not be released until (i) the consummation of an acquisition transaction if holders of our Series A or Series B shares have been given the opportunity to redeem their shares in connection with the acquisition transaction, (ii) the completion of a post-acquisition tender offer (or automatic trust liquidation if a post-acquisition tender offer is not commenced or completed within the proscribed periods of time) if we have completed an acquisition transaction without holders of our Series A or Series B shares being able to redeem their shares, or (iii) our dissolution and liquidation if we are unable to consummate an acquisition transaction within the allotted time. Prior to an acquisition transaction, the completion of a post-acquisition tender offer, or our liquidation if we are unable to consummate an acquisition transaction within the allotted time, amounts in trust may not be released, except for (i) interest earned on the trust account that may be released to us to pay any taxes we incur, (ii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements and (iii) a pro rata share of the trust account that may be released to us for each Series A Share converted to a Series C Share upon completion of an acquisition transaction.
With these exceptions, expenses incurred by us may be paid prior to an acquisition transaction only from the net proceeds of this offering not held in the trust account; provided, however, that if necessary to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our founders may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial acquisition transaction (following the payment to any public shareholders seeking to convert or sell their shares to us upon consummation of such acquisition transaction), without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into our warrants at a price of $0.35 per warrant. These warrants would be identical to the placement warrants. If we do not complete an acquisition transaction, any such loans will be forgiven. None of the warrants may be exercised until after the consummation of an acquisition transaction and, thus, the warrant exercise price will be paid directly to us and not placed in the trust account.
See “Use of Proceeds.”
Limited payments to insiders:
There will be no compensation, fees, reimbursements or other payments made to our officers, directors, or any of their respective affiliates, other than:
• repayment of an aggregate $12,271 non-interest bearing loan made to us by Chardan Capital Markets, LLC, an affiliate of certain of our officers and directors; and

•

reimbursement of out-of-pocket expenses reasonably incurred by our officers, directors, or any of their respective affiliates, in connection with identifying, investigating and consummating an acquisition transaction.

We will make such payments from proceeds of this offering not held in the trust account and interest earned on monies held in the trust account.
Shareholder vote to approve an acquisition transaction in certain circumstances:
Shareholder approval would normally only be required under British Virgin Islands law where the acquisition transaction involved a statutory merger of our company with another company or a scheme of arrangement sanctioned by the Supreme Court of the British Virgin Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, amendments to our memorandum and articles of association, a change in the par value of our shares or a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require shareholder approval under our memorandum and articles or the BVI Business Companies Act. We will proceed with an acquisition transaction requiring a vote only if a majority of the public shares voted at the extraordinary general meeting of shareholders called for the purpose of approving our initial acquisition transaction are voted in favor of the acquisition transaction and public shareholders owning less than 87.5% of the Series A Shares underlying the units sold in this offering exercise their redemption rights. The redemption threshold was set at 87.5% so that we would have a minimum of approximately $5,000,000 in net tangible assets post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.”
In connection with a shareholder vote to approve our initial acquisition transaction and/or amend Clause 6 of our Amended and Restated Memorandum and Articles of Association (the clause that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose, and not to exercise redemption rights with regard to the founders’ shares. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires units or underlying Series A Shares in or following this offering, he, she or it will vote all acquired ordinary shares in favor of any acquisition transaction presented to our shareholders by our board of directors, and not to exercise redemption rights in connection with any shares held by such person.
Conditions to consummating our initial acquisition transaction:
Our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance held in our trust account at the time of such acquisition. The valuation of such business may be based, in part, on projected performance of the business, but will not include our assets on a post-transaction basis. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). We may structure an acquisition transaction to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company.
If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the amount in the trust account, as described above.
Possible extension of time to consummate an acquisition transaction to 24 months:
If we have entered into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition transaction within 18 months following the consummation of this offering, the time period within which we must complete our initial acquisition transaction will be automatically extended to 24 months following the date of this prospectus.
Redemption rights for public shareholders in connection with our initial acquisition transaction:
We are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable British Virgin Islands law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to redeem or will have their shares automatically redeemed for cash equal to the pro rata portion of the trust account (initially approximately $10.00 per share) in connection with our initial acquisition transaction, regardless of how it is structured.
The manner in which public shareholders may redeem their shares or will have their shares automatically redeemed will depend on the structure of the transaction. For a detailed discussion of how we may structure our shareholders’ redemption rights, see “Proposed Business — Effecting an Acquisition Transaction — redemption rights for public shareholders in connection with our initial acquisition transaction.”
We will proceed with an acquisition transaction only if public shareholders owning less than 87.5% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 87.5% so that we would have a minimum of $5,000,000 in net tangible assets post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” A potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing.
Automatic dissolution and liquidation if no acquisition transaction:
Pursuant to our Amended and Restated Memorandum and Articles of Association, if we are unable to complete an acquisition transaction within the allotted time, we will automatically dissolve and as promptly as practicable liquidate the trust account and release only to our public shareholders a pro rata share of the trust account, plus any remaining net assets. If we elect to effect a post-acquisition tender offer and complete an acquisition transaction prior to such time period, but have not completed a post-acquisition tender offer within such period, we will not be required to liquidate and wind up our affairs; however, the release of the funds to us offer will be conditioned upon completion of the post-acquisition tender offer. Our founders have agreed with respect to the founders’ shares to waive their rights to participate in any distribution from the trust account, but not with respect to any units or Series A Shares or Series B Shares they acquire in this offering or in the aftermarket.
Our founders have agreed to waive their rights to participate in any liquidating distribution as part of our plan of distribution with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate an acquisition transaction. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.
Prior to consummation of our initial acquisition transaction, we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties.
Determination of offering amount:
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the placement warrants, would provide us with sufficient equity capital to execute our business plan. Although we made this determination assuming a minimal number of redemptions, we believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial acquisition transaction, even with significant redemptions. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization.
Escrow of the founders’ securities:
On the date of this prospectus, all of our officers, directors, shareholders and advisors will place the founders’ units into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers, these securities will not be transferable during the escrow period and will not be released from escrow until six months after the consummation of an acquisition transaction. The securities held in the escrow account will only be released prior to the end of the respective escrow period if following an acquisition transaction (i) we consummate a subsequent transaction that results in all shareholders having a right to exchange their securities for cash or other consideration or (ii) our ordinary shares have traded at $15.00 or higher for 20 trading days within any given 30 trading day trading period.
The founders have also agreed to place their placement warrants in escrow until consummation of an initial acquisition transaction. Subject to certain limited exceptions for transfers, these securities will not be transferable during the escrow period.
The foregoing notwithstanding, if we have completed an acquisition transaction without granting our public shareholders redemption rights in connection with such acquisition transaction, then none of the escrowed securities will be released from escrow until a post-acquisition tender offer is completed.

Risks

We are a newly formed company established under the laws of the British Virgin Islands that has conducted no operations and has generated no revenues. Until we complete an acquisition transaction, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our officers, and directors, but also the special risks we face as a blank check company, including:

•	reliance on our management’s ability to choose an appropriate target business, either conduct due diligence or monitor due diligence conducted by others, and negotiate a favorable price; and
•	existing and possible conflicts of interest of our directors, and officers described under “Management — Conflicts of Interest” below.

In addition, you will experience immediate and substantial dilution from the purchase of our securities. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act in order to give us greater flexibility in structuring an acquisition transaction and avoid the restrictions associated with Rule 419. Accordingly, you will not be entitled to protections afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 18 of this prospectus.

SELECTED FINANCIAL AND OPERATING DATA

The following selected financial data, other than selected operating data, have been derived from our audited financial statements as of December 31, 2011 and for the period from February 14, 2011 (Date of Inception) to December 31, 2011, which are included elsewhere in this prospectus. The financial statements are prepared and presented in accordance with U.S. GAAP. Our results of operations in any period may not necessarily be indicative of the results that may be expected for any future period. See “Risk Factors” included elsewhere in this prospectus. The selected financial information should be read in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of December 31, 2011
Balance sheet data:	Actual	As Adjusted
Working capital (deficiency)	$(254,959)	$40,285,000
Cash held in Trust	—	40,000,000
Cash not held in Trust	—	285,000
Total assets	217,688	40,285,000
Total liabilities	254,959	—
Value of shares which may be redeemed for cash	—	35,000,000
Shareholders’ (deficit) equity	(37,271)	5,285,000

For the period from February 14, 2011 (Date of Inception) to December 31, 2011
Selected statement of operations data:	Actual
General & Administrative Expenses	$37,271
Total operating expenses	37,271
Net loss	$37,271
Weighted average shares outstanding	1,533,334
Basic and diluted net loss per share	$0.02

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the receipt of $50,000 from the sale of the placement warrants, and the payment of the estimated remaining expenses of this offering. “As adjusted” total assets excludes $217,688 in offering costs that have been incurred in advance prior to this offering and assumed as if this offering is successful and completed. Therefore the deferred financing costs have been reclassified and charged against the gross proceeds of this offering.

The “as adjusted” working capital and total assets amounts include net proceeds of approximately $285,000 not held in the trust account and $40,000,000 (not including the exercise of the over-allotment option) to be held in the trust account, which will be distributed (i) to public shareholders pro rata who exercise their redemption rights in connection with our initial acquisition transaction (assuming that our initial acquisition transaction is consummated), and (ii) to us upon the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, in the amount remaining in the trust account following the payment to any public shareholders who exercise their redemption rights and payment of all other accrued expenses. All such proceeds will be distributed from the trust account only as described in this prospectus. If an acquisition transaction is not so consummated, we will automatically dissolve and a pro rata portion of the trust account (initially approximately $10.00 per share), will be distributed as promptly as practicable to our public shareholders as part of a plan of distribution.

We may effect an acquisition transaction only if public shareholders owning less than 87.5% of the 4,000,000 Series A Shares underlying the units sold in this offering (or 4,600,000 Series A Shares if the over-allotment option is exercised in full) exercise their redemption rights. Depending on the number of public shareholders who choose to exercise their redemption rights in connection with our initial acquisition transaction, we could be required to redeem for cash up to 87.5% of the Series A Shares underlying the units sold in this offering, or 3,500,000 shares (4,025,000 shares if the underwriters exercise their over-allotment option in full) at an initial per share redemption price of approximately $10.00 per Series A Share for approximately $35,000,000 in the aggregate (or approximately $40,250,000 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account as of two business days prior to our initial acquisition transaction, including accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share), and (iii) a pro rata share of the trust account released to us for each Series A Share converted to a Series C Share upon completion of an acquisition transaction, divided by the number of outstanding Series A Shares included in the units sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks associated with our business

We are a recently formed development stage company with no operating history and no revenues and, accordingly, there is doubt about our ability to continue as a going concern.

We are a newly formed company established under the laws of the British Virgin Islands with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We may not be able to consummate an acquisition transaction within the required time frame, in which case we would automatically dissolve and liquidate our assets, and you may not be able to recover your full investment.

Pursuant to our Amended and Restated Memorandum and Articles of Association, we must enter into a letter of intent or definitive agreement with respect to an acquisition transaction with a fair market value of at least 80% of the balance of the trust account at the time of the acquisition transaction within 18 months after the consummation of this offering (or within 24 months pursuant to the automatic period extension). If we fail to consummate an acquisition transaction within the required time frame, we will, in accordance with our Amended and Restated Memorandum and Articles of Association, automatically dissolve, liquidate and wind up. The foregoing requirements are set forth in Clause 6 of our Amended and Restated Memorandum of Association and may not be eliminated without the vote of our board of directors and the vote of at least 80% of the voting power of our outstanding Series A Shares or Series B Shares. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of our initial acquisition transaction. We do not have any specific acquisition transaction under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding an acquisition transaction, nor taken any direct or indirect actions to locate or search for a target business. Although $10.00 per share is initially placed in trust and although our founders have agreed to jointly and severally indemnify us for all claims of contracted parties to the extent we fail to obtain valid and enforceable waivers from such parties, we may incur liabilities which are satisfied from the funds held in the trust account because of our founders’ inability to satisfy their indemnification obligations. If so, you will not be able to recover your full investment. See the section entitled “Proposed Business —  Effecting an Acquisition Transaction — General,” for a discussion of the indemnification provided by our founders.

If third parties bring claims against us, the proceeds held in the trust account may be reduced and the per share liquidation price received by you will be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no guarantee that we will be able to get waivers from the contracted parties and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable by operation of law or that the contracted parties would be prevented from bringing claims against the trust account. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Accordingly, the proceeds held in the trust account may be subject to claims which would take priority over the claims of our public shareholders and, as a result, the per share liquidation price could be less than $10.00 per share due to claims of such creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances, and therefore may not have access to such funds for up to two and a half years.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective Series A Shares for cash in connection with an acquisition transaction that is consummated by us. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Because we will have up to 24 months to complete an acquisition transaction, plus up to an additional 6 months to complete a post-acquisition tender offer, you may not be able to obtain access to funds in the trust account for up to 30 months, or two and a half years, following the initial public offering.

We are permitted, pursuant to our Amended and Restated Memorandum and Articles of Association, to extend the date before which we must consummate an initial acquisition transaction to 24 months, and as an IPAC will have up to 6 months after an acquisition transaction to complete a post-acquisition tender offer. As a result, your funds may be held in the trust account for up to two and a half years.

If we have entered into a letter of intent or definitive agreement to complete an acquisition transaction with a fair market value of at least 80% of the balance of the trust account at the time of the acquisition transaction within 18 months after the consummation of this offering, then the date before which we must consummate our initial acquisition transaction, to avoid being required to liquidate, will be automatically extended to 24 months. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of an acquisition transaction in the Asia region, including preparing audited financial statements in accordance with applicable accounting standards, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex local regulatory filings and approvals. In addition, as an IPAC we will have up to 6 months following an acquisition transaction in which to complete a post-acquisition tender offer. As a result we may be able to hold your funds in the trust account for up to two and a half years and thus delay the receipt by you of your funds from the trust account.

Under British Virgin Islands law, the requirements and restrictions relating to this offering contained in our Amended and Restated Memorandum and Articles of Association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our Amended and Restated Memorandum and Articles of Association set forth certain requirements and restrictions relating to this offering that apply to us until the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer. Specifically, our Amended and Restated Memorandum and Articles of Association provide that:

•	if we have entered into a letter of intent or definitive agreement with respect to an acquisition transaction within 18 months of the date of this prospectus, the period of time to consummate an acquisition transaction will be automatically extended by an additional 6 months;
•	we may consummate our initial acquisition transaction only if public shareholders owning less than 87.5% of the Series A Shares underlying the units sold in this offering, exercise their redemption rights;

•	if our initial acquisition transaction is consummated, public shareholders who exercised their redemption rights will receive their pro rata portion of the trust account (initially approximately $10.00 per share);
•	if we have not entered into a letter of intent or definitive agreement with respect to an acquisition transaction within 18 months or completed an acquisition transaction within 24 months following the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating and we will distribute to all of our public shareholders their pro rata portion of the trust account (initially approximately $10.00 per share). This has the same effect as if our board of directors and public shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our public shareholders to commence such a voluntary winding up and dissolution;
•	our management will take all actions necessary to liquidate our trust account to our public shareholders as part of our plan of dissolution if an acquisition transaction is not consummated within the time periods specified in this prospectus;
•	our public shareholders’ rights to receive a portion of the trust account are limited such that they may only receive a portion of the trust account upon liquidation of our trust account to our public shareholders as part of our plan of distribution or upon the exercise of their redemption rights;
•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than an acquisition transaction that meets the conditions specified in this prospectus, including the requirement that our initial acquisition transaction be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in the trust account at the time of such acquisition transaction;
•	prior to our initial acquisition transaction, we may not issue any units, ordinary shares, warrants or any options or other securities convertible into or exchangeable for ordinary shares, or any preferred shares, that participate in any manner in the proceeds of the trust account, or that vote as a class with the Series A Shares included in the units sold in this offering on an acquisition transaction;
•	the board of directors shall review and approve all payments made to our founders, officers, directors, and their respective affiliates with any interested director abstaining from such review and approval,
•	we may not to enter into any transaction with any of our officers, directors or any of our or their respective affiliates without the prior approval by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	we may not (i) consummate an acquisition transaction with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers, or (ii) consummate an acquisition transaction with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that an acquisition transaction with such target business is fair to our shareholders from a financial point of view. A summary of such opinion will be included in the disclosure documents filed in connection with the acquisition transaction, and the full text of the fairness opinion will be filed as an exhibit thereto.

Pursuant to our Amended and Restated Memorandum and Articles of Association, the foregoing provisions may be amended by at least 80% of the voting power of our outstanding Series A Shares or Series B Shares. In addition, the relevant portions of the agreement governing the trust account can only be amended with the consent of 80% of the voting power of our outstanding Series A Shares or Series B Shares. Except for the Series C Shares issued prior to this offering and the Series A Shares underlying the units issued in connection with this offering, we will not issue securities with voting rights to vote on any proposals to amend our

Amended and Restated Memorandum and Articles of Association prior to an acquisition transaction. If any of these provisions are amended, our public shareholders:

•	may not have all of the rights they previously had;
•	might not receive the amount anticipated in connection with a redemption or liquidation; and
•	might not receive amounts from the trust account in the time frames specified in this prospectus.

In addition, our Amended and Restated Memorandum and Articles of Association provide public shareholders with redemption rights only in connection with an acquisition transaction. In the event that a vote is called to consider other amendments to our Amended and Restated Memorandum and Articles of Association there can be no assurance that redemption rights will be granted.

You will not receive protections afforded to investors in blank check companies subject to Rule 419, which results in our having access to the interest earned on the trust and a longer period of time to complete an acquisition transaction.

Since the net proceeds of this offering are intended to be used to complete an acquisition transaction with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report of Foreign Private Issuer on Form 6-K, including an audited balance sheet, demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete an acquisition transaction within 18 months from the effective date of the initial registration statement of which this prospectus forms a part and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of an acquisition transaction, and we have a longer period of time to complete an acquisition transaction than we would if we were subject to such rule. For a more detailed comparison of this offering to offerings under Rule 419, see the section entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

As a foreign private issuer, we are exempt from certain rules that are applicable to U.S. companies, and while we have agreed with the underwriters in this offering to comply with certain of these requirements, such agreement can be waived without your consent and you may receive less information about us and our operations than you would receive if such agreements were not waived or we were a U.S. company.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from certain of the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Therefore you may receive less information about us than you would receive if we were a U.S. company.

We allow up to 87.5% of our public shareholders to exercise their redemption rights. This higher threshold will make it easier for us to consummate an acquisition transaction with which you may not agree and could result in more money from the trust account being used to pay for redemptions than in other blank check offerings, and very little money remaining in trust for the post-transaction company.

When we seek to consummate our initial acquisition transaction, we will offer each public shareholder the right to have his, her or its Series A Shares converted to cash if the initial acquisition transaction is consummated. Our founders have agreed not to redeem any Series A Shares held by them. We will consummate the initial acquisition transaction only if public shareholders owning 87.5% or more of the Series A Shares underlying the units sold in this offering do not exercise their redemption rights. In the past, many blank check companies have had redemption thresholds of between 20% and 40%, which makes it more difficult for such companies to consummate their initial acquisition transaction. Thus, because we permit a larger number of public shareholders to exercise their redemption rights, it will be easier for us to consummate an initial acquisition transaction with a target business in the face of strong shareholder dissent. Depending on the number of public shares that are redeemed in connection with our initial acquisition transaction, we may have very little money in our trust account with which to consummate our initial acquisition transaction, which may result in our having to obtain additional financing to consummate our initial acquisition transaction, result in less money being available for use as working capital post acquisition transaction, or result in our failure to consummate an initial acquisition transaction.

Since we have a redemption threshold of 87.5% of the Series A Shares underlying the units sold in this offering, we may be unable to consummate an acquisition transaction.

A potential target may make it a closing condition to our business transaction that we exceed a certain minimum amount in the trust at the time of closing. If the number of our public shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum amount in the trust, we will not be able to consummate our acquisition transaction.

Our redemption threshold of 87.5% of the Series A Shares underlying the units sold in this offering, may reduce the liquidity of our securities in the open market.

Since we have a redemption threshold of 87.5% of the Series A Shares underlying the units sold in this offering, a high number of public shares may be redeemed in connection with our initial acquisition transaction, which would result in significantly fewer public shares issued and outstanding, and which would in turn significantly reduce the liquidity of our securities, including our shares that are not redeemed.

At the time of an acquisition transaction, public shareholders will be entitled to redeem up to 87.5% of the Series A Shares underlying the units sold in this offering, as a result of which our public shareholders will have limited information regarding the combined company’s capital structure prior to the acquisition transaction.

Depending on the number of public shareholders who choose to exercise their redemption rights in connection with our initial acquisition transaction, we could be required to redeem for cash up to 87.5% of the Series A Shares underlying the units sold in this offering, or 3,500,000 Series A Shares (4,025,000 if the underwriters exercise their over-allotment option in full) at an initial per share redemption price of approximately $10.00 per share for approximately $9,000,000 in the aggregate (or approximately $10,350,000 in the aggregate if the underwriters exercise their over-allotment option in full).

In the proxy materials and/or tender offer materials we will prepare in connection with the acquisition transaction, we will only provide pro forma financial information assuming no redemption and full redemptions by public shareholders in order to provide our shareholders with the range of possible capital structures for the combined company. Given the relatively high redemption threshold, the difference in capital structure assuming no redemptions and full redemptions will be significant. Furthermore, we will not be able to provide shareholders with any assurance of where, within the possible range disclosed, the combined company will fall following consummation of an acquisition transaction. As a result, our public shareholders will have limited information regarding the combined company’s capital structure at the time of the acquisition transaction.

The ability of our public shareholders to exercise their redemption rights may not allow us to effectuate the most desirable acquisition transaction or optimize our capital structure.

We will offer each public shareholder the right to have his, her or its Series A Shares redeemed for cash in connection with our initial acquisition transaction, as long as our initial acquisition transaction is consummated. Public shareholders will not be required to vote in connection with our initial acquisition transaction to redeem his, her or its Series A Shares for cash. Such holder must exercise his, her or its redemption rights to receive a pro rata portion of the trust account (initially approximately $10.00 per share). Accordingly, if our initial acquisition transaction requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third-party financing to help fund the acquisition of our initial acquisition transaction in case a larger percentage of public shareholders exercise their redemption rights than we expect. Because we have no specific acquisition transaction under consideration, we have not taken any steps to secure third-party financing. Therefore, we may not be able to consummate an initial acquisition transaction that requires us to use all of the funds held in the trust account as part of the purchase price unless we obtain third-party financing, and if such financing involves debt, our leverage ratio may not be optimal for our initial acquisition transaction. This may limit our ability to effectuate the most attractive acquisition transaction available to us.

If we complete an acquisition transaction without concurrently allowing redemptions and fail to commence a post-acquisition tender offer within 30 days, or fail to complete the post-acquisition tender offer within 6 months of the consummation of the acquisition transaction as required by our Amended and Memorandum and Articles of Association, then we are required to automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account in exchange for their Series B Shares, in which case holders of Series B Shares will cease to have any rights as shareholders of our company, other than the right to receive a pro rata portion of the trust account, without interest accruing thereon.

If we (i) fail to commence a post-acquisition tender offer within 30 days after the consummation of the acquisition transaction, or (ii) fail to complete the post-acquisition tender offer within 6 months of the consummation of the acquisition transaction, our Amended and Restated Memorandum and Articles of Association require that we automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account in exchange for all of their Series B Shares. Accordingly, an investment in our Series A Shares may result solely in a return equal to the pro rata portion of the trust account without interest for up to 24 months (plus the time it takes to complete the automatic trust liquidation in the even we fail to commence or complete the post-acquisition tender offer within the allotted time, which we anticipate will be less than 40 days from the closing of the acquisition transaction or 6 months from the closing of the acquisition transaction if we cannot complete a post-acquisition tender offer within 6 months of the consummation of an acquisition transaction) without the ability to choose to keep your shares in the combined company. While the holders of Series B Shares will automatically have their Series B Shares converted into the right to receive a pro-rata portion of a trust account, the holders of Series C Shares and public warrant holders will continue to hold those securities. Upon such automatic conversion, holders of Series B Shares will cease to have any rights as shareholders of our company, other than the right to receive a pro rata portion of the trust account, without interest accruing thereon.

Because we are incorporated under the laws of the British Virgin Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the British Virgin Islands and administered from outside the United States, and a majority of our assets will be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States in a way that will permit a U.S. court to have jurisdiction over us.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the BVI Business Companies Act 2004 of the British Virgin Islands, as the same may be supplemented or amended from time to time, or the BVI Business Companies Act, and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands, as well as from English common law, the decisions of whose courts are considered persuasive authority but are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The British Virgin Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States. We have been advised by Conyers Dill & Pearman, our counsel as to British Virgin Islands law, that (i) they are unaware of any proceedings that have been brought in the British Virgin Islands to enforce judgments of the courts in the United States or to impose liabilities based on the civil liability provisions of the securities laws of the United States or any state in the United States; (ii) a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the British Virgin Islands under the common law doctrine of obligation; and (iii) because it is uncertain whether a British Virgin Islands court would determine that a judgment of a United States court based on the civil liability provisions of the securities laws of the United States or any state in the United States is in the nature of a penalty, it is uncertain whether such a liability judgment would be enforceable in the British Virgin Islands.

Because some of our directors and officers reside, and all of the trust fund assets will be held, outside of the United States, it may be difficult for you to enforce your rights against them or to enforce U.S. court judgments against them outside the United States.

Some of our directors and officers reside outside of the United States and, after the consummation of our initial acquisition transaction, substantially all of our assets will be located outside of the United States. We believe that certain countries in the Asia region (such as the PRC) do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. As a result, it may be necessary to comply with local law in order to obtain an enforceable judgment against certain directors and officers and certain assets. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers outside of the United States or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and certain Asian countries (such as the PRC) would permit effective enforcement of criminal penalties of the U.S. federal securities laws.

Since we have not yet selected a particular industry or any target business with which to complete an acquisition transaction, you are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We intend to consummate an acquisition transaction with a company in the Asia region in any industry we choose that we believe will provide significant opportunities for growth. We are not limited to any particular industry or type of business. Because we have not yet identified or approached any specific target business with respect to an acquisition transaction, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter an acquisition transaction. We cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential acquisition transaction may be limited to exercising your redemption rights in connection with our initial acquisition transaction.

You will be relying on the ability of our officers and directors, with the assistance of employees, advisors and consultants, to choose a suitable acquisition transaction. At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any potential target businesses, and we do not intend on holding a public shareholder vote to approve our initial acquisition transaction. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential acquisition transaction may be limited to exercising your redemption rights in connection with our initial acquisition transaction.

Because of our limited resources and the significant competition for acquisition transaction opportunities, we may not be able to consummate an attractive acquisition transaction.

Identifying, executing and realizing attractive returns on acquisition transactions is highly competitive and involves a high degree of uncertainty. We expect to encounter competition for potential target businesses from other entities having a business objective similar to ours. Some of these competitors may be well established and have extensive experience in identifying and consummating acquisition transactions directly or through affiliates. Some of these competitors may possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of our competitors. Furthermore, over the past several years, other “blank check” companies have been formed, and a number of such companies have grown in size. Additional blank check companies with similar investment objectives as ours may be formed in the future by other unrelated parties and these companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds from this offering and the placement warrants, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing an acquisition transaction with certain target businesses. In addition:

•	the redemption of Series A Shares held by our shareholders into cash may reduce the resources available to us to fund our initial acquisition transaction; and
•	the requirement to acquire an operating business or businesses, or a portion of such business or businesses, that have a fair market value, individually or collectively, of at least equal to 80% of the balance in the trust account at the time of the initial acquisition transaction (i) could require us to acquire several or closely related operating businesses at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which could make it more difficult to consummate our initial acquisition transaction and (ii) together with our ability to proceed with an acquisition transaction only if public shareholders owning less than 87.5% of the shares sold in this offering exercise their redemption rights (or such lower percentage as a target business may require), may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such an acquisition transaction.

Any of these factors may place us at a competitive disadvantage in consummating our initial acquisition transaction on favorable terms or at all.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business except under limited circumstances.

Our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account at the time of such acquisition. The fair market value of the target business for our initial acquisition transaction will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value) and will not be determined by an independent investment banking firm. However, we will be required to obtain a fairness opinion from an unaffiliated, independent investment banking firm that is a member of FINRA, (i) if our initial acquisition transaction is with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers, or (ii) if our initial acquisition transaction is with any underwriter, or underwriting selling group member, or any of their affiliates. In all other instances, we will have no obligation to obtain or provide you with a fairness opinion. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, shareholders will be entitled to rely on the opinion. If no opinion is obtained or if public shareholders are not permitted to rely on the opinion, our public shareholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial acquisition transaction.

If we issue capital securities or redeemable debt securities to consummate our initial acquisition transaction, your equity interest in us could be diluted or there may be a change in control of our company.

Our Amended and Restated Memorandum and Articles of Association authorizes the issuance of up to 65,000,000 ordinary shares, par value $0.0001 per share, of which up to an aggregate of 5,000,000 shares may be designated as preferred stock. Immediately after this offering, there will be 53,966,667 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of shares upon exercise of our outstanding warrants, including the warrants to be issued in this offering and the placement warrants). We have no other commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional ordinary shares, including redeemable debt securities, as consideration for or to finance an acquisition transaction. Our issuance of additional ordinary shares, including upon redemption of any debt securities, may:

•	significantly reduce your equity interest in us;
•	subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to our ordinary shares;
•	cause a change in control if a substantial number of our ordinary shares are issued, which may affect our ability to use any net operating loss carry forwards, if any, and result in the resignation or removal of our current officers and directors;
•	in certain circumstances, have the effect of delaying or preventing a change in control of us; and
•	adversely affect the then-prevailing market price for our ordinary shares.

The value of your investment in us may decline if any of these events occur.

If we acquire a company by issuing debt securities, our post-combination operating results may decline due to increased interest expense or our liquidity may be adversely affected by an acceleration of our indebtedness.

We may elect to enter into an acquisition transaction that requires us to incur debt to finance an acquisition transaction, particularly as we intend to focus primarily on acquisitions of middle market companies. Such incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating cash flow after an acquisition transaction were insufficient to pay our debt obligations;
•	cause an acceleration of our obligation to repay debt, even if we are then current in our debt service obligations, if we breach the covenants contained in the terms of any debt documents, such as covenants that require us to meet certain financial ratios or maintain designated reserves, without a waiver or renegotiation of such covenants;
•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;
•	limit our ability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing;
•	require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation; and
•	place us at a disadvantage compared to our competitors who have less debt.

Certain of our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our officers were affiliated with Chardan North China Acquisition Corp., Chardan South China Acquisitions Corp., Chardan China Acquisition Corp. and Chardan 2008 Acquisition Corp., “blank check” companies that were engaged in business activities similar to those intended to be conducted by us and have since acquired target businesses, and our officers and directors may in the future become affiliated with entities, including other “blank check” companies that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.” Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity with which our officers and directors have a pre-existing fiduciary obligation and we may miss out on a potential transaction.

Our directors may have a conflict of interest in enforcing the indemnification obligations of our founders relating to claims against the trust account because each of our directors is a founder and subject to such indemnification obligations.

Our founders have agreed to jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations. However, since our directors are also the founders of our company, it is possible that their fiduciary obligations to us may conflict with their interests as founders, which could negatively impact our ability to enforce our founders’ contractual obligations to indemnify us for such claims.

Some of our executive officers and directors may remain with us following our initial acquisition transaction, which may result in a conflict of interest in determining whether a particular target business is appropriate for an acquisition transaction and in the public shareholders’ best interests.

We intend that at least some of our executive officers and directors will continue to be involved in our management following our initial acquisition transaction. Therefore, the personal and financial interests of our executive officers and directors may influence them to condition an acquisition transaction on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant, or other third-party service provider, after the acquisition transaction. Our executive officers and directors could be negotiating the terms and conditions of the acquisition transaction on our behalf at the same time that they, as individuals, were negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential acquisition transaction candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public shareholders.

Our executive officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate our initial acquisition transaction.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial acquisition transaction. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and Executive Officers.” If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to consummate our initial acquisition transaction.

Our founders currently control us and may influence certain actions requiring a shareholder vote.

Immediately following this offering, our founders will beneficially own, in the aggregate, approximately 25% of our issued and outstanding ordinary shares. In connection with a shareholder vote to approve our initial acquisition transaction and/or amend Clause 6 of our Amended and Restated Memorandum of Association (the clause that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires units or Series A Shares in or following this offering, he, she or it will vote all such acquired Series A Shares (including Series A Shares underlying acquired units) in favor of any acquisition transaction presented to our shareholders by our board of directors, and not to exercise redemption rights in connection with any Series A Shares held by such person.

Because our founders and their designees, will hold, in the aggregate, placement warrants to purchase 2,428,571 ordinary shares after an acquisition transaction, the exercise of those warrants may increase the ownership of our founders. This increase could allow our founders to influence the outcome of matters requiring shareholder approval, including the election of directors and executive officers, approval of benefits plans, mergers and significant corporate transactions after consummation of our initial acquisition transaction. Moreover, except to the extent shareholder proposals are properly and timely submitted, our directors will determine which matters, including prospective acquisition transactions, to submit to a shareholder vote. As a result, they will exert substantial control over actions requiring a shareholder vote both before and following our initial acquisition transaction.

Our one-third quorum threshold may make it easier for our founders to influence actions requiring a shareholder vote.

In accordance with our Amended and Restated Memorandum and Articles of Association, a minimum of two shareholders representing at least one-third of our issued and outstanding ordinary shares (whether or not held by public shareholders) will constitute a quorum at a shareholders meeting. Following this offering, our founders will hold approximately 25% of our outstanding ordinary shares. Accordingly, if only a small proportion of public shareholders participate in a shareholders meeting and all of our founders participate, the quorum requirement may be satisfied and our founders could cast a majority of the votes at such meeting.

If we hold a shareholder vote to approve an acquisition transaction, the approval threshold for a proposed acquisition transaction may make it easier for us to consummate an acquisition transaction with which you may not agree.

If, and only if, we structure our initial acquisition transaction to require shareholder approval under applicable British Virgin Islands law, which normally only requires shareholders’ approval where the acquisition transaction involves a merger between us (rather than a subsidiary formed for the purpose of the transaction) and the target, amendments to our memorandum and articles of association, a change in the par value of our shares or a change in the amount of our authorized share capital, the approval threshold in such event would be a majority of shares voted at a meeting of shareholders called for the purpose of approving such proposal. This approval threshold is lower than in certain U.S. jurisdictions like Delaware where the default threshold with respect to an acquisition transaction that requires shareholder approval requires approval of a majority of shares entitled to vote at a meeting. To the extent there are shares entitled to vote at a meeting of shareholders called to approve an acquisition transaction that do not vote on the acquisition transaction proposal, it may make it easier for us to consummate an acquisition transaction with which you may not agree.

Our founders, officers, and directors may purchase additional units or Series A Shares in the open market, which may give them greater influence over the approval of our initial acquisition transaction if we have a shareholder vote to approve the acquisition transaction.

In the event that our founders, officers, and directors acquire additional units or Series A Shares after this offering, they have agreed to vote the Series A Shares (including Series A Shares underlying acquired units) in favor of our initial acquisition transaction if we have a shareholder vote to approve our initial acquisition transaction, and have agreed not to exercise redemption rights with respect to any Series A Shares held by them. Thus, additional purchases of our units or Series A Shares by our founders, officers, and directors would allow them to exert additional influence over the approval of our initial acquisition transaction in the event we have a shareholder vote to approve our initial acquisition transaction. Factors they would consider in making such additional purchases would include consideration of the current trading price of our units or Series A Shares and whether any such additional purchases would likely increase the chances that our initial acquisition transaction would be approved. In addition, if our founders, officers, and directors acquire additional units or Series A Shares, then our public shareholders (other than our founders, officers, and directors with respect to units or Series A Shares they purchase in this offering or in the aftermarket) will hold proportionately fewer Series A Shares, and therefore it is likely that such public shareholders will ultimately redeem fewer Series A Shares into a pro rata portion of the trust account (initially approximately $10.00 per share), making it more likely that we will remain under the 87.5% redemption threshold, which is required in order to approve our initial acquisition transaction.

The ability of our founders, officers, and directors to acquire our units or Series A Shares in the open market, and vote the Series A Shares (including Series A Shares underlying acquired units) in favor of our initial acquisition transaction if we hold a shareholder vote to approve our initial acquisition transaction may allow us to consummate an initial acquisition transaction that otherwise would not have been approved, but for the purchases by our founders, officers, and directors in the open market. Because our founders, officers, and directors have purchased their securities at a lower average cost than our other public shareholders, some of our founders, officers, and directors may profit from an acquisition transaction that would be unprofitable for our other public shareholders.

Certain obligations of our founders are memorialized in agreements between the founders, the underwriters of this offering and us and these agreements may be amended to change these obligations or eliminate them entirely.

In connection with this offering, the founders have agreed to certain obligations, including:

•	to transfer restrictions on, and the placement in escrow of, the founders’ units and placement warrants;
•	in connection with a shareholder vote to approve our initial acquisition transaction and/or amend Clause 6 of our Amended and Restated Memorandum of Association (the clause that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, to vote the founders’ shares in the same manner as a majority of the public shareholders;
•	if any of the founders acquires units or Series A Shares in or following this offering, he, she or it will vote all Series A Shares (including Series A Shares underlying acquired units) in favor of any acquisition transaction presented to our shareholders by our board of directors, and will not exercise redemption rights in connection with such Series A Shares;
•	that each founder will not exercise redemption rights in connection with any shares held by such person;
•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial acquisition transaction;
•	that each founder will not exercise redemption rights with respect to the founders’ shares and will not tender such founder’s shares in an issuer tender offer in connection with our initial acquisition transaction;

•	to advance us the funds necessary to complete a liquidation in the event we do not consummate an acquisition transaction and not to seek repayment for such expenses;
•	if we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, to jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties; and
•	not to participate in a co-investment in a target business unless the terms of such co-investment are no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested directors.

These obligations are included in one or more of the following agreements, each of which is filed with the registration statement of which this prospectus forms a part: the letter agreements with the representative of the underwriters and each founder, the underwriting agreement with the underwriters, and the escrow agreement with our transfer agent and the founders. Each of these agreements, by their terms, are governed by New York law. In addition, each agreement may be amended or terminated with the consent of each of the parties thereto. Accordingly, if each of the parties to an agreement determine that these obligations are no longer in their best interest, then the agreements may be amended or terminated and these obligations may be changed or eliminated entirely.

We may expend financial, management and other resources in researching acquisitions that are not consummated, which could result in the loss of the costs incurred or materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific acquisition transaction, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial acquisition transaction for any number of reasons, including those beyond our control such as if greater than 87.5% of public shareholders elect to exercise their redemption rights. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Because our founders own or will own securities in us that will not participate in liquidating distributions, they may have a conflict of interest in deciding if a particular target business is an attractive candidate for an acquisition transaction.

Our founders collectively own 1,533,334 Series C Shares. We will redeem up to 200,000 founders’ shares for no consideration in proportion to the amount that the underwriters’ over-allotment option is not exercised. Upon our dissolution and liquidation, none of our founders will have the right to receive distributions from the trust account with respect to the founders’ shares. In addition, our founders and their designees will purchase 2,428,571 placement warrants immediately prior to the completion of this offering. The approximate $850,000 purchase price of the placement warrants will be included in the trust account that is distributed to our public shareholders in the event of our dissolution and liquidation. In the event of our dissolution and liquidation, our founders will not receive distributions from the trust account with respect to the placement warrants and the placement warrants will expire worthless. Therefore, our directors’ and officers’ personal and financial interests may influence their motivation in identifying and selecting target businesses and consummating our initial acquisition transaction in a timely manner. This may also result in a conflict of interest when they determine whether the terms, conditions and timing of a particular acquisition transaction are appropriate and in our shareholders’ best interest.

Unless we complete an acquisition transaction, neither our officers, directors, nor any of their respective affiliates, will receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount available to us for working capital and general corporate purposes. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for an acquisition transaction and in the public shareholders’ best interest.

Neither our officers, directors, nor any of their respective affiliates, will receive reimbursement for any out-of-pocket expenses reasonably incurred by them to the extent that such expenses exceed the amount not required to be retained in the trust account unless the acquisition transaction is consummated. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management to view such potential acquisition transaction unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors, or any of their respective affiliates, could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular acquisition transaction is in the shareholders’ best interest.

We will probably consummate only one acquisition transaction with the proceeds of this offering, which means that our operations will probably depend on a single business.

The net proceeds from this offering and the offering of the placement warrants, after reserving $285,000 of the proceeds for our operating expenses and $565,000 for offering expenses, will provide us with approximately $40,000,000 (approximately $45,979,300 if the underwriters’ over-allotment option is exercised in full), which we may use to consummate an initial acquisition transaction. Our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy materials and/or tender offer disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with respect to the initial acquisition transaction with one or more target businesses would not be satisfied, bringing the fair market value of the initial acquisition transaction below the required threshold of 80% of the balance in the trust account. Due to these added risks, we are more likely to choose a single target business with which to pursue an acquisition transaction than multiple target businesses. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will not be able to diversify our operations of benefit from spreading of risks of offsetting of losses, unlike other entities that have the resources to consummate several acquisition transactions in different industries or areas of a single industry so as to diversify risks and offset losses.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the Series A Shares and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

NASDAQ Capital Market, NASDAQ may not approve for listing or delist our securities if approved, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We cannot assure you that our securities will be approved for listing or, if approved, continue to be listed on the NASDAQ Capital Market after the consummation of this offering. Additionally, it is likely that the NASDAQ Capital Market would require us to meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial acquisition transaction. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NASDAQ Capital Market does not approve or, after approval to list, delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our ordinary shares is a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to NASDAQ Capital Market rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards. If we are unable to comply with the rules applicable to for foreign private issuers, we may be delisted. If we are delisted, then we will no longer be required to meet the NASDAQ Capital Market’s listing standards.

If our securities become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our securities have a market price per security of less than $5.00, transactions in our securities may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our securities become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Following the acquisition transaction we may discover or otherwise become aware of adverse information regarding our acquired business, and we may be required subsequently to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

We cannot assure you that any diligence we conduct on a target business will identify all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to discover or identify material issues relating to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming debt held by a target business or by virtue of our obtaining post-combination debt financing.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our initial acquisition transaction.

We believe that amounts not held in the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.00 per share) to be released to us from time to time for working capital requirements, will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 24 months. Our estimates are also based on the belief that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an acquisition transaction. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an acquisition transaction is less than the actual amount necessary to do so, or if the amounts not held in the trust account is insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our founders, officers, directors or third parties. None of our founders, officers or directors is under any obligation to advance funds to, or invest in, us. Accordingly, we may not be able to obtain additional financing. If we do not have sufficient proceeds to fund our initial acquisition transaction and are unable to obtain additional financing, we may be required to dissolve and liquidate prior to consummating our initial acquisition transaction.

The funds held in the trust account may not earn significant interest and, as a result, we may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and to complete our initial acquisition transaction.

Of the net proceeds of this offering, $285,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial acquisition transaction, as well as to pay any tax obligations that we may owe. Interest rates on permissible investments for us have been less than 1% over the last several months. Accordingly, if we do not earn a sufficient amount of interest on the funds held in the trust account and use all of the funds held outside of the trust account, we may not have sufficient funds available with which to structure, negotiate or close an initial acquisition transaction. In such event, we would need to borrow funds from our initial shareholders to operate or may be forced to cease searching for a target business. Our founders may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial acquisition transaction (following the payment to any public shareholders seeking to convert or sell their shares to us upon consummation of such acquisition transaction), without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into our warrants at a price of $0.35 per warrant. These warrants would be identical to the placement warrants. If we do not complete an acquisition transaction, any such loans will be forgiven. None of the warrants may be exercised until after the consummation of an acquisition transaction and, thus, the warrant exercise price will be paid directly to us and not placed in the trust account.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial acquisition transaction, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial acquisition transaction. If we pay consultants or financial advisers fees that are tied to the consummation of our initial acquisition transaction, they may have conflicts of interest when providing services to us, and their interests in such fees may influence their advice with respect to a potential acquisition transaction. For example, if a consultant’s or financial advisor’s fee is based on the size of the transaction, then they may be influenced to present us larger transactions that may have lower growth opportunities or long-term value versus smaller transactions that may have greater growth opportunities or provide greater value to our shareholders. Similarly, consultants whose fees are based on consummation of an acquisition transaction may be influenced to present potential acquisition transactions to us regardless of whether they provide longer-term value for our shareholders.

We may be unable to obtain additional financing if necessary to consummate an acquisition transaction or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular acquisition transaction.

We may consider an acquisition transaction that will require additional financing. However, we cannot assure you that we will be able to consummate an acquisition transaction or that we will have sufficient capital with which to consummate a combination with a particular target business. If the net proceeds of this offering and from the private placement of the placement warrants are not sufficient to facilitate a particular acquisition transaction because:

•	of the price paid for the target business;
•	of the depletion of offering proceeds not in the trust account or available to us from interest earned on the trust account balance that is expended in search of a target business; or
•	we must redeem for cash a significant number of Series A Shares owned by public shareholders who elect to exercise their redemption rights,

we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular acquisition transaction, we would be compelled to restructure or abandon that particular acquisition transaction and seek an alternative target business or businesses. In addition, if we consummate an acquisition transaction, we may require additional financing to fund the operations or growth of the target business or businesses. If we fail to secure such financing, this failure could have a material adverse effect on the continued development or growth of our combined business or businesses. Neither our founders, directors nor any other party is required to provide any financing to us in connection with, or following, an acquisition transaction.

Our founders paid an aggregate of $25,000 for the founders’ units and, accordingly, you will experience immediate and substantial dilution from the purchase of our units.

Our founders collectively own 1,533,334 Series C Shares, for which they paid approximately $0.0163 per share, for an aggregate purchase price of $25,000. Immediately prior to the consummation of this offering and upon the execution of the warrant agreement by the warrant agent, each of our founders are entitled to exchange the respective ordinary shares held by them prior to this offering for units, on a one-to-one basis, consisting of a Series C Share and one warrant to purchase an ordinary share, which warrant is identical to the placement warrants. The difference between the public offering price per Series A Shares underlying the units (allocating all of the unit purchase price to the Series A Share and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Series A Shares after this offering constitutes the dilution to you and other investors in this offering. The fact that our founders acquired their founders’ units at a nominal price prior to this offering significantly contributed to this dilution. Assuming this offering is completed, you and the other investors in this offering will incur an immediate and substantial dilution of approximately 71.2% or $7.12 per Series A Share (the difference between the pro forma net tangible book value per share after this offering of $2.88, and the initial offering price of $10.00 per share).

There is no net cash settlement of the warrants included in the units.

Holders of the warrants included in the units sold in this offering are not entitled to net cash settlement. Accordingly, the warrants may only be settled by delivery of ordinary shares and not cash.

The warrants included in the units may expire unexercised and unredeemed and, as a result, an investor may pay the entire purchase price of the unit for the Series A Shares underlying the unit.

If we are unable to complete an acquisition transaction within the allotted time (18 months, or 24 months pursuant to the automatic extension period described herein, from the date of this prospectus), and are forced to liquidate, the warrants will expire and there will be no distribution with respect to our outstanding warrants. In addition, even if we are able to complete an acquisition transaction, there can be no assurance that the price of the ordinary shares underlying the warrants will exceed the exercise price of $10.00 or the redemption price of $15.00. Accordingly, the warrants included in the units may expire unexercised and unredeemed and, as a result, an investor may pay the entire purchase price of the unit for the Series A Shares underlying the units.

Our outstanding warrants may adversely affect the market price of our units or Series A Shares and make it more difficult to effect an acquisition transaction.

The units being sold in this offering include warrants to purchase an aggregate of 4,000,000 ordinary shares (or 4,600,000 ordinary shares if the over-allotment option is exercised in full). In addition, we will be issuing in a private placement warrants to purchase 2,428,571 ordinary shares to our founders and their designees. The placement warrants are identical to those warrants sold as part of the units in this offering except that placement warrants may be exercised on a cashless basis at any time after an acquisition transaction and even if there is not an effective registration statement relating to the shares underlying the warrants and are subject to certain transfer restrictions. We may also issue additional warrants to our founders upon conversion of promissory notes issued to such persons for loans made to supplement our working capital requirements, as described elsewhere in this prospectus. To the extent we issue ordinary shares to consummate an acquisition transaction, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of the warrants will increase the number of issued and outstanding ordinary shares and reduce the value of the shares that may be issued to consummate the initial acquisition transaction. Accordingly, the existence of our warrants may make it more difficult to consummate our initial acquisition transaction or may increase the cost of a target business if we are unable to consummate our initial acquisition transaction solely with cash. Additionally, the sale or possibility of sale of the shares underlying the warrants could have an adverse effect on the market price for our Series A Shares or our units or our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

You will not be able to exercise your warrants if we do not have an effective registration statement and a prospectus in place when you desire to do so.

No warrants will be exercisable, and we will not be obligated to issue ordinary shares upon exercise of warrants by a holder unless, at the time of such exercise, we have a registration statement under the Securities Act covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to ordinary shares and we have consummated an initial acquisition transaction. Under the terms of a warrant agreement between Continental Stock Transfer & Trust Company as warrant agent, and us, we have agreed to use our best efforts to have a registration statement in effect covering ordinary shares issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to ordinary shares until the warrants expire or are redeemed, and to take such action as is necessary to qualify the ordinary shares issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants for cash, in any event, and the warrants may not be exercised and we will not deliver securities therefor in the absence of an effective registration statement and a prospectus available for use. The warrants may be deprived of any value, the market for the warrants may be limited if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the warrants or the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current and the warrants may expire worthless. If you are unable to exercise or sell your warrants, you will have paid the full unit price for only the Series A Shares included in units.

Holders of placement warrants may exercise these warrants on a cashless basis even if an effective registration statement and a prospectus is not in place, which means they may be able to exercise such warrants while public warrants might not be exercisable.

Unlike the warrants underlying the units issued in connection with this offering, the placement warrants will not be restricted from being exercised on a cashless basis in the absence of a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the such warrants and a current prospectus relating to such ordinary shares. Therefore, once the placement warrants become exercisable, the holders thereof will be able to exercise such warrants regardless of whether the issuance of the underlying ordinary shares is registered under the Securities Act, while public warrants might not be exercisable.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential acquisition transactions, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate our initial acquisition transaction or operate over the near term or long-term in our intended manner.

We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long-term one or more operating businesses or a portion of such business or businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. Our founders are experienced as officers and directors of operating companies. However, we may be deemed to be an investment company under the Investment Company Act if, following this offering and prior to the consummation of our initial acquisition transaction, we are viewed as engaging in the business of investing in securities or we own “investment securities” having a value in exceeding 40% of our total assets, and may be required to register as an investment company or a registered investment adviser under the U.S. securities laws.

If we are deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it difficult for us to complete an acquisition transaction, including:

•	corporate governance requirements and requirements regarding mergers and share exchanges;
•	restrictions on the nature of our investments;
•	restrictions on our capital structure and use of multiple classes of securities; and
•	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate our initial acquisition transaction.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate our initial acquisition transaction.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

We are dependent upon each of Messrs. Propper and Rodzianko, and the loss of one or more of them could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon Kerry Propper and Alexis O. Rodzianko. We expect that each of these persons will play a key role in our search for a target business, and we believe that our success in identifying and completing an acquisition transaction with an attractive target business depends on the continued service of these persons, at least until we have consummated our initial acquisition transaction.

Each of Messrs. Propper and Rodzianko will assist us in identifying perspective target businesses by sourcing and performing due diligence on target businesses. In addition, each of these individuals will assist us in closing an acquisition transaction and possibly integrating the target business following such closing. We expect that Messrs. Propper and Rodzianko will negotiate deal terms with target businesses and manage and oversee our advisors and consultants, including legal counsel, accounting professionals and investment banking advisors. In addition, Mr. Rodzianko will oversee our administrative functions in Russia.

We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. In addition, none of Messrs. Propper and Rodzianko are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential acquisition transactions and monitoring the related due diligence. We do not have employment or consulting agreements with, or key-man insurance on the life of, one or more of these individuals. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on us and impair our ability to identify and complete an acquisition transaction with an attractive target business.

The determination of the offering price of our units and the size of this offering was more arbitrary than typically would be the case if we were an operating company rather than a “blank check” company.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the placement warrants, the aggregate proceeds we are raising and the amount to be placed in trust were negotiated between us and the underwriters.

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the placement warrants, would provide us with sufficient equity capital to execute our business plan. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We may not be able to successfully identify acquisition candidates, obtain any necessary financing or consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the sum of the balance in the trust account at the time of the initial acquisition transaction. Accordingly, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since there are no historical operations.

We may require public shareholders who wish to redeem their Series A Shares in connection with a proposed acquisition transaction to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We may require public shareholders who wish to exercise their redemption rights regarding their Series A Shares in connection with an acquisition transaction to either tender their certificates to our transfer agent or to deliver their Series A Shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System at any time up until the business day immediately preceding the consummation of our initial acquisition transaction. We may require these certification and delivery requirements because shareholders of blank check companies who elect to redeem sometimes fail to deliver their share certificates, effectively revoking their redemption election after the acquisition transaction, and resulting in an administrative burden for the company and uncertainty relating to its capital structure. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, the Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical share certificate and you may not be able to redeem your shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. If it takes longer than we anticipate for shareholders to deliver their shares, public shareholders who wish to exercise their redemption rights may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Series A Shares.

Because we must furnish our shareholders with audited financial statements of the target business prepared in accordance with applicable accounting standards, we may not be able to consummate an acquisition transaction with some prospective target businesses unless their financial statements are first reconciled to applicable accounting standards.

The federal securities laws require that an acquisition transaction meeting certain financial significance tests include historical and pro forma financial statement disclosure in periodic reports, registration statements and other materials submitted to shareholders. Because our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least to 80% of the balance in the trust account at the time of such acquisition, we will be required to provide historical and pro forma financial information to our public shareholders in connection with their redemption rights pursuant to an acquisition transaction with one or more target businesses. These financial statements must be prepared in accordance with applicable accounting standards and the historical financial statements must be audited in accordance with the standards of the applicable oversight board. If a proposed target business, including one located outside of the United States, does not have or is unable to prepare financial statements that have been prepared and audited in accordance with applicable accounting standards, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

We may qualify as a passive foreign investment company, or PFIC, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation —  United States Federal Income Taxation — General”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation  — U.S. Holders — Passive Foreign Investment Company Rules”). Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (or after the end of the start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per Series A Shares or Series B Shares is greater than an investor’s initial tax basis in a Series A Shares or Series B Shares.

Although we intend to take a contrary position, if our Series A Shares or Series B Shares are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature) due to our limited potential for corporate growth prior to an acquisition transaction, there is a risk that an investor’s entitlement to receive payments upon the redemption of its Series A Shares or our liquidation in excess of the investor’s initial tax basis in its Series A Shares or Series B Shares (see “Taxation — United States Federal Income Taxation — General —
Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components”) will result in constructive income to the investor. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our securities.

Our directors are not considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with an acquisition transaction. However, under the policies of the North American Securities Administrators Association, Inc., or the NASAA, an international organization devoted to investor protection, because the majority of our directors own shares of our securities and each of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable acquisition transactions), state securities administrators could argue that all of such individuals are not “independent” as that term is commonly used. If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement and could disallow the offering, which would restrict your ability to engage in resale transactions (even if such resales would otherwise be permitted) with respect to our securities (in addition to the risk of disallowance pursuant to the immediately subsequent risk factor). Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the price of the ordinary shares held by the public shareholders.

Risks associated with acquiring and operating a target business in Russia

Continued volatility in global financial markets may adversely affect the Company’s business, results of operations, financial condition and prospects.

Financial markets, both globally and in Russia, have faced significant volatility and liquidity constraints since the summer of 2007. Global credit markets tightened initially as a result of concerns over the United States sub-prime mortgages crisis and the valuation and liquidity of mortgage-backed securities and other financial instruments, such as asset-backed commercial paper. Reflecting concern about the stability of the financial markets generally and the strength of counterparties, many lenders have reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions. In response to the financial crisis affecting the global banking sector and financial markets and the threats to the ability of investment banks and other financial institutions to continue as going concerns, governments in the United States, many of the largest countries in Europe and elsewhere have implemented significant rescue packages, which include, among other things, the recapitalization of banks through state purchases of common and preferred equity securities, the state guarantee of certain forms of bank debt, the purchase of distressed assets from banks and other financial institutions by the state and the provision of guarantees of distressed assets held by banks and other financial institutions by the state.

In 2011 and early 2012, concerns about sovereign debt, in particular the sovereign debt of certain member states of the European Union, including Greece, Ireland, Spain, Italy, Belgium and Portugal, have further disrupted the global capital markets. The continuation of the financial crisis could lead to increasing sovereign budget deficits, further increases in sovereign debt and sovereign ratings downgrades and could ultimately lead to sovereign defaults. The financial problems experienced by the governments of these countries may require them to issue significant amounts of indebtedness, which may reduce demand for debt issued by financial institutions and corporate borrowers. Euro zone countries may be required to provide further financial assistance to Greece or Ireland or other affected European countries, which may in turn have a negative impact on the financial condition of those states.

Any further international economic incidents of this nature could have an adverse effect on the financial and commodities markets and the global economy. These and other events have led to significant global market volatility which, in turn, has contributed to a flight to quality, affecting demand for, and values of, securities of emerging markets issuers.

Furthermore, recent turmoil in the global financial markets and the potential impact on the liquidity of major financial institutions and sovereign nations may have a material adverse effect on the Company’s funding. General economic conditions, and specifically the recent turmoil in Euro zone economies, could adversely affect the economies of the countries in which we seek to acquire a business. In addition, during such times, businesses that operate in emerging markets can face severe liquidity constraints as foreign funding sources are withdrawn. For these reasons, we may face difficulty identifying a suitable target business or, following an acquisition transaction, our business, financial condition and results of operations may be materially adversely affected by any future global or emerging market financial crises

We would be subject to restrictions on foreign ownership if we seek to acquire a strategically important business in Russia or, in the future, the business we acquire is regarded as being of strategic importance.

In May 2008 the Federal Law 57-FZ entitled “On the Procedure for Making Foreign Investments in Business Entities of Strategic Significance for the National Defense and Security of the Russian Federation”, dated 29 April 2008, as amended (the “Strategic Investment Law”) came into effect. This law regulates the access of foreign investors to certain sectors of the Russian economy, and introduces a requirement for a Foreign Investor (as defined below) to obtain an approval from the Russian Government prior to acquiring shares or participatory interests in strategically important enterprises. In addition to foreign governments and international organizations, the Strategic Investment Law applies to any foreign investor (individual or corporate, including a Russian company under foreign control), or a Company that includes a foreign investor (“Foreign Investor”), carrying out transactions which would ultimately give a Foreign Investor a certain stake in, or control (as defined in the Strategic Investment Law) over, a strategic entity. A Foreign Investor interested in purchasing a 25% or larger stake in the share capital of any of the companies regarded as being strategically important enterprise or in obtaining control over such a company, directly or indirectly, will need to obtain an approval of the Russian Government prior to entering into such a transaction.

In accordance with the Strategic Investment Law, a “strategically important enterprise” is a Russian registered commercial entity which engages in at least one activity of strategic importance, as defined in that law. The list of the activities set forth in the Strategic Investment Law includes companies involved in design, production, repairs of equipment or providing services in the following sectors: defense, cryptographic equipment, security equipment, aerospace, aviation, nuclear, production and sale of goods and services related to natural monopolies, including pipeline delivery of oil and oil products, gas, power station operation, railway transportation, ports and airports, geological research and or exploration and extraction of natural resources in fields that have federal significance, fishing, production and sale of metals and alloys used in manufacturing arms and military equipment, television broadcasting, radio broadcasting, telecommunication services, publishing, and printing.

Our Amended and Restated Memorandum and Articles of Association require that, in connection with an acquisition transaction, we acquire a controlling interest of a target business, which is principally determined by reference to the acquisition of more than 50% of the voting rights of the target company and control of the majority of any governing body of the target company. Accordingly, if we seek to acquire a strategically important enterprise will need to obtain an approval of the Russian Government prior to entering into such a transaction. Furthermore, in the event that we acquire a strategically important enterprise, we may face difficulties in placing additional amounts of equity with non-Russian investors and may be limited in our ability to access the equity capital markets.

There are certain risks associated with an investment in developing markets, including Russia, which may be greater than risks inherent in more developed markets.

We intend to focus on acquiring operating businesses that have their primary operations in Russia. Generally, investing in Russia is only suitable for sophisticated investors who fully appreciate the significance of the risks involved in, and are familiar with investing in, the Russian market. Investors should also note that the Russian market is subject to rapid change and, as a result, the information set out in this Prospectus may become outdated relatively quickly. In addition, companies that operate in Russia may face severe liquidity constraints as foreign funding sources are withdrawn. Accordingly, economic and/or political instability in Russia or an increase in the perceived risks associated with investing in Russia could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations, and the trading price of the Shares.

Political and governmental instability could adversely affect the value of investments in Russia as well as the value of our securities.

Political conditions in the Russian Federation were highly volatile in the 1990s, as evidenced by the frequent conflicts amongst executive, legislative and judicial authorities, which negatively impacted the business and investment climate in the Russian Federation. Over the past two decades the course of political and other reforms has in some respects been uneven and the composition of the Russian Government has at times been unstable. The Russian political system continues to face popular dissatisfaction, including dissatisfaction with the results of the privatizations of the 1990s, as well as to demands for autonomy from certain ethnic and regional provinces.

Mr. Vladimir Putin, the President of the Russian Federation, is generally credited with having increased governmental stability. In 2008, Mr. Putin stood down as President and Mr. Dmitry Medvedev was elected as the new President of the Russian Federation. Subsequently, Mr. Dmitry Medvedev appointed Mr. Vladimir Putin to the position of Prime Minister of the Russian Federation. The Russian political system and the relationship between the President, the Russian Government and the Russian Parliament were generally stable during Mr. Medvedev’s tenure as President. In March 2012, Mr. Putin was elected the President of the Russian Federation for the second time.

Shifts in governmental policy and regulation in the Russian Federation are less predictable than in many Western democracies and could disrupt or reverse political, economic and regulatory reforms. Any significant change in the Russian Government’s program of reform in Russia could lead to the deterioration of Russia’s investment climate that might limit our ability to identify a suitable target business or obtain financing in the international capital markets or, following an acquisition transaction, have a material adverse effect on our business, financial condition, results of operations and prospects.

Ethnic, religious, historical and other divisions have on occasion given rise to tensions and, in certain cases, military conflict and terrorist attacks in certain regions of Russia. For example, a military conflict in August 2008 between Russia and Georgia involving South Ossetia and Abkhazia resulted in significant overall price declines in the Russian stock exchanges and capital outflow from Russia. Such tensions, military conflict or terrorist activities (such as the bombing of Domodedovo airport in Moscow in January 2011 and the bombing of the Moscow metro in 2010) could have significant political consequences, including the imposition of a state of emergency in some or all of Russia or heightened security measures, which could cause disruption to domestic commerce and exports from Russia, disrupt normal economic activity in Russia and materially adversely affect the Company’s business, prospects, financial condition and results of operations, and the trading price of our securities.

In addition, actions of the Russian legislative, executive and judicial authorities can affect the Russian securities market. In particular, the events surrounding claims brought in the past by the Russian authorities against several major Russian and foreign companies have led to questions being raised regarding the progress of market and political reforms in Russia and have resulted in significant fluctuations in the market price of Russian securities and a negative impact on foreign direct and portfolio investment in the Russian economy.

Any further similar actions by Russian authorities that result in a negative effect on investor confidence in Russia’s business or legal environment could prevent us from being able to identify a suitable target business or, following an acquisition transaction, have a material adverse effect on the Russian securities market and prices of Russian securities or securities issued or backed by Russian entities, including our securities.

Crime, corruption and social instability could disrupt our ability to identify a suitable target business and, following an acquisition transaction, could materially adversely affect our business, financial condition, results of operations and prospects.

The Russian and international press have reported high levels of corruption in the Russian Federation, including the bribing of officials for the purpose of initiating investigations by government agencies. Additionally, published reports indicate that a significant number of Russian media regularly publish biased articles in exchange for payment. Our ability to identify a suitable target business or our business, financial condition, reputation, results of operation or prospects and the value of our securities following an acquisition transaction could be materially adversely affected by illegal activities, corruption or by claims implicating us in illegal activities.

Russia has experienced high levels of inflation in the past.

Russia has experienced high levels of inflation since the early 1990s. For example, inflation increased dramatically after the 1998 financial crisis, reaching a rate of 84.4% in that year. According to Federal State Statistics Service of Russia, inflation in the Russian Federation was 11.9% in 2007, 13.3% in 2008, 8.3% in 2009 and 2010, and 6.1% in 2011. We expect that following an acquisition transaction a substantial portion of our expenses (including operating costs and capital expenditures) will be denominated in rubles, and therefore the relative movement of inflation and exchange rates may significantly affect our results of operations. The effects of inflation could cause some of our costs to rise.

Russia’s physical infrastructure is in poor condition, which could disrupt normal business activity.

Russia’s physical infrastructure largely dates back to the Soviet period and in certain respects has not been adequately funded and maintained. In some areas the rail and road networks, power generation and transmission, communication systems, oil and gas pipelines and building stock are particularly affected.

Road conditions throughout areas of Russia are poor, with many roads not meeting minimum requirements for usability and safety. Breakdowns and failures of any part of Russia’s physical infrastructure may disrupt the Company’s normal business activity. For example, in August 2009, a major accident at the Sayano-Shushenskaya hydroelectric power plant resulted in a significant power shortage in Khakassia and neighboring regions, causing several local production plants to halt operations, as well as environmental damage to the surrounding areas. In addition to having restructured and substantially privatized the electricity sector, the Russian Government is also seeking to reorganize its railway and telephone systems, as well as the public utilities sector. The global economic downturn may adversely affect these reorganization plans which could lead to further deterioration in Russia’s physical infrastructure. Moreover, the restructuring of the electricity sector has not yet yielded the anticipated capital investment that is needed to repair, maintain and improve the existing power generating facilities and supply routes.

Further deterioration of Russia’s physical infrastructure may harm the national economy, disrupt the transportation of goods and supplies, add costs to doing business in Russia and interrupt business operations, any or all of which could prevent us for identifying a suitable target business or, following an acquisition transaction, have a material adverse effect on our business, prospects, financial condition and results of operations, and the trading price of our securities.

Our assets may be nationalized or expropriated despite existing legislation to protect against nationalization and expropriation.

Although the Russian Government has enacted legislation to protect property against expropriation and nationalization and to provide fair compensation to be paid if such events were to occur, there can be no certainty that such protections will be enforced. This uncertainty is due to several factors, including the lack of state budgetary resources, the lack of an independent judicial system and the lack of sufficient mechanisms to enforce judgments.

The concept of property rights is not as well established in the Russian Federation as in western economies and there is not a great deal of experience in enforcing legislation enacted to protect private property against nationalization and expropriation. As a result, if we acquire a business in Russia, we may not be able to obtain proper redress in the courts, and may not receive adequate compensation if in the future the Russian Government decides to nationalize or expropriate some or all of our assets. Although the Company is currently not aware of any plans, actions or decisions which may result in the expropriation or nationalization of any assets, should such expropriation or nationalization occur without fair compensation in the future, it may have a material adverse effect on our business, results of operations, financial condition and prospects.

The Russian legal system and Russian legislation continue to develop and this may create an uncertain environment for investment and for business activity.

The Russian Federation is still developing an adequate legal framework required for the proper functioning of a market economy. Several fundamental Russian laws have only recently become effective. The recent nature of much Russian legislation and the rapid evolution of the Russian legal system may place the enforceability and underlying constitutionality of laws in doubt and result in ambiguities, inconsistencies and anomalies in their application. In addition, Russian legislation sometimes leaves substantial gaps in the regulatory infrastructure.

Among the possible risks of the current Russian legal system are:

•	inconsistencies among (i) federal laws, (ii) decrees, orders and regulations issued by the president, the Russian Government, federal ministries and regulatory authorities and (iii) regional and local laws, rules and regulations;
•	limited judicial and administrative guidance on interpreting Russian legislation;
•	limited court personnel with the ability to interpret new principles of Russian legislation, particularly business and corporate law;
•	gaps in the regulatory structure due to delay in legislation or absence of implementing legislation;
•	a high degree of discretion on the part of governmental authorities; and
•	the inadequacy of bankruptcy procedures and certain violations in bankruptcy proceedings.

All of these factors make judicial decisions in the Russian Federation difficult to predict and effective redress uncertain. Additionally, court claims are often used to further political aims. If we acquire a business in Russia, we may be subject to these claims and may not be able to receive a fair hearing. Additionally, court judgments are not always enforced or followed by law enforcement agencies. All of these weaknesses could affect our ability to enforce our rights or to defend ourselves against claims by others, which could have a material adverse effect on our business, prospects, financial condition and results of operations, and the trading price of our securities and could also reduce the protections available to investors as holders of our securities.

The difficulty of enforcing court decisions and the discretion of governmental authorities to file and join claims and enforce court decisions could prevent us or investors from obtaining effective redress in court proceedings.

The independence of the judicial system and its immunity from economic and political influences in Russia continues to develop. The court system is generally understaffed and underfunded. Russia is a civil law jurisdiction and, as such, judicial precedents generally have no binding effect on subsequent decisions. Additionally, court claims can be used in furtherance of personal aims different from the formal substance of the claims. If we acquire a business in Russia, we may be subject to such claims, and courts may render decisions with respect to those claims that are adverse to our and our investors.

State authorities have a high degree of discretion in Russia and at times they exercise their discretion arbitrarily, without due process or prior notice, and sometimes in a manner that is contrary to law.

Unlawful or unilateral state actions could include the withdrawal of licenses, sudden and unexpected tax audits, criminal prosecutions and civil actions. Federal and local government entities could also use common defects in matters surrounding share issuances and registration as a basis for court claims and other demands to invalidate such issuances and registrations and/or to void transactions, often to further interests different from the formal substance of the claims. Such state action, if directed at us, could have a material adverse effect on our business, prospects, financial condition and results of operations, and the trading price of our securities.

Russian tax law and practice are not fully developed and are subject to frequent changes, which could have an adverse effect on us.

If we acquire a business in Russia, we will be subject to a broad range of taxes and other compulsory payments imposed at federal, regional and local levels, including, but not limited to, profits tax, export duties, VAT, natural resources production tax, property tax and social contributions. Tax laws, such as the Tax Code of the Russian Federation, or the Russian Tax Code, have been in force for a short period relative to tax laws in more developed market economies, and the implementation of these tax laws is often unclear or inconsistent.

Historically, the system of tax collection has been relatively ineffective, resulting in continual changes to the interpretation of existing laws. Furthermore, the tax environment in Russia has been complicated by the fact that various authorities have often interpreted tax legislation inconsistently. Although the quality of Russian tax legislation has generally improved with the introduction of the first and second parts of the Russian Tax Code, the possibility exists that Russia may impose arbitrary or onerous taxes and penalties in the future, which could adversely affect our business, prospects, financial condition and results of operations. Similarly, a large number of changes have been made to various chapters of the Russian Tax Code since their introduction.

There can be no assurance that the Russian Tax Code will not be changed in the future in a manner adverse to the stability and predictability of the tax system. These factors, together with the potential for state budget deficits, raise the risk of the imposition of additional taxes on us if we acquire a target business in Russia. The introduction of new taxes or amendments to current taxation rules may have a substantial impact on the overall amount of our tax liabilities. There is no assurance that we would not be required to make substantially larger tax payments in the future, which may adversely affect our financial results. In addition to creating a substantial tax burden, these risks and uncertainties would complicate our tax planning and related business decisions, potentially exposing us and our Russian affiliates to significant fines and penalties and enforcement measures, and could have a material adverse effect on our business, prospects, financial condition and results of operations, and the trading price of the Shares.

The “bad faith taxpayer” doctrine under Russian tax law may result in Russian tax authorities to imposing additional liabilities on us and rejecting our right to rely on the letter of the tax law.

In its decision of 25 July 2001, the Constitutional Court of the Russian introduced the concept of “a taxpayer acting in bad faith” without clearly stipulating the criteria for it. This concept is not defined in Russian tax law. Nonetheless, this concept has been used by the tax authorities to disallow, for instance, tax recovery of VAT and/or tax deductions for profits tax purposes and to deny taxpayers’ right to rely on the letter of the tax law. In 2006 the “bad faith taxpayer” doctrine was changed towards the concept of “unjustified economic benefits” pursuant to Resolution No. 53 of the Russian Supreme Arbitrage Court dated 12 October 2006. Similarly, this concept has been used by the Russian tax authorities to impose additional liabilities on taxpayers and reject taxpayers’ right to rely on the letter of the tax law. The tax authorities and courts often exercise significant discretion in interpreting the concepts described above in a manner that is unfavorable to taxpayers. These facts create tax risks in Russia that may be substantially more significant than typically found in countries with more developed tax systems.

Recent amendments to the Russian Tax Code may make the current 3 year statue of limitations for tax liabilities ineffective.

Amendments introduced to the first part of the Russian Tax Code which came into effect on 1 January 2007 provide for the extension of the three year statute of limitations for tax liabilities if the actions of the taxpayer create insurmountable obstacles for the tax audit. Because the terms “obstructed”, “hindered” and “insurmountable obstacles” are not specifically defined in Russian law, the tax authorities may attempt to interpret these terms broadly, effectively linking any difficulty experienced in the course of their tax audit with obstruction by the taxpayer and use that as a basis to seek tax adjustments and penalties beyond the three-year term. Therefore, the statute of limitations is not entirely effective.

Tax declarations together with related documentation are subject to review and investigation by a number of authorities, which are enabled by Russian law to impose substantial fines and interest charges. Generally, tax declarations remain open and subject to inspection by the tax authorities for a period of three years immediately preceding the year in which the tax inspection is carried out. Tax audits can however go beyond this general three-year term to cover the tax period for which an amended tax return (if any) is filed. The fact that a year has been reviewed by the tax authorities does not close that year, or any tax declarations applicable to that year, from further review during the three-year limitation period (or the period extended by filing an amended tax return, as discussed above). As a result of the secondary tax audit underpaid taxes as well as late payment interest may be assessed by the taxpayer; however, no penalties should arise. The only case when penalties may apply during the secondary tax audit is when the issue was not raised during the initial audit because of the collusion between the tax authorities and the taxpayer. These facts create tax risks in Russia that may be substantially more significant than typically found in countries with more developed tax systems.

Transfer pricing rules relating to “controlled transactions” at a price not in compliance with the market price without self-adjustments for tax purposes may result in the imposition of back-taxes, late-payment interest and, starting in 2014, severe fines.

On 18 July 2011, Federal Law No. 227-FZ was enacted which introduces the new transfer pricing rules that entered into force as of 1 January 2012. The new rules redefine the list of “controlled transactions”, the list of parties deemed to be related, the methods of price determination, introduce documentation and reporting requirements and allow, under certain conditions, for corresponding adjustments and advance pricing agreements with tax authorities. According to the new transfer pricing rules, sales transactions with oil would fall into the scope of “controlled transactions” by meeting either of the following criteria: (i) being performed with Russian related companies (under certain thresholds and conditions), or with non-Russian related companies or with non-Russian companies resident in some offshore zones (under certain thresholds) or (ii) involving export sales (under certain thresholds). With respect to “controlled transactions”, the tax authority may adjust the tax base for corporate profits tax (and in some circumstances for VAT and the mineral extraction tax) based on the average arm’s length market price for the same or similar goods. Breach of the transfer pricing rules and making “controlled transactions” at a price not in compliance with the market price without self-adjustments for tax purposes may result in the imposition of back-taxes, late-payment interest and, starting in 2014, severe fines (20% of the amount of unpaid tax in 2014 – 2016 and 40% as of 2017). If we acquire a target business in Russia and the tax authorities were to impose significant additional tax liabilities as a result of transfer pricing adjustments, it could have a material adverse effect on our business, financial condition or results of operations.

We may be subject to Russian taxation if we are deemed to have a permanent establishment in Russia, even prior to consummation of an acquisition transaction.

The Russian Tax Code contains the concept of a permanent establishment in Russia as means for taxing foreign legal entities which carry on regular entrepreneurial activities in Russia beyond preparatory and auxiliary activities. If a foreign company is treated as having a permanent establishment in Russia, it would be subject to Russian taxation in a manner broadly similar to the taxation of a Russian legal entity, but only the amount of the foreign company’s income that is attributable to the permanent establishment would be subject to taxation in Russia. The Russian Tax Code contains attribution rules which are not sufficiently developed and there is a risk that the tax authorities might seek to assess Russian tax on the global income of a foreign company. Having a permanent establishment in Russia may also lead to other adverse tax implications, including challenging a reduced withholding tax rate on dividends under an applicable double tax treaty and a risk of penalties imposed by the tax authorities for failure to register a permanent establishment with the Russian tax authorities.

Although we are established outside of Russia and will seek to conduct our affairs so that we are not treated as having a permanent establishment in Russia, no assurance can be given that we will not be treated as having a permanent establishment in Russia. If we were to be treated as having a permanent establishment in Russia, as a result of the changes to the Russian tax law or based on existing law, we would be subject to Russian taxation, which could have a material adverse effect on our business, operating results, financial conditions or prospects.

Russian tax legislation in effect as of the date of this Prospectus does not contain a concept of corporate tax residency. Russian companies are taxed on their worldwide income whilst foreign entities are taxed in Russia on income attributable to a permanent establishment and on Russian source income. We cannot rule out the possibility that, as a result of the introduction of changes to Russian tax legislation, certain companies established outside Russia might be deemed to be Russian tax residents, subject to all applicable Russian taxes.

We may not be able to deduct all of the interest expense which we incur, which could have an adverse effect on us.

Changes to the Russian Tax Code were introduced in 2010 aimed at strengthening the Russian Ruble and encouraging borrowings in Russian Rubles by increasing the deductible threshold for interest on borrowings in Russian Rubles and decreasing the deductible threshold for interest on borrowings in foreign currency for a two-year period beginning 1 January 2011.

Specifically, for the period 2011 – 2012, the deductible thresholds are as follows: for borrowings in Russian Rubles — 1.8 times the Central Bank of Russia’s (“CBR”) refinancing rate (as opposed to 1.1 times the CBR’s refinancing rate valid previously) and, for borrowings in foreign currency — 0.8 times the CBR’s refinancing rate (as opposed to the 15% rate valid previously). The current Tax Code provides that the general thresholds of 1.1 times the CBR’s refinancing rate for Russian Ruble borrowings and 15% for foreign currency borrowings will become effective again as of 1 January 2013, automatically without any further legislative amendments. However, according to public statements by officials of the Ministry of Finance, the temporary thresholds can be extended beyond 1 January 2013.

Therefore, if we acquire a target business in Russia, our ability to deduct interest on borrowings in foreign currency will be more constrained than for Russian Ruble borrowings. No assurance can be given that the current restrictions on deductibility of interest of foreign currency borrowings will be indeed abolished as of 1 January 2013 as currently provided in the Tax Code. In addition, with respect to borrowings in Russian Rubles within the current deductible threshold, no assurance can be given that we would be able to claim full interest deduction after 1 January 2013. All of the above may result in our inability to deduct all of the interest expense which we incurs and may have an adverse effect on us.

Foreign court judgments and arbitral awards may not be enforceable against our Russian subsidiaries.

Judgments rendered by a court in any jurisdiction outside the Russian Federation will be recognized by courts in Russia only if (i) an international treaty providing for the recognition and enforcement of judgments in civil cases exists between the Russian Federation and the country where the judgment is rendered, and/or (ii) a federal law of the Russian Federation providing for the recognition and enforcement of foreign court judgment is adopted. No such federal law has been passed and no such treaty exists between the Russian Federation and many foreign countries. Accordingly, it is difficult to predict whether a Russian court will be inclined in any particular instance to recognize and enforce a foreign court judgment on. Consequently, if we acquire a target business in Russia, judgments against our Russian subsidiaries and their officers or directors predicated upon the civil liability provisions of foreign securities laws may not be enforced against such subsidiaries and such persons in the courts of the Russian Federation without re-examination of the issues in the Russian Federation whether they are brought in original actions or in actions to enforce judgments. Moreover, a court of the Russian Federation may refuse or limit enforcement of a foreign judgment, on a variety of grounds, including on public policy grounds.

Shareholder liability under Russian legislation could cause us to become liable for the obligations of our Russian subsidiaries

Russian law generally provides that shareholders in a Russian company are not liable for the obligations of the company and bear only the risk of loss of their investment. This may not be the case, however, when one person or entity is capable of determining decisions made by another person or entity. The person or entity capable of determining such decisions is deemed an “effective parent”. An entity whose decisions are capable of being so determined is deemed an “effective subsidiary”. Under Russian law, such an effective parent bears joint and several responsibilities for transactions concluded by the effective subsidiary in accordance with mandatory instructions of an effective parent if such effective parent has the right to give such instructions under a contract with the subsidiary or otherwise.

In addition, an effective parent is secondarily liable for an effective subsidiary’s debts if an effective subsidiary becomes insolvent or bankrupt resulting from the willful action or inaction of an effective parent. This is the case no matter how the effective parent’s ability to determine decisions of the effective subsidiary arises. For example, this liability could arise through ownership of voting securities or by contract. Accordingly, if we acquire a target business in Russia, we could be liable in some cases for the debts of our subsidiaries. This liability, which is secondary in the case of the subsidiary’s insolvency or bankruptcy and several with the liability of the subsidiary in the case of responsibility for transactions concluded by the subsidiary in accordance with our mandatory instructions, could have a material adverse effect on our business, financial condition and results of operations, and the trading price of our securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the laws of the British Virgin Islands and administered from outside the United States, and a majority of our assets will be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States in a way that will permit a U.S. court to have jurisdiction over us.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the BVI Business Companies Act, and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands, as well as from English common law, the decisions of whose courts are considered persuasive authority but are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The British Virgin Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States. We have been advised by Conyers Dill & Pearman, our counsel as to British Virgin Islands law, that (i) they are unaware of any proceedings that have been brought in the British Virgin Islands to enforce judgments of the courts in the United States or to impose liabilities based on the civil liability provisions of the securities laws of the United States or any state in the United States; (ii) a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the British Virgin Islands under the common law doctrine of obligation; and (iii) because it is uncertain whether a British Virgin Islands court would determine that a judgment of a United States court based on the civil liability provisions of the securities laws of the United States or any state in the United States is in the nature of a penalty, it is uncertain whether such a liability judgment would be enforceable in the British Virgin Islands.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;
•	success in retaining or recruiting, or changes required in, our officers or directors following our initial acquisition transaction;
•	officers and directors allocating their time to other businesses and conflicts of interest that might arise with our officers and directors with respect to the allocation of business opportunities and the consummation of any acquisition transaction;
•	expectations regarding the involvement of our management following our initial acquisition transaction;
•	the listing or delisting of our securities from the NASDAQ Capital Market or the ability to have our securities listed on the NASDAQ Capital Market following our initial acquisition transaction;
•	estimates regarding the operating expenses of our business before the consummation of our initial acquisition transaction and the beliefs that upon completion of the private placement of the placement warrants and this offering, we will have sufficient funds to operate for the next 18 months, or 24 months pursuant to the automatic period extension, assuming that our initial acquisition transaction is not consummated during that time;
•	potential inability to obtain additional financing to consummate our initial acquisition transaction;
•	limited pool of prospective target businesses;
•	ability and the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for equity securities;
•	public shares’ limited liquidity and trading;
•	use of proceeds not in the trust account; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the sale of the placement warrants will be as set forth in the following table:

	Without Over-Allotment Option Exercised	With Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from the offering	$40,000,000	$46,000,000
Gross proceeds from the sale of the placement warrants	850,000	850,000
Total gross proceeds	$40,850,000	$46,850,000
Offering expenses:(1),(2)
Underwriting discount (0.35% of gross public offering proceeds)	$138,000	$158,700
Legal fees and expenses	200,000	200,000
Printing and engraving expenses	35,000	35,000
Accounting fees and expenses	25,000	25,000
SEC and FINRA registration fees	20,243	20,243
NASDAQ Listing fees(3)	105,000	105,000
Miscellaneous expenses (including Blue Sky fees)	41,757	41,757
Total offering expenses	$565,000	$585,700
Net proceeds:
Net proceeds from the offering and the sale of the placement warrants:
Held in trust	40,000,000	45,979,300
Not held in trust	285,000	285,000
Total net proceeds	$40,285,000	$46,264,300
Percentage of gross public offering proceeds held in trust account	100%	100%

Working capital funded from net proceeds not held in the trust account and interest earned on monies held in the trust account(4)	Amount	Percentage of Total
Legal, accounting and other non-due diligence expenses, including structuring and negotiating an acquisition transaction	$100,000	35.09%
Due diligence of prospective target businesses by officers, directors, and initial shareholders	30,000	10.53%
Legal and accounting fees relating to SEC reporting obligations	100,000	35.09%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	55,000	19.30%
Total	$285,000	100.00%

(1)	No discounts or commissions will be paid with respect to the sale of the placement warrants.
(2)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
(3)	Includes an initial listing fee of $50,000, plus annual fees of $27,500 for two years.
(4)	The amount of proceeds not held in the trust account will remain constant at $285,000 even if the over-allotment is exercised. In the event that our operating expenses exceed the working capital available to us from net proceeds not held in the trust account and interest earned on monies held in the trust account (any amounts in the trust account in excess of $10.00 per share), our founders may fund any working capital requirements through loans to be paid back upon the consummation of an acquisition transaction.

In addition to the offering of units by this prospectus, our founders and their designees have committed to purchase the placement warrants from us for an aggregate purchase price of approximately $850,000. These purchases will take place on a private placement basis immediately prior to the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the placement warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

A total of $40,000,000 (or $45,979,300 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the placement warrants described in this prospectus will be placed in a trust account at J.P. Morgan Chase Bank N.A. with Continental Stock Transfer & Trust Company as trustee. We expect that the trust assets will be held in an account located outside of the United States. Net proceeds of this offering in the amount of $285,000 will not be held in the trust account. We believe the $285,000 of proceeds of this offering initially available to us outside of the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.00 per share) to be released to us from time to time for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming an acquisition transaction is not completed during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our founders may, but are not obligated to, loan us funds, from time to time or at any time, in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial acquisition transaction, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into warrants at a price of $0.35 per warrant. The warrants would be identical to the placement warrants. If we do not complete an acquisition transaction, the loans will be forgiven.

The per unit amount in trust will be less than $10.00 in the event the underwriters exercise the over-allotment option because the underwriter’s discount is based on a percentage of the aggregate offering price, while other offering costs and the proceeds from the sale of the placement warrants are fixed regardless of whether the over-allotment option is exercised, however we will only be able to withdraw interest income on the balance of the trust account after the per unit amount in trust exceeds $10.00.

Except as described below and for any amounts paid to redeeming public shareholders in connection with our initial acquisition transaction, the proceeds held in the trust account will not be released from the trust account until the earlier of the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, or our liquidation. All amounts held in the trust account that are not:

•	distributed to public shareholders who exercise redemption rights;
•	released to us for working capital purposes and general corporate requirements (any amount in the trust account in excess of $10.00 per share);
•	released to us to pay taxes; or
•	released to us for each Series A Share converted to a Series C Share upon completion of an acquisition transaction,

will be released to us upon consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or a post-acquisition tender offer.

Our initial acquisition transaction will be with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account at the time of such acquisition transaction, subject to less than 87.5% of the public shareholders (or such lower percentage as a target business may require) electing to exercise their redemption rights. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring an acquisition transaction to acquire 100% of the equity interests or assets of the target business. We may, however, structure an acquisition transaction to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50% of the voting rights of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria.

We anticipate structuring an acquisition transaction to acquire 100% of the equity interests or assets of the target business. We may, however, structure an acquisition transaction to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50% of the voting rights of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria.

Upon release of funds from the trust account, and after payment of the redemption price to any public shareholders who exercise their redemption rights, the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial acquisition transaction occurs. If the initial acquisition transaction is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial acquisition transaction, to fund the purchase of other companies, or for working capital.

Chardan Capital Markets, LLC, an affiliate of certain of our officers and directors, has loaned us a total of $12,271, which amount was used to pay a portion of the expenses of this offering referenced in the line items above related to the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees and expenses. The loans will be payable without interest on the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us.

We believe that amounts not held in the trust account and the interest income that may be released to us (all amounts in the trust fund account in excess of $10.00 per Series A Share) will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 24 months. Our estimates are based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an acquisition transaction. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an acquisition transaction is lower than the actual amount necessary to do so, or in the event the amounts not held in the trust account is insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our founders or our officers and directors. None of our founders, officers or directors is under any obligation to advance funds to, or invest in, us.

The net proceeds from this offering and the private placement of the placement warrants that are not immediately required for the purposes set forth above will be invested only in U.S. “government securities” (as such term is defined in the Investment Company Act) and/or one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term municipal bonds issued by governmental entities located within the United States, so that we are not deemed to be an investment company under the Investment Company Act.

Other repayment of the loan to Chardan Capital Markets, LLC, described above, we will not pay fees of any kind (including finder’s and consulting fees) to any of our officers, and directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the acquisition transaction. However, our officers, and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential acquisition transaction with one of more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. We expect that due diligence of prospective target businesses will be monitored or performed by Kerry Propper, our Chief Executive Officer, and Alexis O. Rodzianko, our Chief Financial Officer. Additionally, we may engage market research firms and/or third-party consultants. The Audit Committee of our board of directors will have the responsibility of reviewing and approving all expense reimbursements made to our founders, officers or directors, and their respective affiliates, with any interested director or directors abstaining from such review and approval. To the extent that such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an acquisition transaction. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Our officers and directors may, as part of any such acquisition transaction, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our directors to view such potential acquisition transaction unfavorably and result in a conflict of interest. Although we currently expect that the members of our management team will become a part of the management team or be on the board of the combined entity, since the actual role of each present member of management after an acquisition transaction is uncertain, we have no current ability to determine what remuneration, if any, will be paid to those persons after an acquisition transaction.

A public shareholder will be entitled to receive funds from the trust account only in the event of (i) our liquidation if we fail to consummate our initial acquisition transaction within the allotted time, or (ii) if the public shareholder seeks to have us redeem their shares for cash in connection with an acquisition transaction that was actually consummated. In no other circumstances will a public shareholder have any right or interest of any kind in or to the funds in the trust account.

DIVIDEND POLICY

We have not paid any dividend on our ordinary shares to date and we do not intend to pay cash dividends or make any distributions prior to the consummation of our initial acquisition transaction. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an acquisition transaction. The payment of any dividends subsequent to an acquisition transaction will be within the discretion of our then board of directors. After an acquisition transaction, we expect to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per Series A Share, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per Series A Share after this offering and the private placement of the placement warrants, constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the Series A Shares which may be redeemed for cash), by the number of outstanding ordinary shares. The information below assumes no exercise of the over-allotment option.

At December 31, 2011, our net tangible book value (excluding offering costs incurred in advance before this offering) was a deficit of $254,959, or approximately $(0.19) per ordinary share. After giving effect to the sale of 4,000,000 Series A Shares included in the units (but excluding shares underlying the warrants included in the units) in this offering and the sale of 2,428,571 placement warrants, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 3,500,000 Series A Shares which may be redeemed for cash) at December 31, 2011, would have been $5,285,000 or $2.88 per share, representing an immediate increase in net tangible book value of $7.31 per share to our founders and an immediate dilution of $7.12 per share or 71.2% to investors in this offering not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering and the private placement of the placement warrants is $35,000,000 less than it otherwise would have been because if we effect an acquisition transaction, the redemption rights of the public shareholders, other than our founders, may result in the redemption for cash of up to 3,500,000 Series A Shares at a per share redemption price equal to $10.00.

The following table illustrates the dilution to the investors in this offering on a per share basis, assuming no value is attributed to the warrants included in the units:

Initial public offering price		$10.00
Net tangible deficit before this offering and the private placement of the placement warrants	$(0.19)
Increase attributable to investors in this offering	7.31
Pro forma net tangible book value after this offering and the private placement of the placement warrants		2.88
Dilution to investors in this offering that do not subsequently exercise their redemption rights		$7.12

The following table sets forth information with respect to our founders and the investors in this offering:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number(1)	Percentage	Amount	Percentage
Founders’ shares	1,333,334	25.00%	$25,000	0.062%	$0.019
Investors in this offering(2)	4,000,000	75.00%	40,000,000	99.938%	$10.00
Total	5,333,334	100.00%	$40,025,000	100.000%

(1)	On March 8, 2012, in connection with an increase in the size of this offering, we issued a stock dividend to our founders with the effect of increasing the aggregate number of shares outstanding prior to this offering to 1,533,334. Does not include (i) 225,000 Series A Shares included the units issuable upon the exercise in full of the over-allotment option, (ii) 200,000 founders’ shares that we will redeem in the event the over-allotment option is not exercised in full, or (iii) the 2,428,571 ordinary shares underlying the placement warrants.
(2)	Represents Series A Shares underlying the units held by the investors in this offering.

The pro forma net tangible book value after this offering and the private placement of the placement warrants is calculated as follows:

Numerator:
Net tangible deficit before this offering and sale of the placement warrants (excluding deferred offering costs)	$(254,959)
Proceeds from this offering and the private placement of the placement warrants held in the trust account and proceeds not held in the trust account	40,850,000
Plus: offering costs incurred in advance, excluded from tangible book value before this offering	217,688
Less: proceeds held in the trust account subject to redemption to cash (3,500,000 × $10.00)	(35,000,000)
Less: reclassification of the deferred offering costs incurred in advance and in completion of this offering are to be charged against the gross proceeds and are assumed as if this offering is completed and successful	(527,729)
Total net tangible book value after this offering and the private placement of the placement warrants	$5,285,000
Denominator
Ordinary shares outstanding prior to this offering and the private placement of the placement warrants(1)	1,333,334
Series A Shares included in the units offered in this offering	4,000,000
Less: Series A Shares subject to redemption (4,000,000 × 87.5%)	(3,500,000)
1,833,334

(1)	Does not include 200,000 founders’ shares that we will redeem in the event the over-allotment option is not exercised in full.

CAPITALIZATION

The following table sets forth our capitalization on:

•	an actual basis at December 31, 2011; and
•	an as adjusted basis to give effect to our Amended and Restated Articles of Association filed immediately prior to this offering, the issuance of the founders’ units, the sale of the placement warrants to our founders and their designees, the units in this offering and the application of the estimated net proceeds derived from the sale of such securities.

	As of December 31, 2011
	Actual	As Adjusted
Loan from related parties(1)	$12,271	$—
Accrued underwriting expenses	242,688	—
Ordinary shares, $0.0001 par value, 0 and 3,500,000 Series A Shares that are subject to possible redemption, at redemption value(2)(3)	—	35,000,000
Shareholders’ equity:	—	—
Ordinary shares, $0.0001 par value, 65,000,000 shares authorized, of which 5,000,000 shares may be designated as preferred stock; 1,533,334 shares issued and outstanding, actual, and 1,833,334 shares issued and outstanding (excluding 3,500,000 Series A Shares subject to possible redemption), as adjusted	153	183
Additional paid-in capital	24,847	5,347,088
Stock subscribed	(25,000)	(25,000)
Deficit accumulated during the development stage	(37,271)	(37,271)
Total shareholders’ equity (deficit)	(37,271)	5,285,000
Total capitalization	$(217,688)	$40,285,000

(1)	Amount loaned pursuant to the promissory note issued to Chardan Capital Markets, LLC, an affiliate of certain of our officers and directors, which is due on the consummation of this offering. These funds were used to pay a portion of the expenses of this offering including the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees and expenses.
(2)	If we consummate an acquisition transaction, the redemption rights afforded to our public shareholders may result in the redemption for cash of up to 87.5% of the aggregate number of Series A Shares underlying the units sold in this offering at a per share redemption price equal to the aggregate amount then on deposit in the trust account (initially approximately $10.00) as of two business days prior to our initial acquisition transaction, including accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share), and (iii) a pro rata share of the trust account released to us for each Series A Share converted to a Series C Share upon completion of an acquisition transaction, divided by the number of outstanding Series A Shares included in the units sold in this offering.
(3)	Our founders have agreed not to redeem any shares held by them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly formed company established under the laws of the British Virgin Islands. We are a blank check company formed to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction, one or more operating businesses. Although our Amended and Restated Memorandum and Articles of Association do not limit us to a particular geographic region, we intend to focus on operating businesses with primary operations in Russia. We must acquire an operating business; however, our efforts to identify a prospective target business will not be limited to a particular industry and may be outside of Russia. To date, our efforts have been limited to organizational activities.

We are an innovated public acquisition company, or IPACSM, formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction one or more operating businesses. An IPAC is a blank check company that permits the company to return funds from the trust account to redeeming shareholders after the acquisition transaction is completed, as described in more detail below, which is different from most other blank check companies that are required to return funds from the trust account prior to, or at, the time the acquisition transaction is completed.

We do not have any specific acquisition transaction under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (not has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. We intend to effect an acquisition transaction using the cash from the proceeds of this offering, our capital securities, debt or a combination of cash, capital securities and debt.

The issuance of additional securities in an acquisition transaction:

•	may significantly dilute the equity interest of our shareholders;
•	may cause a change in control if a substantial number of ordinary shares or voting preferred shares are issued which may affect our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our officers and directors;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, debt securities issued by us in an acquisition transaction may result in:

•	default and foreclosure on our assets if our operating revenues after an acquisition transaction were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
•	our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such debt security was outstanding, or to the extent our existing leverage discourages other potential investors.

Effecting an Acquisition Transaction; Shareholder Redemption Rights

We are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable British Virgin Islands law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to redeem or will have their shares automatically redeemed for cash equal to the pro rata portion of the trust account (initially approximately $10.00 per Series A Share) in connection with our initial acquisition transaction, regardless of how it is structured.

The manner in which public shareholders may redeem their shares or will have their shares automatically redeemed will depend on the structure of the transaction. We intend to structure our initial acquisition transaction and shareholder redemption rights in one of the following ways:

•	Pre-acquisition tender offer: If we structure the acquisition transaction in this manner, then prior to the consummation of such an acquisition transaction, we would initiate a tender offer for all outstanding Series A Shares at a price equal to a pro rata share of the trust account. Public shareholders will be entitled to tender all or a portion of their Series A Shares in a pre-acquisition tender offer. We will not pro-rate any shares tendered.
•	Post-acquisition tender offer: If we structure the acquisition transaction in this manner, we will file a Report of Foreign Private Issuer on Form 6-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, that we intend to consummate the transaction without a shareholder vote or a pre-acquisition tender offer. After such Form 6-K is on file with the SEC, we would close the acquisition transaction upon satisfaction of all closing conditions and within 30 days of the closing, commence a tender offer for all outstanding Series B Shares. Public shareholders will be entitled to tender all or a portion of their Series B Shares in a post-acquisition tender offer. We will not pro-rate any shares tendered. In addition, we may seek that certain shareholders (holders of 5% or more of the public shares who are also accredited investors) elect to convert all of their Series A Shares into Series C Shares on a one-for-one basis, with any remaining Series A Shares automatically converting to Series B Shares immediately following the consummation of the acquisition transaction. The Series C Shares would not be eligible to participate in any post-acquisition tender offer. In order to ensure that our public shareholders are able to receive a pro rata portion of the trust account within a reasonable period of time following an acquisition transaction, if we fail to commence the post-acquisition tender offer within 30 days of the consummation of the acquisition transaction, or if we fail to complete the post-acquisition tender offer within 6 months of the consummation of the acquisition transaction, our Amended and Restated Memorandum and Articles of Association require us to automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account, within 5 business days thereafter. In such event, shareholders will not have the ability to retain their ownership in the company after an acquisition transaction, but the holders of Series C Shares and public warrant holders will continue to hold their securities in us. Accordingly, because we will have up to 24 months to complete an acquisition transaction, plus up to an additional 6 months to complete a post-acquisition tender offer, you may not be able to obtain access to funds in the trust account for up to 30 months.

The redemption rights described above are only available to holders of Series A Shares or Series B Shares, as the case may be. If we are required to offer redemption rights to all holders of our ordinary shares, our founders have agreed to not tender their securities for redemption. For more information about how we may structure our initial acquisition transaction please see “Proposed Business — Effecting an Acquisition Transaction.”

We may be required to obtain shareholder approval in connection with an acquisition transaction if, for example, we are the entity directly participating in a merger or required to amend our Amended and Restated Memorandum and Articles of Association to alter the rights of our shareholders.

We will proceed with an acquisition transaction concurrent with the pre-acquisition tender offer, or consummate an acquisition transaction with a post-acquisition tender offer, as the case may be, only if public shareholders owning less than 87.5% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 87.5% so that we would have a minimum of $5,000,000 in net tangible assets post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” A potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing.

In addition, if we have entered into a letter of intent or definitive agreement with respect to an acquisition transaction within 18 months following the date of this prospectus, the time period within which we must complete our initial acquisition transaction will be automatically extended to 24 months following the date of this prospectus.

Pursuant to the terms of the trust agreement by and between us and Continental Stock Transfer & Trust Company, our Amended and Restated Memorandum and Articles of Association and applicable provisions of British Virgin Islands law, if we do not enter into a letter of intent or definitive agreement with respect to an acquisition transaction within 18 months following the date of this prospectus and complete an acquisition transaction within 24 months following the date of this prospectus, we will automatically dissolve and, as promptly as practicable, liquidate and release only to our public shareholders, as part of our plan of distribution, the amount in our trust account as of two business days prior to our initial acquisition transaction, including accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share), and (iii) a pro rata share of the trust account released to us for each Series A Share converted to a Series C Share upon completion of an acquisition transaction. Our founders have agreed to waive their rights to participate in any liquidating distribution as part of our plan of distribution with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate an acquisition transaction. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.

Results of Operations and Known Trends or Future Trends

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after consummation of an acquisition transaction.

Immediately after this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the completion of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through loans from Chardan Capital Markets, LLC and the purchase of founder shares for an aggregate of $25,000. In our opinion, upon consummation of this offering, our working capital will be sufficient for our present requirements. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting approximately $565,000 (or $585,700 if the underwriters’ over-allotment option is exercised in full) to be applied to underwriting discounts and commissions, offering expenses and NASDAQ listing fees and (ii) the sale of the placement warrants for an aggregate purchase price of approximately $850,000, will be $40,285,000 (or $46,264,300 if the underwriters’ over-allotment option is exercised in full). $40,000,000 (or approximately $45,979,300 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account. $285,000 will not be held in the trust account and will be used by us as working capital. The amount of available proceeds (including the interest to be released to us to fund our working capital, net of taxes) is based on our management’s estimate of the amount needed to fund our operations and to consummate an acquisition transaction.

Chardan Capital Markets, LLC has loaned us an aggregate of $12,271 to cover expenses related to this offering. The loans will be payable without interest on the consummation of this offering. We intend to repay these loans from the proceeds of this offering not placed in trust.

We expect to use substantially all of the net proceeds of this offering to acquire one or more target businesses, and will use a portion of the interest earned on the trust account together with the funds not held in the trust account to identify and evaluate prospective target businesses, to select one or more target businesses, and to structure, negotiate and consummate the initial acquisition transaction, as described in more detail in this prospectus. However, in the event that expenses exceed the funds available to us outside of the trust account and the interest earned on the trust account, such amounts could be accrued and paid out of the funds that were held in the trust account post acquisition transaction, assuming an acquisition transaction is consummated. In addition, in the event our operating expenses exceed the working capital available to us, our founders may fund any working capital requirements through loans to be paid back upon the consummation of an acquisition transaction. It is currently anticipated that the loans will be provided to the company from its founders with a maturity of the sooner of two years or the definitive closure of a merger or acquisition at a rate of 0.03% per annum. There is no current estimate for the amount that would be available to the company pursuant to such loans or whether these loans will be secured by any collateral. If the initial acquisition transaction is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial acquisition transaction, to fund the purchase of other companies or for working capital.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.00 per share) to be released to us from time to time for working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 24 months. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our founders may, but are not obligated to, loan us funds, from time to time or at any time, in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial acquisition transaction, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into warrants at a price of $0.35 per warrant. The warrants would be identical to the placement warrants. If we do not complete an acquisition transaction, the loans will be forgiven.

We anticipate that, even at an interest rate of 0.11% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient, together with the $285,000 held outside the trust, to fund our working capital and general corporate requirements. We expect our primary liquidity requirements during that the period prior to the consummation of our initial acquisition transaction or our liquidation to include approximately $30,000 for expenses for the due diligence and investigation of a target business or businesses, including the review of documents and financial statements related to the applicable businesses; approximately $100,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial acquisition transaction, including the drafting of an acquisition document and the preparation of documents relating to the redemption rights of our public shareholders in connection with the acquisition transaction; approximately $100,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $55,000 for working capital and general corporate purposes that will be used for miscellaneous expenses (including directors and officers liability insurance) and reserves. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring an acquisition transaction based upon the level of complexity of that acquisition transaction. In the event that our operating expenses exceed the working capital available to us from net proceeds not held in the trust account and interest earned on monies held in the trust account (any amounts in the trust account in excess of $10.00 per share), our founders may fund any working capital requirements through loans to be paid back upon the consummation of an acquisition transaction. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. If our estimate of the costs of undertaking in-depth due diligence and negotiating an acquisition transaction is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our founders, or our directors and officers. None of our founders, officers and directors are under any obligation to advance funds to, or invest in, us. Any such funds not used for our working capital requirements or to repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

It is also possible that we could use a portion of our working capital, including the funds not in the trust account, to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed acquisition transaction. In the event we were ultimately required to forfeit such funds, we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable acquisition transaction without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate an acquisition transaction in the allotted time and would be forced to liquidate.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate an acquisition transaction. Such debt securities may include a working capital revolving debt facility or a longer term debt facility. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of an acquisition transaction.

Working Capital Loan

Through the date of this prospectus, Chardan Capital Markets, LLC has loaned us an aggregate of $12,271 to us for payment of offering expenses on our behalf. The loans will be payable without interest on the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting the conditions of Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of February 14, 2011 (inception), we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are an innovated public acquisition company, or IPACSM, formed under the BVI Business Companies Act of the British Virgin Islands on February 14, 2011 to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction, one or more operating businesses. An IPAC is a blank check company that permits the company to return funds from the trust account to redeeming shareholders after the acquisition transaction is completed, as described in more detail below, which is different from most other blank check companies that are required to return funds from the trust account prior to, or at, the time the acquisition transaction is completed. “IPAC” is a service mark of Loeb & Loeb LLP.

Although our Amended and Restated Memorandum and Articles of Association do not limit us to a particular geographic region, we intend to focus on operating businesses with primary operations in Russia. We must acquire an operating business; however, our efforts to identify a prospective target business will not be limited to a particular industry and may expand outside of Russia. We do not have any specific acquisition transaction under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. To date, our efforts have been limited to organizational activities. Our registered office is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

We will seek to capitalize on the significant strength of our management team to identify, acquire and operate a business operating primarily in Russia, although we may pursue acquisition opportunities in other geographic regions. While we may pursue an acquisition opportunity in any business industry or sector, we intend to initially focus on those industries or sectors that complement our management team’s background, such as the energy, infrastructure, telecommunications and consumer-related sectors. We have not established specific criteria that would trigger our consideration of businesses outside Russia or in other market sectors. We also may focus on other geographic regions, including the states of the former Soviet Union or other industries if we believe that those regions or industries are better able to provide attractive financial returns to our investors.

Notwithstanding these trends, there are various risks for making business acquisitions in Russia, including, among others, the risk that we may be unable to enforce our rights in Russia, that the government in Russia may revert back to former policies less conducive to free trade and that relations between Russia and countries in other regions of the world, including the United States, may deteriorate, leading to reduced trade.

Management Expertise

Certain of our directors and officers have significant experience in the Russian capital markets generally, as well as in operating and consummating acquisitions through blank check companies formed for the purpose of acquiring a business with principal operations in Russia. We believe this experience gives our company a distinct competitive advantage in the market for Russian acquisitions.

We will seek to capitalize on the significant experience and relationships of our management team, including Mr. Kerry Propper, our Co-Chairman and Chief Executive Officer, and Mr. Alexis O. Rodzianko, our Co-Chairman and Chief Financial Officer. Mr. Propper has worked in the following areas in the last 15 years: investment banking for 11 years, fund management for 4 years and financial services for 15 years.

Kerry Propper (our Chief Executive Officer and Co-Chairman) has acted as an officer, director or both of the following four blank check companies formed for the purpose of acquiring a business with principal operations in the PRC: (i) Chardan China Acquisition Corp., which raised $24.15 million in an initial public offering of its securities in March 2004 and merged with and into Origin Agritech Limited (NasdaqGS: SEED) in October 2008; (ii) Chardan North China Acquisition Corporation, which raised $34.5 million in an initial public offering of its securities in August 2005 and merged with and into HLS Systems International Ltd. in

September 2007 and has since changed its name to Hollysys Automation Technologies Ltd. (NasdaqGS: HOLI); (iii) Chardan South China Acquisition Corporation, which raised $34.5 million in an initial public offering of its securities in August 2005 and merged with and into A-Power Energy Generation Systems, Ltd. (OTCBB: APWR) in April 2007; and (iv) Chardan 2008 Acquisition Corp., now DJSP Enterprises, Inc. (PinkSheets: DJSP), which raised $55 million in an initial public offering of its securities in August 2008 and acquired DAL Group, LLC in January 2010. In March 2011, following the loss of substantially all of its operating revenue, DJSP Enterprises, Inc. voluntarily delisted its securities from the NASDAQ Global Market and terminated its reporting obligations under the Exchange Act.

Mr. Propper also acted as a special advisor to Jaguar Acquisition Corp., a blank check company which raised $28.3 million in an initial public offering of its securities in April 2006 and merged with and into China Cablecom Holdings, Ltd. in April 2008. Mr. Propper previously served as the Executive Vice President of Mergers and Acquisitions of Shine Media Acquisition Corp., a blank check company which raised $41.4 million in an initial public offering of its securities in December 2006 and entered into a stock purchase agreement to acquire all of the ordinary shares of China Greenscape Co., Ltd. in May 2008, but which transaction was not consummated. Shine Media liquidated, returned funds to investors, and dissolved without completing an acquisition in March 2009.

Additionally, Mr. Rodzianko is an experienced business person in Russia with access to a wide variety of companies that may be brought to his attention as potentially suitable candidates for an acquisition transaction as well as access to Russia-based resources to support a thorough and effective due diligence process on any potential target companies once identified.

Mr. Rodzianko is the CEO of IFC Metropol, the investment banking subsidiary of Metropol Group. Mr. Rodzianko is responsible for the overall business operations of IFC Metropol. He works closely with corporate clients out of his head office in Moscow to provide debt and equity financing, as well as the full spectrum of investment banking services to companies in Russia and abroad. Mr. Rodzianko has also been serving as Chairman of the Board of Directors of Metropol Cyprus Ltd., the Cyprus-based arm of Metropol Group. Prior to joining Metropol Group, Mr. Rodzianko served as Managing Director of ZAO Bank Credit Suisse from July 2006 to July 2010. Mr. Rodzianko has been a director of Centurion Capital, a Moscow-based investment fund that specializes in microfinance since May 2005. He also previously served as a director of EuroChem MCC, OJSC, a Russian mineral fertilizer producer. Mr. Rodzianko holds an MBA degree from Columbia University.

The following chart illustrates the basic terms and return on investment over time for those blank check companies affiliated with our officers and directors that have completed an initial acquisition transaction. The following information is provided for illustrative purposes and, even if we are able to complete an acquisition transaction, there can be no assurance that following our initial acquisition transaction the combined value of the securities underlying the units offered hereby will exceed investors’ initial investment in the units.

Price as of:
Post-Merger
	IPO Date	Merger closing	3 Months	6 Months	9 Months	1 Year	2 Year	3 Year	4 Year	Current
Chardan China Acquisition Corp.	3/17/2004	11/7/2005	2/6/2006	5/7/2006	8/5/2006	11/3/2006	11/3/2007	11/2/2008	11/2/2009	4/23/2012
Origin Agritech Limited
IPO Price*	$6.00
Common Stock Price	NA	8.95	17.54	14.99	11.53	11.27	8.12	2.86	4.60	1.89
Value of 2 Warrants ($5 strike)**	NA	7.00	7.00	7.00	7.00	7.00	7.00	7.00	7.00	7.00
Total	$6.00	$15.95	$24.54	$21.99	$18.53	$18.27	$15.12	$9.86	$11.60	$8.89
% growth since IPO		166%	309%	267%	209%	205%	152%	64%	93%	48%

*	IPO price reflects a Unit offering.
**	Based on the treasury stock method.

Chardan North China Acquisition Corp.	8/5/2005	9/20/2007	12/19/2007	3/18/2008	6/16/2008	9/14/2008	9/14/2009	9/14/2010	9/14/2011	4/23/2012
Hollysys Automation Technologies, Ltd.
IPO Price*	$6.00
Common Stock Price	NA	8.35	8.25	7.75	6.10	5.80	7.69	10.61	6.79	10.10
Value of 2 Warrants ($5 strike)**	NA	6.70	6.50	5.50	2.20	1.60	5.38	3.16	3.16	3.16
Total	$6.00	$15.05	$14.75	$13.25	$8.30	$7.40	$13.07	$13.77	$9.95	$13.26
% growth since IPO		151%	146%	121%	38%	23%	118%	130%	66%	121%

*	IPO price reflects a Unit offering.
**	Based on the treasury stock method.

Chardan South China Acquisition Corp.	8/5/2005	1/18/2008	4/17/2008	7/16/2008	10/14/2008	1/12/2009	1/12/2010	1/12/2011	1/12/2012	4/23/2012
A-Power Energy Generation Systems, Ltd.
IPO Price*	$6.00
Common Stock Price	NA	12.60	15.29	26.66	6.59	5.83	17.84	6.16	0.30	0.37
Value of 2 Warrants ($5 strike)**	NA	7.00	7.00	7.00	7.00	7.00	7.00	7.00	7.00	7.00
Total	$6.00	$19.60	$22.29	$33.66	$13.59	$12.83	$24.84	$13.16	$7.30	$7.37
% growth since IPO		227%	272%	461%	127%	114%	314%	119%	22%	23%

*	IPO price reflects a Unit offering.
**	Based on the treasury stock method.

Chardan 2008 China Acquisition Corp.	8/12/2008	1/12/2010	4/12/2010	7/11/2010	10/9/2010	1/7/2011	1/7/2012	1/6/2013	1/6/2014	4/23/2012
DJSP Enterprises, Inc.
IPO Price*	$8.00
Common Stock Price	NA	9.43	11.80	5.81	3.16	0.52	0.11	0.11	0.11	0.16
Value of 1 Warrant ($5 strike)**	NA	4.43	6.80	0.81	0.00	0.00	0.00	0.00	0.00	0.00
Total	$8.00	$13.86	$18.60	$6.62	$3.16	$0.52	$0.11	$0.11	$0.11	$0.16
% growth since IPO		73%	133%	-17%	-61%	-94%	-99%	-99%	-99%	-98%

*	IPO price reflects a Unit offering.
**	Based on the treasury stock method.

Source: Publicly available stock quotes and company SEC filings.

About Metropol Group

Metropol Group is an international investment and finance corporation with interests in both financial and industrial spheres. The business spans equity sales and trading, asset management, investment banking, banking and investments. The company is based in Moscow, Russia and combines Western management standards and a Russian approach towards tasks and challenges. Since it was established in 1995, Metropol Group’s small team of stock market experts has grown into one of Russia’s leading financial institutions with a presence in various sectors across Russian and international markets. Today Metropol Group works with leading financial and industrial companies, Russian state authorities, and private individuals, rendering a full range of high-quality services.

Metropol Group’s areas of activity include:

•	providing investment banking services to clients in Russia and international markets, including corporate finance, equity sales and trading, fixed income, derivatives, and asset management;
•	mergers and acquisitions;
•	brokerage and asset management services to both institutional investors and private clients;
•	trading a wide variety of debt instruments, including promissory notes, corporate, state, regional and public bonds;
•	publishing reports on all sectors of Russian stock market, focusing on oil and gas, telecommunications, infrastructure, consumer, and metals and mining sectors;
•	asset management services;
•	strategic development consulting services;
•	depository services — a subsidiary is licensed by the Federal Securities Commission and maintains nominee accounts for securities holders in order to service clients’ securities operations; and
•	major development projects in Russia and abroad - more than 2 million square meters of real estate is currently under the control of the management company Metropol Development.

Investment Objective

Based on the collective investment and acquisition experiences of our management team, our management will seek to identify and target businesses in which our management can assist in the growth and development. Our management intends to acquire a target business or businesses that it believes can achieve long-term appreciation.

We intend to leverage management’s knowledge of the political, economic and social policies in Russia as well as certain fundamental changes affecting the region in order to successfully present investors with an attractive operating company. We believe that Russia represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including, attractive valuations for target businesses and increased government focus within Russia on privatizing assets, improving foreign trade and encouraging business and economic activity. Notwithstanding these facts, there are various risks for making business acquisitions in the Russia including, among others, (i) the risk that we may be unable to enforce our rights in Russia, (ii) that Russia may revert back to former policies regarding privatization of business, and (iii) that relations between Russia and other countries, including the United States, may deteriorate leading to a reduction in trade.

Given our management team’s collective track record of transactions and contacts, we believe we can identify acquisitions in Russia and successfully negotiate and consummate our initial acquisition transaction.

Reasons for focusing on Russia

We believe that Russian market presents attractive opportunities to creating shareholder value for the following reasons:

•	Entry into WTO. In December 2011, Russia joined the World Trade Organization, paving the way for it to become a fully-fledged member in the summer of 2012. We believe being a member of the World Trade Organization will allow for the development of Russia’s role as a leading global economy, and over the longer term the market should reward Russia’s membership with lower risk premiums and increasing valuations.
•	Low valuation. In 2011, Russia suffered an outflow of foreign cash similar to other emerging markets, as investors fled to conservative equities back in the U.S. As a result, Russian market was down over 20% for 2011. We believe the current equity markets do not reflect what is still a very healthy sovereign balance sheet for Russia. For example, the Russian government’s guidance at the start of 2011 for a 3.7% budget deficit was revised to a balanced budget at the end of the year. In our view, as the European Union struggles with the debt crisis and the U.S. labor market remains constrained, commodity prices will be supported by monetary stimulus, to the benefit of emerging markets, and Russia in particular.
•	Inefficient market. Russian stock exchanges and capital markets are characterized by low liquidity and low efficiency levels. As a result, the Russian stock market doesn’t provide as high a valuation for Russian companies as the international markets do for peer companies, making acquiring a company cheaper than it would be if it were trading elsewhere.
•	Rising middle class. Russia’s rapidly rising middle class has an overall positive impact for retail and consumer sectors. According to a report by Citi Investment Research & Analysis, between a third and one-half of the Russian population is now middle class, 82% of the Russian population own their own home, and 55% of youths are graduating from college, all larger percentages than in the U.S.
•	Government reforms. Finally, we believe that Russian government remains committed to its privatization agenda and we view the fact that the government is looking to sell down its stake in companies in which it owns either a 100% share or a dominant position as clearly positive for the development of efficiency and good management within Russia’s capital markets. We anticipate that the government’s economic and political reforms will continue and greatly reduce the deep “Russia discount” which investors currently observe.

Overview of Russian Federation

The Russian Federation is the largest country in the world, with an area of 17.1 million square kilometers (or 6.6 million square miles), and has the ninth largest population (138.7 million), according to the CIA World Factbook. In 2011 Russia was the sixth largest economy in the world based on a $1.4 trillion gross domestic product, or GDP, in terms of purchasing power parity. The Ministry of Economic Development of Russia reported that Russia’s GDP grew by 4.3% in 2011, the world’s third highest growth rate. Among leading economies Russia’s GDP growth was only behind that China, with 9.5% growth, and India, with 7.8% growth. In the Eurozone, GDP growth was 1.5% and in the United States it was 1.6%. Measured by industrial production growth rate, Russia was fourth in the world with 4.7%, after China, India and Germany.

According to the International Energy Agency, as reported by Reuters, during the global economic crisis in 2009, Russia overtook Saudi Arabia as the world’s top producer of oil, but returned to the second place in 2011 providing a steady output of roughly 10 million barrels per day. Russia is the close second to the U.S. in production of natural gas, with 610.1 billion cubic meters per year. As an energy exporter of both crude oil and natural gas, Russia is one of the few large economies in the world that directly benefits from higher energy prices.

In December 2011, after 18-year negotiations, Russia joined the World Trade Organization, paving the way for it to become a fully-fledged member in the summer of 2012. It is anticipated that exporters of manufactured products, such as steel, will be the principal beneficiaries at the expense of inefficient domestic manufacturing sectors (e.g., autos) and heavily subsidized sectors (e.g. agriculture). For example, in the next few years, foreign telecommunications companies will no longer be limited to 49 per cent equity in Russian businesses and foreign banks will be allowed to establish subsidiaries, with no cap on foreign capital participation in individual Russian banks. Furthermore, being a member of the World Trade Organization will allow for the development of Russia’s role as a leading global economy, as well as providing a forum for trade dispute resolution. Finally, we believe that over the longer term the market should reward Russia’s membership with lower risk premiums and increasing valuations.

Russia has also joined the Working Group on Bribery and Corruption at the Organization for Economic Co-operation and Development that should help create a framework for tackling corruption in the future. Russia’s growing international reputation enabled the country to be selected as a host to a number of high-profile international events, including Asia-Pacific Economic Co-operation Summit in 2012, Winter Olympic Games in 2014, and the Soccer World Cup in 2018.

The law “On Countering the Abuse of Inside Information and Market Manipulation in the Russian Federation” — commonly known as the Insider Trading Law — came into effect in February 2011. The Law prohibits certain uses of inside information when trading in financial instruments, currencies and commodities and is a major step in bringing Russian banking in line with global standards. The introduction of the law means that there can now be civil and criminal prosecution for insider trading and market manipulation.

Investment Philosophy

We currently intend to target our search in the following manner:

•	We will seek to capitalize on the continued rising economy in Russia by purchasing companies involved in Russian business and trade;
•	We will look at opportunities in Russia where we believe we will be able to purchase companies at a discount to the earnings multiple of their publicly traded peers;
•	We are not limited to a particular industry and expect to focus on operating businesses with primary operations in Russia; and
•	We currently expect that some members of our management team will become a part of the management or be on the board of the combined entity, or that we will work with existing management to augment the management team in areas where additional capabilities are required.

Investment Insight and Competitive Advantage

We will look for businesses that have one or more of the following characteristics:

•	Motivated owners that are seeking liquidity as a result of having their stock in a public company;
•	Businesses that are ready to be public;
•	Businesses that can effectively use the additional capital that a transaction with us will provide;
•	Companies that are being divested by conglomerates or multinational companies; and
•	Under-valued public companies that can benefit from our management’s experience and expertise or a listing as a U.S. public company.

Potential Disadvantages

Although our management has a number of competitive advantages in doing a deal in Russia, potential disadvantages include the following:

•	Although management has many years of experience working with Russian companies, cultural differences could limit access to certain companies desired by management;
•	The complex structure of many middle market companies in Russia could potentially make it more difficult to identify a target company able to prepare the necessary audit reports to be included in proxy materials and/or tender offer materials in a timely manner;
•	We may be unable to enforce our rights in Russia, or our business activities may be restricted due to the different laws and regulations in Russia related to foreign ownership;
•	The politico-economic environment in Russia may change if the government in Russia reverts back to former polices that are less conducive to trade with other nations; and
•	We cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business if, for example, no member of our management remains with the combined company after an acquisition transaction.

Governmental Regulations

We may be subject to a number of governmental regulations that are particular to the jurisdiction in which we identify an acquisition target. We provide below a summary of the various regulations that we may face if we acquire a business in Russia. Although we do not intend to limit our search to a prospective business in Russia, and the laws and regulations will vary from country to country, we provide the below information as an example of the type of restrictions we may face.

Strategic Sectors Law

The Strategic Sectors Law regulates foreign investments in certain industries. The Strategic Sectors Law which came into force in May 2008 extended the government’s definition of “strategic” from beyond areas such as defense, aircraft manufacturing, natural resources and energy to cover radio and communications, TV and publishing. Under the new law, the sectors that the government considered strategic include 15 areas:

1.	Defense — such as the production of weapons and military machinery, ammunition and explosives.
2.	Cryptographic — including the design and sale of cryptographic machinery.
3.	Security activities — including the design, manufacturing and sale of eavesdropping equipment and security cameras.
4.	Aerospace — including launch and management of flights, production and use of space machinery, materials, technology and infrastructure.
5.	Aviation — including design, production and repairs.
6.	Nuclear — including production and storage of nuclear and radioactive materials and waste.
7.	Production and sale of goods and services related to natural monopolies — including pipeline delivery of oil and oil products, gas, power station operation, railway transportation, ports and airports.
8.	Geological research and or exploration and extraction of natural resources in fields that have federal significance.
9.	Fishing
10.	Production and sale of metals and alloys used in manufacturing arms and military machinery — when the company has a dominant position in this market.
11.	Television broadcasting — covering a territory with viewers accounting for half or more of the total population of a particular administrative unit of Russia.
12.	Radio broadcasting — covering a territory with viewers accounting for half or more of the total population of a particular administrative unit of Russia.
13.	Telecommunication services — where a company has a dominant position in the market.
14.	Publishing — when a single issue of the company’s printed publication exceeds one million copies.
15.	Printing — when a company’s print capacity exceeds 200 million sheet impressions per month.

Recent amendments to the Strategic Sectors Law passed in November 2011 are noteworthy as they increased the threshold over which foreign investors must seek government approval for investment in Russian companies with rights to a natural resource deposit of federal importance from 10% to 25%.

For the purposes of the Law on Strategic Sectors “control” is currently defined as:

•	The right to manage, directly or indirectly 25% or more of outstanding shares and voting rights;
•	The right based on a contract or otherwise to determine decisions made by the controlled entity, including how to direct business activity;

•	The right to appoint the single executive body and or 10% or more of the collegiate executive body of the controlled entity and/or the ability to elect 10% or more of the board of directors; or
•	Exercise of authority of the controlled entity’s management company.

Effecting an Acquisition Transaction

General

We will have until 18 months (or up to 24 months if extended as described in this prospectus) from the date of this prospectus to consummate an acquisition transaction. If we are unable to consummate an acquisition transaction by the applicable date, we will dissolve as promptly as practicable and liquidate and release to our public shareholders, as part of our plan of distribution, the amount in our trust account and any remaining net assets.

We anticipate structuring an acquisition transaction to acquire 100% of the equity interests or assets of the target business. We may, however, structure an acquisition transaction to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50% of the voting rights of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria. If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the acquisition transaction. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies into a single operating business.

Our initial acquisition transaction will be with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account at the time of such acquisition transaction, subject to less than 87.5% of the public shareholders (or such lower percentage as a target business may require) electing to exercise their redemption rights. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring an acquisition transaction to acquire 100% of the equity interests or assets of the target business. We may, however, structure an acquisition transaction to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50% of the voting rights of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria.

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the placement warrants, our capital securities, debt or a combination of these as consideration to be paid in an acquisition transaction. While substantially all of the net proceeds of this offering are allocated to completing an acquisition transaction, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If the initial acquisition transaction is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial acquisition transaction, funding the purchase of other companies or for working capital. We may engage in an acquisition transaction with a company that does not require significant additional capital but is seeking a public trading market for its shares and that wants to merge with an already public company to add the experience of the public company’s management team to its company and to avoid the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold, despite the fact that merging with us would require similar disclosures and, potentially, a similar timeframe as an initial public offering. We may seek to effect an acquisition transaction with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

Subject to the requirement that a target business or businesses have a fair market value of at least 80% of the balance in the trust account at the time of our initial acquisition transaction, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete an acquisition transaction. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We believe that our available working capital following this offering, together with the issuance of additional equity and/or the issuance of debt, would support the acquisition of such a target business. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such acquisition transaction would be disclosed in the proxy materials and/or tender offer materials relating to the required shareholder redemption rights.

Sources of target businesses

We anticipate that target businesses may be brought to our attention from various unaffiliated parties such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and similar sources. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates. After the completion of this offering, our management team will speak to their various contacts to inform them that we are seeking a target business and request any information that they have for suitable targets. In addition, we expect that once our initial public offering is complete that we will receive unsolicited information about potential targets from those who are aware of the blank check market and have noted (either through publications or a monitoring of the SEC’s web site) that we have completed our initial public offering. We will not (i) consummate an acquisition transaction with a target business that is a portfolio company of, or has otherwise received a material financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors or officers, or (ii) consummate an acquisition transaction with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that an acquisition transaction with such target business is fair to our shareholders from a financial point of view. A summary of such opinion will be included in the disclosure documents filed in connection with the acquisition transaction, and the full text of the fairness opinion will be filed as an exhibit thereto.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. We may seek to engage someone to assist in finding a potential target business if our management feels that they need assistance to find a suitable target business. If a finder approaches us on an unsolicited basis, our management would decide whether to work with that finder (and pay a finders’ fee) depending on the potential target business such finder proposes. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to consummation of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of an acquisition transaction. In addition, none of our officers or directors will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any acquisition transaction involving us. Following such acquisition transaction, however, our officers or directors may receive compensation or fees including compensation approved by the board of directors for customary director’s fees for our directors that remain following such acquisition transaction. Our directors have advised us that they will not take an offer regarding their compensation or fees following an acquisition transaction into consideration when determining which target businesses to pursue.

Selection of a target business and structuring of an acquisition transaction

Subject to the requirement that a target business or businesses have a fair market value of at least 80% of the balance in the trust account at the time of our initial acquisition transaction, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We will not consider any transaction that does not meet the above described criteria.

In evaluating a prospective target business, our management will primarily consider the criteria and guidelines set forth above under the captions “— Investment Insight and Competitive Advantage.” In addition, our management will consider, among other factors, the following:

•	financial condition and results of operations;
•	growth potential;
•	brand recognition and potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry by competitors;
•	stage of development of the business and its products or services;
•	existing distribution arrangements and the potential for expansion;
•	degree of current or potential market acceptance of the products or services;
•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
•	impact of regulation on the business;
•	regulatory environment of the industry;
•	seasonal sales fluctuations and the ability to offset these fluctuations through other acquisition transactions, introduction of new products, or product line extensions; and
•	costs associated with effecting the acquisition transaction.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular acquisition transaction will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the acquisition transaction, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an acquisition transaction is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another acquisition transaction.

Fair market value of target business or businesses

The initial target business or businesses we acquire must have a collective fair market value equal to at least 80% of the balance in the trust account at the time of such acquisition transaction. At the time we propose an acquisition transaction to our shareholders, we will provide detailed information about the combined company’s capital structure, and will present the information assuming no redemptions and full redemptions by public shareholders.

Any determination of fair market value of the target will be made by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet our criteria, we may obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. Any such opinion will be included in our proxy materials and/or tender offer materials furnished to our shareholders in connection with an acquisition transaction, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business, unless the acquisition transaction is with a target business affiliated with our founders, or our directors or officers, or with the underwriters, underwriting selling group members or their affiliates as described in more detail herein.

Although there is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value greater than 80% of the balance in the trust account, no such financing arrangements have been entered into or contemplated with any third parties to raise such additional funds through the sale of securities or otherwise.

Issuance of additional debt or equity

We determined to value this offering at $40 million in order to facilitate a transaction in our targeted range. We believe that our available working capital following this offering would support the acquisition of such a target business. In addition, we believe that this range is appropriate given that we can issue equity and/or debt securities as part of the consideration to be paid for an acquisition, even in light of the possibility of up to 87.5% redemptions by public shareholders who own Series A Shares underlying the units to be issued in the initial public offering. To consummate such an acquisition we may need to issue additional equity securities and/or incur additional debt financing. As the valuation of the proposed target business moves from the lower end to the higher end of that range, a greater amount of such additional equity or debt would be required. The mix of debt or equity would be dependent on the nature of the potential target business, including its historical and projected cash flow and its projected capital needs and the number of our public shareholders who exercise their redemption rights. It would also depend on general market conditions at the time including prevailing interest rates and debt to equity coverage ratios. For example, capital intensive businesses usually require more equity and mature businesses with steady historical cash flow may sustain higher debt levels than growth companies.

We believe that it is typical for private equity firms and other financial buyers to use leverage to acquire operating businesses. Such debt is often in the form of both senior secured debt as well as subordinated debt, which may be available from a variety of sources. Banks and other financial institutions may provide senior or senior secured debt based on the target company’s cash flow. Mezzanine debt funds or similar investment vehicles may provide additional funding on a basis that is subordinate to the senior or secured lenders. Such instruments typically carry higher interest rates and are often accompanied by equity coverage such as warrants. We cannot assure you that such financing would be available on acceptable terms, if at all. The proposed funding for any such acquisition transaction would be disclosed in the proxy materials and/or tender offer materials relating to the required shareholder redemption rights.

Lack of business diversification

While we may seek to effect acquisition transactions with more than one target business, our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account at the time of such acquisition transaction, as discussed above. Consequently, we expect to complete only a single acquisition transaction, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial acquisition transaction, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy materials and/or tender offer materials disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account.

Accordingly, while it is possible that we may attempt to effect our initial acquisition transaction with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete acquisition transactions with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating an acquisition transaction with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after an acquisition transaction, and
•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete an acquisition transaction structured as a merger in which the consideration is our securities, we would have a significant amount of cash available to make add-on acquisitions following our initial acquisition transaction.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an acquisition transaction with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While we expect that some of our officers and directors will remain associated in some capacity with us following an acquisition transaction, it is unlikely that any of them will devote their full efforts to our affairs subsequent to an acquisition transaction. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following an acquisition transaction, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Limited available information for privately-held target companies

In accordance with our acquisition strategy, it is quite possible that we will seek an acquisition transaction with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Limited resources and significant competition for acquisition transactions

We will encounter intense competition from entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing acquisition transactions. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, our obligation to redeem for cash the Series A Shares held by public shareholders who elect redemption may reduce the financial resources available for an acquisition transaction. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial acquisition transaction entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an acquisition transaction. We cannot assure you that we will be able to successfully compete for an attractive acquisition transaction. Additionally, because of these factors, we cannot assure you that we will be able to effectuate an acquisition transaction within the required time periods. If we are unable to find a suitable target business within such time periods, we will automatically dissolve and liquidate as promptly as practicable.

Shareholder vote to approve an acquisition transaction in certain circumstances

Shareholders’ approval would normally only be required under British Virgin Islands law where the acquisition transaction involved a statutory merger of our company with another company or a scheme of arrangement sanctioned by the Supreme Court of the British Virgin Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, amendments to our memorandum and articles of association, a change in the par value of our shares or a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require shareholders’ approval under our memorandum and articles or the BVI Business Companies Act. We will proceed with an acquisition transaction requiring shareholder approval only if a majority of the public shares voted at the extraordinary general meeting of shareholders called for the purpose of approving our initial acquisition transaction are voted in favor of the acquisition transaction and public shareholders owning less than 87.5% of the Series A Shares underlying the units sold in this offering exercise their redemption rights. The redemption threshold was set at 87.5% so that we would have a minimum of approximately $5,000,000 in net tangible assets post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” Depending on the number of Series A Shares that are redeemed in connection with our initial acquisition transaction, we may have very little money in our trust account with which to consummate our initial acquisition transaction, which may result in our having to obtain additional financing to consummate our initial acquisition transaction, result in less money being available for use as working capital post acquisition transaction, or result in our failure to consummate an initial acquisition transaction.

We will have until 18 months (or 24 months pursuant to the automatic period extension) from the date of this prospectus to consummate an acquisition transaction. If, at the end of the 18-month period, or if at the end of the 24 month period, as applicable, we have not consummated an acquisition transaction, we will automatically dissolve and as promptly as practicable liquidate the trust account as described herein.

In connection with a shareholder vote to approve our initial acquisition transaction and/or amend Clause 6 of our Amended and Restated Memorandum and Articles of Association (the clause that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires units or Series A Shares in or following this offering, he, she or it will vote all ordinary shares (including those Series A Shares underlying acquired units) in favor of any acquisition transaction presented to our shareholders by our board of directors, and not to exercise redemption rights in connection with such shares.

Extension of time to complete an acquisition transaction to 24 months

We have a period of 18 months from the date of this prospectus with which to effect our initial acquisition transaction. However, if we have submitted an initial filing of a tender offer, proxy or registration statement with the SEC with respect to an acquisition transaction within such 18-month period, the date before which we must complete our initial acquisition transaction will automatically be extended for an additional 6 months, to avoid being required to liquidate, for a total of 24 months from the date of this prospectus.

We believe that extending the date before which we must complete our initial acquisition transaction to 24 months may be necessary due to the circumstances involved in the evaluation and closing of an acquisition transaction in Russia, including preparing audited financial statements in accordance with applicable accounting standards, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex local regulatory filings and approvals.

If at the end of the extended period we have not effected such acquisition transaction, we will dissolve as promptly as practicable and liquidate and release only to our public shareholders, as part of our plan of distribution, the proceeds of the trust account as of two business days prior to our initial acquisition transaction, including accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share), and (iii) a pro rata share of the trust account released to us for each Series A Share converted to a Series C Share upon completion of an acquisition transaction.

Redemption rights for public shareholders in connection with our initial acquisition transaction

We are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable British Virgin Islands law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to redeem or will have their shares automatically redeemed for cash equal to the pro rata portion of the trust account (initially approximately $10.00 per Series A Share) in connection with our initial acquisition transaction, regardless of how it is structured.

The manner in which public shareholders may redeem their shares or will have their shares automatically redeemed will depend on the structure of the transaction. We intend to structure our initial acquisition transaction and shareholder redemption rights in one of the following ways:

•	Pre-Acquisition Tender Offer: At the discretion of our management, we may structure the acquisition transaction as an acquisition that does not require shareholder approval. Prior to the consummation of such an acquisition transaction, we would initiate a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. The tender offer would be for all outstanding Series A Shares at a price equal to a pro rata share of the trust account. Public shareholders will be entitled to tender all or a portion of their Series A Shares in a pre-acquisition tender offer. We will not pro-rate any shares tendered. The tender offer documents would include information similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction, and the closing of the acquisition transaction would be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed to not tender any shares they own in such tender offer. We would proceed with an acquisition transaction only if public shareholders owning less than 87.5% of the public shares exercise their redemption rights. The redemption threshold was set at 87.5% so that we would have more than $5,000,000 in shareholder’s equity following our initial public offering, which means we are not required to comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to Those Blank Check Companies Subject to Rule 419.”
•	Post-Acquisition Tender Offer: At the discretion of our management, we may structure the acquisition transaction as an acquisition transaction that does not require shareholder approval and that would only require us to engage in a tender offer post-transaction. Prior to the consummation of such an acquisition transaction, we will file a Report of Foreign Private Issuer on Form 6-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, we intend to consummate the transaction without a shareholder vote or a pre-acquisition transaction tender offer, and that would include disclosure regarding the target and the proposed transaction similar to what would be included in a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction. After such Form 6-K is on file with the SEC, we would close the acquisition transaction upon satisfaction of all closing conditions and within 30 days of the closing, commence a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. The tender offer would be for all outstanding Series A Shares at a price equal to a pro rata share of the trust account. Public shareholders will be entitled to tender all or a portion of their Series A Shares in a pre-acquisition tender offer. We will not pro-rate any shares tendered. The tender offer documents would include the same information about the target business as was contained in the Form 6-K discussed above. The release to us of the proceeds from this offering held in the trust account would be conditioned on the closing of the tender offer. In connection with the post-acquisition tender offer, public shareholders would be subject to a redemption threshold of 87.5%, whereby public shareholders holding less than 87.5% of the public shares exercise their redemption rights. The redemption threshold was set at 87.5% so that we would have more than $5,000,000 in shareholder’s equity following our initial public offering, which means we are not required to comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to Those Blank Check Companies Subject to Rule 419.” As provided in our Amended and Restated Memorandum and Articles of Association, we may not proceed with an acquisition transaction in contemplation of a post-acquisition tender offer if holders of 87.5% or more of the shares sold in this offering may participate in such post-acquisition tender offer. If we structure the acquisition transaction in this manner, then depending on the amount of money our target business requires us to retain in the trust account after shareholders have been given the right to redeem and to ensure that we maintain the 87.5% redemption threshold, we must, after the Report of Foreign Private Issuer on Form 6-K is filed with the SEC, seek that certain shareholders (holders of 5% or more of the public shares who are also accredited investors) elect to convert all of their Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction, with any remaining Series A Shares automatically converting to Series B Shares on a one-for-one basis immediately following consummation of the acquisition transaction. Regardless of the requirements of our target business, in no event would we be able to seek conversions of less than the amount necessary to maintain the 87.5% threshold. The automatic conversion of the Series A Shares to Series B Shares is necessary to avoid the possibility that the shareholders who elect to convert their Series A Shares to Series C Shares be deemed to be participating in the post-acquisition tender offer and to have received different (i.e. Series C Shares versus cash equal to a pro rata portion of the trust account) consideration for shares tendered in the offering. We would seek out such shareholders immediately prior to the consummation of the acquisition transaction. The exchange ratio of Series A Shares for Series C Shares will be on a one-for-one basis. Such opportunity to convert would only be available to these certain shareholders, and not to our other public shareholders. The post-acquisition tender offer would be for all outstanding Series B Shares at a price equal to a pro rata share of the trust account. Holders of Series A Shares who elect to convert their shares into Series C Shares prior to consummation of the acquisition transaction would not be entitled to participate in the issuer tender offer, while holders of Series A Shares that have their shares automatically converted to Series B Shares would be entitled to participate in the issuer tender offer. If we fail to commence the issuer tender offer within 30 days after consummation of the acquisition transaction, or if we fail to complete the issuer tender offer within 6 months of consummation of the acquisition transaction, then within 5 business days thereafter, we will automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account. In such event, shareholders will not have the ability to retain their ownership in the company after an acquisition transaction, except that the holders of Series C Shares and public warrantholders will continue to hold their securities in us. Accordingly, because we will have up to 24 months to complete an acquisition transaction, plus up to an additional 6 months to complete a post-acquisition tender offer, you may not be able to obtain access to funds in the trust account for up to 30 months. If we are unable to obtain sufficient conversions to Series C Shares to ensure that we maintain the 87.5% threshold, we will not be able to consummate the acquisition transaction. For more information about the various rights of each series of our securities, see “Description of Securities,” and for more information about voluntary and automatic conversion of our Series A Shares in connection with a post-acquisition tender offer, see “Proposed Business — Effecting an Acquisition Transaction — Post-Acquisition Tender Offer.”

The redemption rights described above are only available to holders of Series A Shares or Series B Shares, as the case may be. If we are required to offer redemption rights to all holders of our ordinary shares, our founders have agreed to not tender their securities in such tender offer.

The right of redemption is valid only when a public shareholder exercises such redemption rights. Public shareholders who cause us to redeem their Series A Shares for a pro rata portion of the trust account will be paid their redemption price (initially approximately $10.00 per share) as promptly as practicable upon consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, and will continue to have the right to exercise any warrants they own. Our founders have agreed to not redeem their founders’ shares. This redemption could have the effect of reducing the amount distributed to us from the trust account by up to approximately $35,000,000, assuming redemption of the maximum of 87.5% of the eligible Series A Shares (or up to approximately $40,231,888 assuming the over-allotment option is exercised in full).

At our option, we may require shareholders to tender their certificates to our transfer agent or to deliver their Series A Shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the consummation or our initial acquisition transaction or post-acquisition tender offer. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the Series A Shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. We may require these certification and delivery requirements in connection with an acquisition transaction because shareholders of blank check companies who elect to redeem their shares sometimes fail to deliver their share certificates following an acquisition transaction, effectively revoking their redemption election, and resulting in an administrative burden for the company and uncertainty relating to its capital structure. We will determine whether to implement these certification requirements at the time of the distribution of the proxy materials and/or tender offer materials to our shareholders in connection with the acquisition transaction based on our assessment of the likelihood and degree to which redeeming shareholders may fail to deliver their certificates given the then current market conditions.

The proxy materials and/or tender offer materials that we will furnish to shareholders in connection with a proposed acquisition transaction will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a public shareholder would have from the time we send out our proxy statement or tender offer materials up until the business day immediately preceding the vote on the proposed acquisition transaction or the date of the closing of the tender offer to deliver his Series A Shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, our articles require that we provide not less than 7 days prior notice of the shareholders meeting, and the SEC rules and regulations governing issuer tender offers require that the offer be open for at least 20 business days. Because the delivery process is within the shareholder’s control and, whether or not he is a record holder or his securities are held in “street name,” can be accomplished by the shareholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his Series A Shares through the DWAC System, we believe either of these time periods is sufficient for investors generally. Notwithstanding, because we do not have any control over the process, it may take significantly longer than we anticipated and investors may not be able to seek redemption in time.

Any request for redemption, once made, may be withdrawn at any time prior to the business day prior to consummation of our initial acquisition transaction, unless the proxy materials and/or tender offer materials specify a different date. Furthermore, if a public shareholder delivers his certificate for redemption and subsequently withdraws his request for redemption, he may simply request that the transfer agent return his certificate (physically or electronically).

Post-Acquisition Tender Offer

Unlike other blank check companies that require that shareholders be given redemption rights prior to the consummation of an acquisition transaction, we may give our shareholders redemption rights following consummation of our initial acquisition transaction in the form of a post-acquisition tender offer.

At the discretion of our management, we may structure the acquisition transaction as an acquisition transaction that does not require shareholder approval by, for example, effecting the acquisition transaction through a wholly-owned subsidiary formed for such purpose. Promptly after entering into a definitive acquisition transaction agreement and prior to the consummation of such an acquisition transaction, we will file a Report of Foreign Private Issuer on Form 6-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, we intend to consummate the transaction without a shareholder vote or a pre-acquisition transaction tender offer, and that will include disclosure regarding the target and the proposed transaction similar to what would be included in a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction. After such Form 6-K is on file with the SEC, we will close the acquisition transaction upon satisfaction of all closing conditions, and within 30 days of the closing we would commence a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. The tender offer would be for all outstanding Series A Shares at a price equal to a pro rata share of the trust account. Public shareholders will be entitled to tender all or a portion of their Series A Shares in a pre-acquisition tender offer. We will not pro-rate any shares tendered. The tender offer documents would include similar information about the target business as was contained in the Form 8-K discussed above. The release to us of the proceeds from this offering held in the trust account will be conditioned on the closing of the tender offer.

In connection with the post-acquisition tender offer, public shareholders would be subject to a redemption threshold of 87.5%, whereby public shareholders holding less than 87.5% of the public shares exercise their redemption rights. The redemption threshold was set at 87.5% so that we would have more than $5,000,000 in shareholder’s equity following our initial public offering, which means we are not required to comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to Those Blank Check Companies Subject to Rule 419.” As provided in our Amended and Restated Memorandum and Articles of Association, we may not proceed with an acquisition transaction in contemplation of a post-acquisition tender offer if holders of 87.5% or more of the shares sold in this offering may participate in such post-acquisition tender offer. If we structure the acquisition transaction in this manner, then depending on the amount of money our target business requires us to retain in the trust account after shareholders have been given the right to redeem and to ensure that we maintain the 87.5% redemption threshold, we must, after the Report of Foreign Private Issuer on Form 6-K is filed with the SEC, seek that certain shareholders (holders of 5% or more of the public shares who are also accredited investors) elect to convert all of their Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction, with any remaining Series A Shares automatically converting to Series B Shares on a one-for-one basis immediately following consummation of the acquisition transaction. Regardless of the requirements of our target business, in no event would we be able to seek conversions of less than the amount necessary to maintain the 87.5% threshold. The automatic conversion of the Series A Shares to Series B Shares is necessary to avoid the possibility that the shareholders who elect to convert their Series A Shares to Series C Shares be deemed to be participating in the post-acquisition tender offer and to have received different (i.e. Series C Shares versus cash equal to a pro rata portion of the trust account) consideration for shares tendered in the offering. We would seek out such shareholders immediately prior to the consummation of the acquisition transaction. The exchange ratio of Series A Shares for Series C Shares will be on a one-for-one basis. Such opportunity to convert would only be available to these certain shareholders, and not to our other public shareholders. No consideration would be paid to shareholders who elect to convert other than the exchange of Series A Shares for Series C Shares. Neither we, nor the target business, are required to seek that any public shareholder elect to convert their Series A Shares into Series C Shares. If we or the target business do seek such conversions, such discussions would be with a limited number of highly sophisticated institutional accredited investors. Any holder who elects to convert would be required to make an irrevocable conversion election and tender their Series A Shares for conversion. The conversion election would be conditioned on, and effective as of, immediately prior to the consummation of our initial acquisition transaction. Any remaining Series A Shares would be automatically converted to Series B Shares immediately following consummation of our initial acquisition transaction. Shareholders who elect to convert their Series A Shares into Series C Shares may have civil remedies to the extent that the disclosure relating to the acquisition transaction or the target business in the Form 6-K filed prior to consummation is materially different from the disclosure provided in the post-acquisition tender offer documents filed with the SEC. If we are unable to obtain sufficient conversions to Series C Shares to ensure that we maintain the 87.5% threshold, we will not be able to consummate the acquisition transaction.

If we fail to commence the issuer tender offer within 30 days after consummation of the acquisition transaction, or if we fail to complete the issuer tender offer within 6 months of consummation of the acquisition transaction, then within 5 business days thereafter, we will automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account. In such event, shareholders will not have the ability to retain their ownership in the company after an acquisition transaction, except that the holders of Series C Shares and public warrantholders will continue to hold their securities in us. Accordingly, because we will have up to 24 months to complete an acquisition transaction, plus up to an additional 6 months to complete a post-acquisition tender offer, you may not be able to obtain access to funds in the trust account for up to 30 months. If we are unable to obtain sufficient conversions to Series C Shares to ensure that we maintain the 87.5% threshold, we will not be able to consummate the acquisition transaction. For more information about the various rights of each series of our securities, see “Description of Securities,”

We will be required to commence the post-acquisition tender offer within 30 days following the consummation of the acquisition agreement by filing a Schedule TO with the SEC. The tender offer would be for all outstanding Series B Shares at a price equal to a pro rata share of the trust account (which pro-rata share would be based on the total number of shares issued in our initial public offering). Holders of Series A Shares who elect to convert their shares into Series C Shares prior to consummation of the acquisition transaction will not be entitled to participate in the issuer tender offer, while holders of Series A Shares that have their shares automatically converted to Series B Shares will be entitled to participate in the issuer tender offer. If we fail to commence the issuer tender offer within 30 days of consummation of the acquisition transaction, or if we fail to complete the issuer tender offer within 6 months of consummation of the acquisition transaction, then we will automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account. The holders of Series C Shares and public warrantholders will continue to hold their securities in us.

Following the closing of a post-acquisition tender offer, the Series B Shares will cease to exist, and all of our outstanding Series B Shares and Series C Shares will automatically be consolidated into one series of ordinary shares with the same rights, all in accordance with our Amended and Restated Memorandum and Articles of Association.

Automatic dissolution and liquidation if no acquisition transaction

Pursuant to the terms of the trust agreement by and between us and Continental Stock Transfer & Trust Company, our Amended and Restated Memorandum and Articles of Association and applicable provisions of British Virgin Islands law, if we do not enter into a letter of intent or definitive agreement with respect to an acquisition transaction within 18 months following the date of this prospectus and complete an acquisition transaction within 24 months from the date of this prospectus, we will automatically dissolve and, as promptly as practicable, liquidate and release only to our public shareholders, as part of our plan of distribution, the amount in our trust account as of two business days prior to our initial acquisition transaction, including accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share), and (ii) a pro rata share of the trust account released to us for each Series A Share converted to a Series C Share upon completion of an acquisition transaction. In addition, we will release only to our public shareholders, as part of our plan of distribution, any remaining net assets. No vote would be required from our shareholders to commence such a voluntary winding up and dissolution.

In the case of a full voluntary liquidation procedure, a liquidator would within 30 days of his appointment notify creditors of his appointment by placing a public advertisement in the British Virgin Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. Upon completion of the liquidation, the liquidator must file a statement that the liquidation has been completed with the British Virgin Islands Registrar of Corporate Affairs.

Additionally, in any liquidation proceedings of our company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of our company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, a liquidator may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our founders have agreed to waive their rights to participate in any liquidating distribution as part of our plan of distribution with respect to the securities acquired by them before this offering, including the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate an acquisition transaction. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.

We estimate that our total costs and expenses for implementing and completing our dissolution and plan of distribution will be approximately $10,000. This amount includes all costs and expenses related to filing our dissolution in the British Virgin Islands, the winding up of our company, legal fees and other filing fees. We believe that there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital to fund the $10,000 in costs and expenses. If such funds are insufficient, our founders have agreed to advance us the funds necessary to complete such liquidation and have agreed not to seek repayment for such expenses.

Prior to consummation of our initial acquisition transaction, we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no guarantee that we will be able to get waivers from the contracted parties and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable by operation of law or that the contracted parties would be prevented from bringing claims against the trust account. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Examples of instances where we may engage a third-party that refused to execute a waiver would be the engagement of a third-party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation where management does not believe it would be able to find a provider of required services willing to provide the waiver. If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties.

Under these circumstances, our board of directors would have a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations. We have questioned our founders on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise, although there can be no assurance of this. Our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding, if we become aware of a material change in our founder’s ability to satisfy such obligations, we will make such information public by filing a Report of Foreign Private Issuer on Form 6-K. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

Amended and Restated Memorandum and Articles of Association

Summary

Registered Office.  Under our Amended and Restated Memorandum of Association, our Registered Office is located at the offices of Codan Trust Company (Cayman) Limited, Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

Objects and Purposes.  Under Clause 4 of our Amended and Restated Memorandum of Association, the Company has the capacity to carry on or undertake any business or activity.

Directors.  Under Article 84 of our Articles of Association, no contract or transaction between us and one or more of our Directors (an “Interested Director”) or officers, or between us and any of their affiliates (an “Interested Transaction”), will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of our board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(a)	The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the our board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(b)	The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to our shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of our shareholders; or
(c)	The contract or transaction is fair as to us as of the time it is authorized, approved or ratified, by the board, a committee or the Shareholders.

A majority of independent directors must vote in favor of any Interested Transaction and determine that the terms of the Interested Transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Our board shall review and approve all payments made to the founders, officers, directors, and their respective affiliates, and any Interested Director shall abstain from such review and approval. Such fees shall accrue until the completion of an acquisition transaction and be paid at the time of an acquisition transaction, or in the event of our liquidation, only out of interest earned on the trust account or assets not held in the trust account, if any.

Rights, Preferences and Restrictions Attaching to Our Ordinary Shares.  We are authorized to issue 65,000,000 ordinary shares, par value $0.0001 per share, which shares may, but are not required to, be designated as part of one of three series, Series A Shares, Series B Shares and Series C Shares, of which up to an aggregate of 5,000,000 shares may be designated as preferred stock. Immediately prior to the completion of this offering, 1,533,334 ordinary shares are issued and outstanding, which shares are designated as Series C Shares. Each share has the right to one vote at a meeting of shareholders or on any resolution of shareholders, the right to an equal share in any dividend paid by us, and the right to an equal share in the distribution of surplus assets.

Alteration of Rights.  If, at any time, our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of all of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be fifty percent of the votes of the shares (or those represented by proxy) of the issued shares of the class.

Meetings.  Our annual meeting may be held at such time and place as their chairman or any two directors or any director and the secretary or the board of directors shall appoint. The chairman or any two directors or any director and the secretary or the board of directors may convene an extraordinary general meeting whenever in their judgment such a meeting is necessary. At least 10 day’s (exclusive of the date that notice is given and the date on which event for which notice is given is to take effect) notice of a general meeting shall be given to each shareholder entitled to attend and vote thereat, stating the date, place, and time at which the meeting is to be held, and if different, the record date for determining shareholders entitled to attend and vote at the annual meeting, and, if practicable, the other business to be conducted at the meeting. At least 10 day’s (exclusive of the date that notice is given and the date on which event for which notice is given is to take effect) notice of an extraordinary general meeting shall be given to each shareholder entitled to attend and vote thereat, stating the date, place, and time at which the meeting is to be held, and the general nature of the business to be considered at the meeting. A meeting shall, notwithstanding the fact that it is called on shorter notice than otherwise required, be deemed to have been properly called if it is attended, or such notice is waived, by 90% of the shareholders entitled to attend and vote thereat. The inadvertent failure to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Limitations on the Right to Own Securities.  There are no limitations on the rights to own our securities, or limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, contained in our Amended and Restated Memorandum and Articles of Association (or under British Virgin Islands law).

Provisions relating to the acquisition transaction

Our Amended and Restated Memorandum and Articles of Association sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial acquisition transaction. Specifically, our Amended and Restated Memorandum and Articles of Association provide that:

•	if we have entered into a letter of intent or definitive agreement with respect to an acquisition transaction within 18 months of the date of this prospectus, the period of time to consummate an acquisition transaction will be automatically extended by an additional 6 months;
•	we may consummate our initial acquisition transaction only if public shareholders owning less than 87.5% of the Series A Shares underlying the units sold in this offering, exercise their redemption rights;
•	if our initial acquisition transaction is consummated, public shareholders who exercised their redemption rights will receive their pro rata portion of the trust account (initially approximately $10.00 per share);
•	if we have not entered into a letter of intent or definitive agreement with respect to an acquisition transaction within 18 months following the date of this prospectus and completed an acquisition transaction within 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating and we will distribute to all of our public shareholders their pro rata portion of the trust account (initially approximately $10.00 per share). This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution;
•	our management will take all actions necessary to liquidate our trust account to our public shareholders as part of our plan of dissolution if an acquisition transaction is not consummated within the time periods specified in this prospectus;
•	our shareholders’ rights to receive a portion of the trust account are limited such that our public shareholders may only receive a portion of the trust account upon liquidation of our trust account as part of our plan of distribution or upon the exercise of their redemption rights;
•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than an acquisition transaction that meets the conditions specified in this prospectus, including the requirement that our initial acquisition transaction be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in the trust account at the time of such acquisition transaction;
•	prior to our initial acquisition transaction, we may not issue any units, ordinary shares, warrants or any options or other securities convertible into or exchangeable for ordinary shares, or any preferred shares, that participate in any manner in the proceeds of the trust account, or that vote as a class with the Series A Shares underlying the units sold in this offering on an acquisition transaction;
•	the board of directors shall review and approve all payments made to our founders, officers, directors, and their respective affiliates, with any interested director abstaining from such review and approval;
•	we may not to enter into any transaction with any of our officers, directors or any of our or their respective affiliates without the prior approval by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	we may not (i) consummate an acquisition transaction with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers, or (ii) consummate an acquisition transaction with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that an acquisition transaction with such target business is fair to our shareholders from a financial point of view. A summary of such opinion will be included in the disclosure documents filed in connection with the acquisition transaction, and the full text of the fairness opinion will be filed as an exhibit thereto.

The above-referenced requirements and restrictions included in our Amended and Restated Memorandum and Articles of Association are obligations to our shareholders and may only be amended prior to consummation of our initial acquisition transaction with the vote of our board of directors and the affirmative vote of at least 80% of the voting power of our outstanding Series A Shares or Series B Shares (which restrictions on amendment Conyers Dill & Pearman has indicated is enforceable under British Virgin Islands law). In addition, the relevant portions of the agreement governing the trust account can only be amended with the consent of 80% of the voting power of our outstanding Series A Shares or Series B Shares. Our founders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders at the extraordinary general meeting called for the purpose of approving our initial acquisition transaction and/or amending Clause 6 of our Amended and Restated Memorandum of Association (the clause that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction. The members of our board have agreed that they will not recommend approval of such a proposal to eliminate or amend this provision (although shareholders could request that such a proposal be included as an item for shareholder approval in connection with a meeting of shareholders) prior to the consummation of an acquisition transaction. In light of the requirement that we obtain the approval of at least 80% of the voting power of our Series A Shares or Series B Shares, we do not anticipate any changes to such requirements and restrictions prior to our consummation of an acquisition transaction, if any. Our Amended and Restated Memorandum and Articles of Association provide public shareholders with redemption rights only in connection with an acquisition transaction. In the event that a vote is called to consider other amendments to our Amended and Restated Memorandum and Articles of Association there can be no assurance that redemption rights will be granted. If we hold a shareholder vote with respect to the acquisition transaction, our founders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, directors, and officers has agreed that if he acquires units or underlying Series A Shares in or following this offering, he will vote all Series A Shares underlying such units in favor of the acquisition transaction.

Competition

In identifying, evaluating and selecting a target business for an acquisition transaction, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting acquisition transactions directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to redeem for cash Series A Shares held by our public shareholders who exercise their redemption rights in connection with our initial acquisition transaction may reduce the resources available to us for an acquisition transaction;
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the acquisition transaction.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an acquisition transaction.

Although none of our officers and directors are currently affiliated with an “blank check” companies, they may in the future become affiliated with entities, including other “blank check” companies that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.”

Facilities

We currently maintain our executive offices in an approximately 1,076 sq. foot suite located at 13 Donskaya Ulitsa, Moscow, Russia 119049 at the offices of Metropol Moscow who have agreed to provide us, free of charge, this office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or our liquidation. Metropol Moscow is an affiliate of Alexis O. Rodzianko.

Employees

We currently have four officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We intend to hire consultants in order to assist us in the search, due diligence for and consummation of an acquisition transaction.

Periodic Reporting and Audited Financial Information

Although we will be registered under the Exchange Act, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from certain of the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we have agreed with the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial acquisition transaction, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for annual reports on Form 20-F and current reports on Form 6-K complying with those rules and regulations. In addition, we have agreed with the representative of the underwriters that we will furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least semi-annually, an English language version of our interim financial statements filed with the SEC.

In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements in accordance with applicable accounting standards for such target business. We will provide these financial statements in the proxy materials or tender offer materials prepared in connection with our initial acquisition transaction. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

Documents concerning us which are referred to in this prospectus may be inspected at Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. Assuming that our initial public offering is completed prior to our including financial statements for the year ending December 31, 2012 in this prospectus, in accordance with the Sarbanes-Oxley Act, we will be required to disclose the conclusions of our principal executive and financial officers regarding the effectiveness of our disclosure controls and procedures for the fiscal year ending December 31, 2012, and will be required to provide a report on internal control over financial reporting and attestation of our registered public accountants for the fiscal year ending December 31, 2013. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the consummation of our initial acquisition transaction and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business in the Asia region that has previously kept its accounts in accordance with applicable accounting standards will likely not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls and will likely need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’ internal controls may be identified in the future when the testing and assessment is performed.

Legal Proceedings

There is no litigation currently pending or threatened against us or any of our officers or directors in their capacity as such.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$40 million of the net offering and private placement proceeds, will be deposited into a trust account at J.P. Morgan Chase Bank N.A. maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $35,491,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $40 million of net offering proceeds held in the trust account will be invested only in U.S. “government securities” (as such term is defined in the Investment Company Act) and/or one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term municipal bonds issued by governmental entities located within the United States.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on Fair Value or Net Assets of Target Business	Our initial acquisition transaction must be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in the trust account at the time of such acquisition transaction.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The Series A Shares and warrants comprising the units will begin separate trading on the earlier of the 50th day after the date of this prospectus or the announcement that the underwriters have elected to allow earlier separate trading, subject, however, to us filing a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of the offering and issuing a press release announcing when such separate trading will begin.

	The Series A Shares will continue to trade until we consummate an acquisition transaction, at which time they will either: (a) automatically be consolidated with all our other series of ordinary shares into one series of ordinary shares, if we have granted shareholders redemption rights prior to, or concurrently with, the consummation of the acquisition transaction; or (b) automatically separate from the units and convert to Series B Shares, if we complete the acquisition transaction prior to a post-acquisition tender offer. Series B Shares will automatically be consolidated with all our other series of ordinary shares into one series of ordinary shares following consummation of a post-acquisition tender offer or converted into the right to receive a pro rata share of the in the even we fail to commence or complete the post-acquisition tender offer within the allotted time.	No trading of the units, or the underlying Series A Shares and warrants, would be permitted until the consummation of an acquisition transaction. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the ordinary shares underlying the warrants in effect and a current prospectus relating to those ordinary shares is available for use) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of an acquisition transaction, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	In connection with a proposed acquisition transaction we will be required to allow shareholders to redeem their Series A Shares. At the time of an acquisition transaction we will prepare a prospectus/proxy solicitation or tender offer documentation, and a shareholder following the procedures described in these documents will be given the right to cause us to redeem all of his, her or its Series A Shares (though they may elect to redeem less than all of their Series A Shares) for a pro rata portion of the trust account (initially approximately $10.00 per share). However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds from the trust account. If we do not consummate that acquisition transaction and 18 months have not yet passed since the date of this prospectus, we may seek other target businesses with which to effect our initial acquisition transaction that meet the criteria set forth in this prospectus. If at the end of the 18-month period we have not completed an alternate initial acquisition transaction and the period to consummate an acquisition transaction has not been extended, we will automatically dissolve and, as	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
promptly as practicable, liquidate and distribute to each shareholder the pro rata portion of the trust account (initially approximately $10.00 per share).
Acquisition transaction deadline	Our initial acquisition transaction must occur within 18 months (or 24 months if the period is extended) from the date of this prospectus; if our initial acquisition transaction does not occur within these time frames and we are dissolved as described herein, funds held in the trust account, will be returned to investors as promptly as practicable, on a pro rata basis (initially approximately $10.00 per share).	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except with respect to (i) interest earned on the trust account that may be released to us to pay any taxes we incur, (ii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements and (iii) a pro rata share of the trust account that may be released to us for each Series A Share converted to a Series C Share upon completion of an acquisition transaction, the proceeds held in the trust account are not released until the earlier of the later of the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer or, in the event we fail to complete our initial acquisition transaction within the allotted time, our liquidation.	The proceeds held in the escrow account are not released until the earlier of the consummation of an acquisition transaction or the failure to effect an acquisition transaction within the allotted time.

Terms of Our Offering	Terms Under a Rule 419 Offering
Interest earned on funds in the trust account	Prior to an acquisition transaction or our liquidation, amounts in trust may not be released, except for to (i) interest earned on the trust account that may be released to us to pay any taxes we incur, (ii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements and (iii) a pro rata share of the trust account that may be released to us for each Series A Share converted to a Series C Share upon completion of an acquisition transaction.

Shareholders who redeem their Series A Shares for cash in connection with the acquisition transaction will not receive any portion of that amount that has been previously released to us; upon our liquidation, shareholders shall be entitled to a portion of the interest earned on funds held in the trust account as of two business days prior to our initial acquisition transaction, including accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share), and (iii) a pro rata share of the trust account released to us for each Series A Share converted to a Series C Share upon completion of an acquisition transaction.	The interest earned on funds held in the escrow account (net of taxes payable) would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of an acquisition transaction.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Kerry Propper	37	Chief Executive Officer and Co-Chairman
Alexis O. Rodzianko	60	Chief Financial Officer and Co-Chairman
Mark Xue	36	Vice President and Director
Grigoriy Leshchenko	40	Vice President and Director
Sergey A. Solousov	40	Director
George Kaufman	36	Director

Below is a summary of the business experience of each of our executive officers and directors:

Kerry Propper has been a director since inception and was appointed a Chief Executive Officer in June 2011 and Co-Chairman in April 2012. Mr. Propper has been the owner and chief executive officer of Chardan Capital Markets LLC, a New York based broker/dealer, since July 2003. He also serves as president of Chardan SPAC Asset Management LLC and chief executive officer of Cornix Management LLC, a multi-strategy hedge fund. Mr. Propper has been a director of China Cablecom Holdings, Ltd. (NasdaqGS: CABL) since October 2007 and, from December 2005 to April 2008, served as a special advisor to Jaguar Acquisition Corp., the blank check company which acquired China Cablecom Holdings, Ltd. He has served as a director of China Networks International Holdings Limited (OTCBB: CNWHF) since June 2009 and as a director of its wholly-owned subsidiary, China Networks Media, Ltd., since May 2008. Mr. Propper has previously served as chief financial officer, secretary and director of Chardan North China Acquisition Corporation from March 2005 through September 2007, and as a director of Hollysys Automation Technologies Ltd. (NasdaqGS: HOLI)), the entity that Chardan North China Acquisition Corporation acquired, from September 2007 to June 2010. He has also served as executive vice president and director of Chardan China Acquisition Corp. from December 2003 to November 2005, and as a director of Origin Agritech Ltd. (NasdaqGS: SEED)), the entity that Chardan China Acquisition Corp., from November 2005 to January 2009. In addition, Mr. Propper served as chief executive officer and director of Chardan South China Acquisition Corp. (now A-Power Energy Generation Systems, Ltd. (NasdaqGS: APWR)) from March 2005 to January 2008, as chief executive officer and director of Chardan 2008 China Acquisition Corp. (now DJSP Enterprises, Inc. (PinkSheets: DJSP)) from February 2008 to January 2010, and as sole officer and director of Chardan Acquisition Corp. (now China Dredging Group Co., Ltd.) from September 2008 to July 2010. Each of Jaguar Acquisition Corp., Chardan North China Acquisition Corp., Chardan South China Acquisition Corp., Chardan 2008 China Acquisition Corp., Chardan Acquisition Corp. and Origin Agritech Ltd. were blank check companies that acquired operating businesses in the PRC or the United States. From November 2006 to March 2009, Mr. Propper served as executive vice president of mergers and acquisitions for Shine Media Acquisition Corp., a blank check company that dissolved and returned investors funds without completing an acquisition in March 2009.

Mr. Propper has served as a managing member of SUJG, Inc., an investment company, from April 2005 to March 2010. Mr. Propper was also a founder, and from February 1999 to July 2003 owner and managing director of Windsor Capital Advisors, a full service brokerage firm also based in New York. Mr. Propper also founded The Private Capital Group LLC, a small private investment firm specializing in hard money loans and convertible preferred debt and equity offerings for small companies, in May 2000 and was affiliated with it until December 2003. From July 1997 until February 1999, Mr. Propper worked at Aegis Capital Corp., a broker dealer and member firm of NASD. Mr. Propper has also served on the board of directors of Voices of Rowanda for the past three years. Mr. Propper received his B.A. (with honors) in Economics and International Studies from Colby College.

Alexis O. Rodzianko has been our Chief Financial Officer since March 2012 and Co-Chairman since April 2012. In November 2010, Mr. Rodzianko became the CEO of Investment Financial Company Metropol (“IFC Metropol”), the investment banking subsidiary of The Metropol Group of Companies (“Metropol Group”). Since December 2011, he has also been serving as Chairman of the Board of Directors of Metropol Cyprus Ltd., the Cyprus-based arm of IFC Metropol/Metropol Group. Prior to joining Metropol Group, Mr. Rodzianko served as Managing Director of ZAO Bank Credit Suisse from July 2006 to July 2010. Mr. Rodzianko has been a director of Centurion Capital, a Moscow-based investment fund that specializes in microfinance since May 2005. He also previously served as a director of EuroChem MCC, OJSC, a Russian mineral fertilizer producer, from January 2004 to July 2007. Mr. Rodzianko received a bachelor’s degree from Dartmouth College, where he majored in Russian language and literature, and an MBA degree in finance from Columbia University.

Mark Xue has been a director since inception and Vice President since March 2012. He was our Chief Financial Officer from June 2011 until March 2012. Mr. Xue has served as Managing Director of Chardan Capital Markets, LLC since April 2007, where he heads the firm’s investment banking effort in China and Malaysia and is responsible for the overall business operations of the firm’s Beijing office. He previously served as chief executive officer and sole director of Chardan Acquisition Corp. (now China Dredging Group Co., Ltd.) from July 2010 to October 2010. From April 2004 to April 2007, Mark worked as an Associate at Beijing Chum Investment Corporation, a boutique investment banking firm. He has been active in alternative energy, media, agriculture, and the consumer franchising sectors. He has led and managed multiple transactions, which merged privately held Chinese companies with SPACs. Mark holds an M.A. in International Finance from Leeds University and a B.S. in Computer Science from Angeles University in Philippines.

Sergei A. Solousov has been a director since April 2012. Mr. Solousov currently serves as the Head of Corporate Finance at IFC Metropol, a position he has held since December 2011. At Metropol Group of companies, Mr. Solousov also serves as Member of the Board at Metropol Development and Member of the Board at Mining Bank of Congo. Prior to joining IFC Metropol, from January 2009 to Mr. Solousov was Chief Investment Officer of Prominvest, the financial investment arm of the state-owned corporation Russian Technologies. From June 2007 to December 2008, Mr. Solousov served as Managing Director of A1, the investment subsidiary of Alfa Group, and from May 2006 to May 2007 served as Managing Partner of MIG Asset Management, a private equity real estate investment company. Mr. Solousov was previously also affiliated with Severstal Group (RTS: CHMF, LSE: SVST), where he served as a Strategy Director of Severstal Metiz from July 2004 to June 2006, and as Chairman and CEO of Carrington Wire Limited, UK-based wire-drawing company and a subsidiary of Severstal Metiz. From July 2004 to June 2006, Mr. Solousov served as a Member of the Board of Directors of Trefilarbed Russia, a subsidiary of Severstal Metiz and a former joint venture with Arcelor-Mittal. Mr. Solousov completed a course in Strategy and Marketing from the joint Business School program between Moscow State University and Keio University in Japan in June 1996. Mr. Solousov studied at The Patrice Lumumba Peoples’ Friendship University of Russia in Moscow where he received a Bachelor’s Degree in Economics Cum Laude in and subsequently, a Masters Degree in Economics Cum Laude in June 1995.

Grigoriy Leshchenko has been our Vice President and a director since April 2012. Mr. Leshchenko currently serves as Director of Corporate Finance Department at IFC Metropol, an investment and financial services firm, a position he has held since December 2011. Previously, from May 2009 to December 2011, he served as Managing Director at TriGlobal Strategic Ventures, a strategic consulting firm, focusing on projects for corporate clients in Russia. Mr. Leshchenko has 16 years of investment banking experience, including as Managing Director at Newbridge Securities Corporation from November 2008 to April 2009, as Senior Vice President of Rodman & Renshaw, LLC from March 2008 to October 2008, and as Senior Vice President of Maxim Group LLC from December 2003 to March 2008. Mr. Leshchenko started his professional career in 1996 when he joined corporate finance department at First Albany Corporation and subsequently worked in its venture capital subsidiary First Albany Enterprise Funding. Mr. Leshchenko received a bachelor’s degree in English from Tula State Pedagogic University in Tula, Russia, and an MBA degree from The College of St. Rose in Albany, New York.

George Kaufman has been a director since April 2012. Mr. Kaufman has served as the Managing Director of Investment Banking for Chardan Capital Markets, LLC, a New York based broker/dealer, since January 2006 and served as an Investment Banking Associate for Chardan from November 2004, when he joined the firm, to December 2005. As one of the seven original members of Chardan, Mr. Kaufman established the investment banking, brokerage and marketing protocols and standards. He has extensive experience with operating and development stage companies, having lead and/or managed over 30 public and private transactions. In addition, Mr. Kaufman founded Detroit Coffee Company, LLC, a national roaster, wholesaler and retail distributor of high-end specialty coffees, in January 2002 and currently serves as its chief executive officer. Since June 2009, Mr. Kaufman has also served as a director of China Networks International Holdings Ltd. (OTCBB: CNWHF), a broadcast television advertising company based in China. Mr. Kaufman received a Bachelor of Arts degree in Economics from the University of Vermont in 1999.

The term of each director does not automatically expire.

Our directors and officers will play a key role in identifying, evaluating, and selecting target businesses, and structuring, negotiating and consummating our initial acquisition transaction. Except as described below and under “— Conflicts of Interest,” none of these individuals is currently a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan. We believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition transaction although we cannot assure you that they will, in fact, be able to do so.

Board Committees

Prior to the completion of this offering, our board of directors will establish an audit committee, a compensation committee and a governance and nominating committee.

Audit Committee.  The audit committee consists of Grigoriy Leshchenko, Sergey Solousov and George Kaufman. Mr. Leshchenko is the chair of the audit committee, and our board of directors believes that Mr. Kaufman qualifies as “audit committee financial expert”, as such term is defined in the rules of the Securities and Exchange Commission. Messrs. Leshchenko, Solousov and Kaufman do not have any direct or indirect material relationship with us other than as a director and meets the criteria for independence set forth in Rule 10A-3 under the Exchange Act.

The board of directors will adopt an audit committee charter, providing for the following responsibilities of the audit committee:

•	appointing and replacing our independent auditors and pre-approving all auditing and permitted non-auditing services to be performed by the independent auditors;
•	reviewing and discussing the annual audited financial statements with management and the independent auditors;
•	annually reviewing and reassessing the adequacy of our audit committee charter;
•	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;
•	meeting separately and periodically with management, the internal auditors and the independent auditors; and
•	reporting regularly to the board of directors.

Compensation Committee.  Prior to the completion of this offering our board will establish a compensation committee. Our compensation committee will consist of Grigoriy Leshchenko, Sergey Solousov and George Kaufman. Mr. Leshchenko is the chair of our compensation committee. Messrs. Leshchenko, Solousov and Kaufman do not have any direct or indirect material relationship with us other than as a director.

Our board of directors will adopt a compensation committee charter, providing for the following responsibilities of the compensation committee:

•	reviewing and making recommendations to the board regarding our compensation policies and forms of compensation provided to our directors and officers;
•	reviewing and making recommendations to the board regarding bonuses for our officers and other employees;
•	administering our incentive-compensation plans for our directors and officers;
•	reviewing and assessing the adequacy of the charter annually;
•	administering our share option plans, if they are established in the future, in accordance with the terms thereof; and
•	such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

Governance and Nominating Committee.  Prior to completion of this offering, our board will establish a governance and nominating committee. Our governance and nominating committee will consist of Grigoriy Leshchenko, Sergey Solousov and George Kaufman. Mr. Leshchenko is the chair of our governance and nominating committee. Messrs. Leshchenko, Solousov and Kaufman do not have any direct or indirect material relationship with us other than as a director.

Our board of directors will adopt a governance and nominating committee charter, providing for the following responsibilities of the governance and nominating committee:

•	overseeing the process by which individuals may be nominated to our board of directors;
•	identifying potential directors and making recommendations as to the size, functions and composition of our board of directors and its committees;
•	reviewing candidates proposed by our shareholders;
•	developing the criteria and qualifications for the selection of potential directors; and
•	making recommendations to the board of directors on new candidates for board membership.

In making nominations, the governance and nominating committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders. In evaluating nominees, the governance and nominating committee is required to take into consideration the following attributes, which are desirable for a member of the board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge, and diversity of viewpoints.

Code of Ethics

Prior to the completion of this offering, our board of directors will adopt a code of ethics that applies to our directors, officers and employees.

Director Independence

Our board of directors has determined that Messrs. Solousov and Kaufman qualify as independent directors under the rules of the Nasdaq Marketplace Rules because they are not currently employed by us, and do not fall into any of the enumerated categories of people who cannot be considered independent in the Nasdaq Marketplace Rules.

Affiliation with Other Companies

Each of our directors has, or following the consummation of this offering may come to have, fiduciary obligations to other entities or organizations. Each of our directors may have fiduciary obligations to those companies on whose board of directors they currently sit or may sit in the future. To the extent that they identify business opportunities that may be suitable for any of these other companies, they may have competing fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us, unless these other companies and any successors to such entities have declined to accept such opportunities. For more information, see the section entitled “Management — Conflicts of Interest” below.

Employment Agreements

We have not entered into any employment agreements with our executive officers, and have not made any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

None of our directors or officers have received any cash compensation for services rendered to us. However, our founders collectively own 1,533,334 shares, for a purchase price of approximately $0.0163 per share. In addition, we will issue our founders and their assignees, in a private placement occurring immediately prior to the consummation of this offering, 2,428,571 warrants for aggregate consideration of approximately $850,000. We believe that because our officers and directors own such units and warrants, no compensation (other than reimbursement of out-of-pocket expenses) is necessary, and such persons have agreed to serve in their respective role without compensation.

No compensation of any kind, including finder’s and consulting fees, will be paid to our officers or directors or any of their respective affiliates for services rendered prior to or in connection with an acquisition transaction. However, our officers and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential acquisition transaction with one of more target businesses. We will make such payments from proceeds of this offering not held in the trust account and interest earned on monies held in the trust account. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. There will be no review of the reasonableness of the expenses by anyone other than the Audit Committee of our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest earned on the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial acquisition transaction.

Although we currently anticipate that some members of our management team will remain with us post-acquisition transaction, some or all of our current executive officers and directors may or may not remain with us following our initial acquisition transaction, depending on the type of business acquired and the industry in which the target business operates. After the acquisition transaction, our directors and officers who remain with us, if any, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the prospectus/proxy solicitation or tender offer materials furnished to our shareholders. It is unlikely that the amount of such compensation will be known at the time of an acquisition transaction, as it will be up to the directors of the post-transaction business to determine executive and director compensation. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial acquisition transaction.

We have not set aside any amount of assets for pension or retirement benefits.

Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we have agreed with the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial acquisition transaction, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for annual reports on Form 20-F and current reports on Form 6-K complying with those rules and regulations. In addition, we have agreed with the representative of the underwriters that we will furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least semi-annually, an English language version of our interim financial statements filed with the SEC. There is no requirement under the BVI Business Companies Act to provide our shareholders with our financial statements or any other information. Our articles however provide that we are required to provide to our shareholders financial statements or summary financial statements to our shareholders at least 5 days before our annual general meetings.

Conflicts of Interest

General

Potential investors should be aware of the following potential conflicts of interest:

•	Certain of our officers and directors may in the future become affiliated with entities, including other “blank check” companies, that are engaged in business activities similar to those we intend to conduct. Furthermore, any or all of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation both to us and to any other entities to which they owe fiduciary duties.
•	In the course of their other business activities our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us. Accordingly, our officers, and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”
•	None of our officers or directors are required to commit any specified amount of time to our affairs, intend to devote only as much time as they deem necessary to our business (which they currently anticipate will be not more than 20% of their working time) and are free to become involved in other blank check companies (as long as such other blank check company gives us priority, until after we have announced an acquisition transaction, with respect to target businesses with its primary operations in the Asia region that our officers and directors locate). Accordingly, they will have conflicts of interest in allocating management time among various business activities.
•	Our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for us and our shareholders since each of our directors will be subject to an escrow agreement with respect to founders’ shares, which only terminates following the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business, completing an acquisition transaction in a timely manner and securing the release of the founders’ shares.
•	In the event we elect to make a substantial down payment, or otherwise incur significant expenses, in connection with a potential acquisition transaction, our expenses could exceed the remaining proceeds not held in the trust account. Our officers and directors may have a conflict of interest with respect to evaluating a particular acquisition transaction if we incur such excess expenses. Specifically, our officers and directors may tend to favor potential acquisition transactions with target businesses that offer to reimburse any expenses in excess of our available proceeds not held in the trust account.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular acquisition transaction if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an acquisition transaction. We have been advised by our officers and directors that they will not take retaining their positions into consideration in determining which acquisition to pursue.
•	Our founders have agreed to jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations. However, since our directors are also the founders of our company, it is possible that their fiduciary obligations to us may conflict with their interests as founders in such a situation, which could negatively impact our ability to enforce our founders’ contractual obligations to indemnify us for such claims.

Accordingly, as a result of multiple business affiliations, our directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities, including other blank check companies. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In general, under British Virgin Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles of Association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

Specific Potential Conflicts

Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. A majority of our directors have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

A description of the specific potential conflicts for our officers and directors is as follows:

•	Mr. Propper is a director of China Cablecom Holdings, Ltd. China Cablecom is a provider of cable television services, which operates in the PRC telecommunications industry. It is located in Shandong Province, China. In the event that we seek to acquire an operating business in the telecommunications industry in the PRC, the United States or other regions abroad, a conflict may arise because Mr. Propper has a pre-existing relationship with China Cablecom. It is likely that such a conflict would be resolved in favor of China Cablecom.
•	Both Messrs. Propper and Kaufman are directors of China Networks International Holdings Limited. China Networks International is a broadcast television services provider operating in the PRC telecommunications industry. It is located in Beijing, China. In the event that we seek to acquire an operating business in the telecommunications industry in the PRC, United States or other regions abroad, a conflict may arise because of this pre-existing relationship with China Networks International. It is likely that such a conflict would be resolved in favor of China Networks International.
•	Mr. Kaufman is chief executive officer of Detroit Coffee Company, LLC. Detroit Coffee Company is a national roaster, wholesaler and retail distributor of high-end specialty coffees. In the event that we seek to acquire an operating business in the specialty coffee industry in the United States or other regions aborad, a conflict may arise because of this pre-existing relationship with Detroit Coffee Company. It is likely that such a conflict would be resolved in favor of Detroit Coffee Company.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. For example, Mr. Propper has responsibilities in managing Chardan SPAC Asset Management LLC and Cornix Management LLC, both multi-strategy hedge funds.

Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations, all of which would have to (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Name	Name of Affiliated Entity	Affiliation
Kerry Propper	Chardan Capital Markets LLC	Chief Executive Officer
	China Cablecom Holdings, Ltd.	Director
	China Networks International Holdings Limited	Director
	Chardan SPAC Asset Management LLC	Partner and President
	Cornix Management LLC	Managing Partner and Chief Executive Officer
	DJSP Enterprises, Inc.	Director
Alexis O. Rodzianko	IFC Metropol	CEO
George Kaufman	Chardan Capital Markets LLC	Managing Director
	China Networks International Holdings Limited	Director
	Detroit Coffee Company, LLC	Chief Executive Officer
Mark Xue	Chardan Capital Markets LLC	Managing Director
Sergey A. Solousov	IFC Metropol Metropol Development Mining Bank of Congo	Head of Corporate Finance Director Director
Grigoriy Leshchenko	IFC Metropol	Director of Corporate Finance

These individuals have no other fiduciary obligations that would take priority with respect to the fiduciary obligations they owe to us to present potential target businesses to us.

Our officers and directors are free to become officers and directors in other blank check companies as long as such other blank check company gives us priority, until after we have announced an acquisition transaction, with respect to target businesses with primary operations in the Asia region that our officers and directors locate.

Additionally, our directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated.

Other Conflict of Interest Limitations

Our Amended and Restated Memorandum and Articles of Association set forth certain requirements and restrictions relating to this offering that apply to us until the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer. Specifically, our Amended and Restated Memorandum and Articles of Association provide that:

•	we may not to enter into any transaction with any of our officers or directors or any of our or their respective affiliates without the prior approval by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	we may not (i) consummate an acquisition transaction with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors or officers, or (ii) consummate an acquisition transaction with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that an acquisition transaction with such target business is fair to our shareholders from a financial point of view. A summary of such opinion will be included in the disclosure documents filed in connection with the acquisition transaction, and the full text of the fairness opinion will be filed as an exhibit thereto.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our executive officers and directors; and
•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not include the placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus. All shares have identical voting rights.

		Approximate Percentage of Outstanding Ordinary Shares
Name and Address of Beneficial Owner(1)	Number of Shares	Before Offering(2)	After Offering(3)
Alexis O. Rodzianko	53,333	4.0%	1.0%
Manip Holdings Limited(4)	506,668	38.0%	9.5%
Kerry Propper(5)	372,667	28.0%	7.0%
Steven Urbach	158,000	11.9%	3.0%
Jonas Grossman	89,333	6.7%	1.7%
Sergey A. Solousov	53,333	4.0%	1.0%
Grigoriy Leshchenko	53,333	4.0%	1.0%
George Kaufman	33,333	2.5%	*
Mark Xue	0	0	0
All directors and executive officers as a group (6 individuals)	565,999	42.5%	10.6%

*	Less than 1%.
(1)	Unless otherwise noted, the business address for each of our beneficial owners c/o IFC Metropol, 13 Donskaya Ulitsa, Moscow, Russia 119049.
(2)	Based on 1,333,334 ordinary shares included in the founders units, which are designated as Series C Shares, outstanding immediately prior to this offering, not including up to 200,000 founders’ shares underlying founders’ units that are subject to redemption by us to the extent the over-allotment option is not exercised in full.
(3)	Based on 4,000,000 Series A Shares included in the units outstanding upon consummation of this offering, plus 1,333,334 founders’ shares, which are designated as Series C Shares, outstanding immediately prior to this offering. Does not include (i) 600,000 Series A Shares included in the units issuable upon the exercise of the underwriters’ over-allotment option within 45 days from the consummation of this offering, (ii) 200,000 founders’ shares that we will redeem in the event the underwriters’ over-allotment option is not exercised in full, and (iii) ordinary shares underlying the placement warrants which will not become exercisable within the next 60 days.
(4)	Manip Holdings Limited is wholly-owned by Metropol Holding Company. The business address of Manip Holdings Limited is Donskaya Ulitsa 13, Moscow, Russia 119049.
(5)	Includes 22,667 shares owned by Chardan Capital Markets, LLC. The business address of Chardan Capital Markets is 17 State Street, Suite 1600, New York, NY 10004. Kerry Propper has voting and dispositive power over the shares owned by Chardan Capital Markets.

Our founders have agreed to waive their rights to participate in any liquidating distribution if we fail to consummate an acquisition transaction with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket. Prior to an acquisition transaction, any transferee of founders’ units (and the underlying securities) would be required to likewise waive any right to participate in any liquidating distributions and agree to the transfer restrictions described below.

In connection with a shareholder vote to approve our initial acquisition transaction and/or amend Clause 6 of our Amended and Restated Memorandum of Association (the clause that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose and have agreed not to seek redemption rights with regard to the founders’ shares. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires units or Series A Shares in or following this offering, he, she or it will vote all the Series A Shares in favor of any acquisition transaction presented to our shareholders by our board of directors, will not seek redemption rights with regard to such Series A Shares and will not tender their Series A Shares in an issuer tender offer in connection with our initial acquisition transaction.

If the underwriters do not exercise their over-allotment option in full, we will redeem up to an aggregate of 200,000 founders’ units (and the underlying securities) in order to maintain our founders’ ownership at a percentage of the number of shares to be sold in this offering. An increase in the offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

None of our officers or directors has indicated to us that he or she intends to purchase units in this offering. Immediately after this offering, our founders will beneficially own an aggregate of approximately 25% of the then issued and outstanding ordinary shares. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of an acquisition transaction.

On the date of this prospectus, our founders will place the founders’ units (and the underlying securities) into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers (as described below), these securities will not be transferable during the escrow period and will not be released from escrow until six months following the consummation of an acquisition transaction. Prior to their release from escrow, the securities may only be transferred (i) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its officers or directors or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any holder, or (iii) pursuant to a qualified domestic relations order; provided, however, that any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. The securities held in the escrow account will only be released prior to this date if following an acquisition transaction (i) we consummate a subsequent transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration, or (ii) the price of our ordinary shares has been quoted as at least $11.50 for 20 trading days within any 30-day trading period.

Our founders have also agreed to place into the escrow account their 1,600,000 placement warrants until the consummation of the acquisition transaction. Subject to certain limited exceptions for transfers (as described above), these securities will not be transferable during such escrow period.

The foregoing notwithstanding, if we have completed an acquisition transaction without granting our public shareholders redemption rights in connection with such acquisition transaction, then none of the escrowed securities will be released from escrow until a post-acquisition tender offer is completed.

During the respective escrow period, our founders and any permitted transferees to whom they transfer founders’ units (and underlying securities) will retain all other rights of holders of our founders’ shares, including, without limitation, the right to vote the shares (except that our founders have agreed that they will vote their founders’ shares in the same manner as a majority of the public shareholders with respect to any proposal to amend our Amended and Restated Memorandum and Articles of Association presented to our shareholders by our board of directors) and the right to receive cash dividends, if declared, subject to the terms and conditions of the escrow agreement and the insider letter agreement executed by the founders.

If dividends are declared and payable in ordinary shares, such dividends will also be subject to the escrow arrangement. If we are unable to effect our initial acquisition transaction and liquidate, our founders have waived the right to receive any portion of the liquidation proceeds with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket. Any permitted transferees to whom such securities are transferred will also agree to waive that right.

If necessary, in order to meet our working capital needs following the consummation of this offering, our founders may, but are not obligated to, loan us funds, from time to time or at any time, in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial acquisition transaction, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into warrants at a price of $0.35 per warrant. The warrants would be identical to the placement warrants. If we do not complete an acquisition transaction, the loans will be forgiven.

CERTAIN TRANSACTIONS

On February 14, 2011, we issued 3,953,125 pre-split ordinary shares to Kerry Propper, our Co-Chairman, for a consideration of $25,000. On August 11, 2011, Kerry Propper submitted 3,378,125 ordinary shares for cancellation for no consideration. On August 11, 2011, Kerry Propper transferred an aggregate of 460,000 ordinary shares, for a purchase price of $0.043478 per share, to certain of our founders in the following amounts: (i) 115,000 shares to Gala Fortune Limited, an entity controlled by Mark Xue, (ii) 115,000 shares to Jonas Grossman, (iii) 115,000 shares to Chardan Capital Markets, LLC, an affiliate of certain of our officers and directors, and (iv) 115,000 shares to Steven Urbach. All share amounts disclosed in this paragraph do not give effect to the March 8, 2012 stock split in the form of a dividend discussed in further detail below.

On March 8, 2012, we declared a stock-split in the form of a dividend to our founders, whereby each founder received one and two-thirds shares for every ordinary share held, with the effect of increasing the aggregate number of ordinary shares outstanding prior to this offering to 1,533,334 shares. On April 10, 2012, Chardan Capital Markets, LLC transferred an aggregate of 149,100 shares to certain other founders in the following amounts: (i) 95,433 shares to Kerry Propper, (ii) 38,333 shares to George Kaufman, (iii) 7,667 shares to Todd Gold, and (iv) 7,667 shares to Matthew Weisbarth. Between April 6, 2012 and April 10, 2012, Chardan Capital Markets, LLC, Steven Urbach, Jonas Grossman and Gala Fortune Limited transferred an aggregate of 766,667 shares to certain founders in the following amounts: (i) 582,668 shares to Manip Holdings Limited, (ii) 61,333 shares to Alexis O. Rodzianko, (iii) 61,333 shares to Sergey Solousov, and 61,333 shares to Grigoriy Leshchenko. The purchase price for all of the shares transferred between April 6, 2012 and April 10, 2012 amongst our founders was $0.016304 per share.

Immediately prior to the consummation of this offering and upon the execution of the warrant agreement by the warrant agent, each of our founders are entitled to exchange the respective ordinary shares held by them prior to this offering for units, on a one-to-one basis, consisting of a Series C Share and one warrant to purchase an ordinary share, which warrant is identical to the placement warrants. We will redeem up to 200,000 of the founders’ units (and underlying securities) for no consideration in proportion to the amount that the underwriters’ over-allotment option is not exercised.

Immediately prior to the consummation of this offering, the founders and their assignees will purchase an aggregate of 2,428,571 warrants for an aggregate purchase price of approximately $850,000, or $0.35 per warrant. The placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that the placement warrants may be exercised on a cashless basis at any time after an acquisition transaction and even if there is not an effective registration statement relating to the shares underlying the warrants so long as such warrants are held by the purchasers or their affiliates and are subject to certain transfer restrictions. Such purchasers have also agreed that the placement warrants will not be sold or transferred by them until after we have completed an acquisition transaction and will not be redeemable while the placement warrants are held by the founders or their permitted assignees.

The holders of the founders’ units, as well as the holders of the placement warrants (and the underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the founders’ units can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, Chardan Capital Markets, LLC has loaned us an aggregate of $12,271 to cover expenses related to this offering. The loans will be payable without interest on the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers, directors, or any of their respective affiliates, for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential acquisition transaction with one of more target businesses. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. The audit committee of our board of directors will review and approve all expense reimbursements made to our directors with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and those proceeds are properly withdrawn from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial acquisition transaction.

Other than the reimbursement of reasonable out-of-pocket expenses to our officers, directors, or any of their respective affiliates, no compensation of any kind, including finders’ and consulting fees, will be paid to any of our executive officers and directors or any of their respective affiliates who owned our ordinary shares prior to this offering for services rendered to us prior to or with respect to the acquisition transaction.

If necessary, in order to meet our working capital needs following the consummation of this offering, our founders may, but are not obligated to, loan us funds, from time to time or at any time, in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial acquisition transaction, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into warrants at a price of $0.35 per warrant. The warrants would be identical to the placement warrants. If we do not complete an acquisition transaction, the loans will be forgiven.

We expect that at least some members of our management team will remain with us post-acquisition transaction. After an acquisition transaction, if any member of our management team remains with us, they may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the prospectus/proxy solicitation or tender offer materials furnished to our shareholders. It is unlikely that the amount of such compensation will be known at the time of an acquisition transaction, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in an appropriate report.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our directors, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by the audit committee, who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third-party were found to be on terms less favorable to us than with an unaffiliated third-party, we would not engage in such transaction.

If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. We have questioned our founders on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise, although there can be no assurance of this. Our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding, if we become aware of a material change in our founder’s ability to satisfy such obligations, we will make such information public by filing a Report of Foreign Private Issuer on Form 6-K. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations.

Anti-Dilution Protection

Immediately prior to the consummation of this offering, our founders shall own 1,333,334 ordinary shares (excluding up to 200,000 of which shares will be redeemed by us to the extent that the underwriters do not exercise the over-allotment option in full), an amount that is equal to approximately 25% of the total of the number of shares underlying the units that will be outstanding after this offering. In addition, if the underwriters determine that the size of the offering should be increased or decreased, a share dividend, share combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at approximately 25% of the number of Series A Shares underlying the units to be sold in this offering. We will not make or receive any cash payment in respect of any such adjustment, except for a nominal payment in the amount of the par value of such shares to effect a repurchase of the founders’ units to the extent they are adjusted down in accordance with a reduction in the size of this offering.

DESCRIPTION OF SECURITIES

We are a British Virgin Islands company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association and the BVI Business Companies Act and the common law of the British Virgin Islands. Pursuant to our Amended and Restated Memorandum and Articles of Association, we are authorized to issue up to 65,000,000 ordinary shares, $0.0001 par value per share, of which 60,000,000 shares may, but are not required to, be designated as part of one of three series, Series A Shares, Series B Shares and Series C Shares, and of which up to an aggregate of 5,000,000 shares may be designated as preferred stock. Immediately after the completion of this offering, we will have 5,333,334 ordinary shares outstanding following this offering, assuming that the underwriters’ over-allotment option has not been exercised. The following description summarizes the material terms of our capital securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our Amended and Restated Memorandum and Articles of Association, which are filed as exhibits to the registration statement of which this prospectus is a part.

The underwriting agreement and our Amended and Restated Memorandum and Articles of Association prohibit us, prior to our initial acquisition transaction, from issuing additional units, ordinary shares, preferred shares, additional warrants, or any options or other securities convertible or exchangeable into ordinary shares or preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on an acquisition transaction.

Units

Public Shareholders’ Units

Each unit consists of (i) one Series A Share, and (ii) one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $10.00 per share. Holders of the warrants must pay the exercise price in full upon exercise of the warrants.

The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The Series A Shares and warrants comprising the units will begin separate trading on the earlier of the 50th day after the date of this prospectus or the announcement that the underwriters have elected to allow earlier separate trading, subject, however, to us filing a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of the offering and issuing a press release announcing when such separate trading will begin.

In no event will the public shares and public warrants be traded separately until we have filed a Report of Foreign Private Issuer on Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release or Report of Foreign Private Issuer on Form 6-K announcing when such separate trading will begin. Although the instructions to Form 6-K do not provide a specific number of days within which such form must be filed, the form does require that material information be filed promptly, and we expect to file such 6-K within four business days of the closing of the initial public offering and the exercise of the over-allotment option, if any. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Report of Foreign Private Issuer on Form 6-K, and if any portion of such over-allotment option is exercised after such time, we will file an additional Report of Foreign Private Issuer on Form 6-K including an audited balance sheet reflecting our receipt of the proceeds from such exercise of the over-allotment option.

Once the public shares and public warrants commence separate trading, holders will have the option to continue to hold public units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Series A Shares and warrants.

The Series A Shares will continue to trade until we consummate an acquisition transaction, at which time they will either: (a) automatically be consolidated with all our other series of ordinary shares into one series of ordinary shares, if we have granted shareholders redemption rights prior to, or concurrently with, the consummation of the acquisition transaction; or (b) automatically separate from the units and convert to Series B Shares, if we complete the acquisition transaction prior to a post-acquisition tender offer. Series B Shares will automatically be consolidated with all our other series of ordinary shares into one series of ordinary shares following consummation of a post-acquisition tender offer or converted into the right to receive a pro rata share of the trust account in the even we fail to commence or complete the post-acquisition tender offer within the allotted time.

Founders’ Units

Each founders’ unit consist of (i) one Series A Share, and (ii) one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $10.00 per share. As of the date of this prospectus there are 1,533,334 founders’ units (up to 200,000 of which units will be redeemed by us for no consideration to the extent that the underwriters do not exercise their over-allotment option in full), and are subject to the transfer restrictions described below. Our founders have agreed not to exercise redemption rights with respect to the founders’ shares and have agreed not to tender their shares in an issuer tender offer in connection with our initial acquisition transaction, and to vote their founders’ shares in the same manner as a majority of the public shareholders in connection with a shareholder vote to approve our initial acquisition transaction and/or amend Clause 6 of our Amended and Restated Memorandum of Association (the clause that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction. If we are unable to consummate an acquisition transaction within the allotted time, our founders have agreed with respect to the founders’ shares to waive their rights to participate in any trust account liquidation distribution, but not with respect to any public shares they acquire in this offering or in the aftermarket.

On the date of this prospectus, all of our officers, directors, shareholders and advisors will place the founders’ units (and underlying securities), together with the placement warrants, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers (as described below), these securities will not be transferable during the escrow period. The founders’ units will not be released from escrow until 6 months after the consummation of an acquisition transaction. The placement warrants will not be released from escrow until the consummation of our initial acquisition transaction. The foregoing notwithstanding, if we have completed an acquisition transaction without granting our public shareholders redemption rights in connection with such acquisition transaction, then none of the escrowed securities will be released from escrow until a post-acquisition tender offer is completed.

Prior to their release from escrow, the securities may be transferred only (i) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its officers or directors or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any holder, or (iii) pursuant to a qualified domestic relations order; provided, however, that any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. The securities held in the escrow account will only be released from escrow, other than as described above, if following an acquisition transaction we consummate a subsequent transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration.

The holders of the founders’ units, as well as the holders of the placement warrants (and the underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ units can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders of the founders’ units and placement warrants have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

Of the founders’ units, 54.0% are held in the United States by 8 record holders.

Ordinary Shares

As of the date of this prospectus, there were 1,533,334 ordinary shares, designated as Series C Shares, outstanding held by 11 holders of record. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option, the redemption of 200,000 of the founders’ shares underlying certain founders’ units, and not including the shares underlying the placement warrants which will not be exercisable immediately following the closing of this offering), there will be 5,333,334 ordinary shares outstanding.

Of the ordinary shares outstanding immediately prior to our initial public offering, 54.0% are held in the United States by 8 record holders.

Rights applicable to all ordinary shares

The following rights apply to each series of our ordinary shares, regardless if such shares are designated as part of a series of ordinary shares.

Except for such voting rights that may be given to one or more series of preferred shares issued by the board of directors pursuant to the blank check power (the ability to grant shares with rights and privileges greater than outstanding securities, such as special voting rights and/or dividend preferences, without shareholder approval) granted by our Amended and Restated Memorandum and Articles of Association or required by law, holders of ordinary shares, including shares underlying our units, will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action. Holders of ordinary shares will be entitled to one vote per share on matters to be voted on by shareholders. After an acquisition transaction is concluded, if ever, and upon our subsequent dissolution, our public shareholders will be entitled to receive pro rata all assets remaining available for distribution after payment of all liabilities and provision for the liquidation of any shares of preferred shares at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of 50% plus one share of the shares voted for the election of directors can elect all of the directors.

If any matters are voted on by our shareholders at an annual or extraordinary meeting, our founders may vote all their shares, whenever acquired, as they see fit; provided, however, that in connection with a shareholder vote to approve our initial acquisition transaction and/or amend Clause 6 of our Amended and Restated Memorandum of Association (the clause that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote the founders’ shares in accordance with the majority of the ordinary shares voted by the public shareholders. In connection with a shareholder vote, one-third of our issued and outstanding ordinary shares (whether or not held by public shareholders) will constitute a quorum.

The Series A Shares or the Series B Shares and Series C Shares, as the case may be, will be consolidated into one series of ordinary shares upon the earlier of the consummation of an acquisition transaction or, if we complete the acquisition transaction prior to a post-acquisition tender offer, then upon consummation of the post-acquisition tender offer. Except for the termination of the right of the Series A or B Shares to be redeemed in connection with an acquisition transaction or a post-acquisition tender offer, as the case may be, for a pro rata portion of the trust account or to receive a pro rata portion of the trust account in the event of our dissolution and liquidation if we are unable to consummate an acquisition transaction within the allotted time, the automatic consolidation of all series of ordinary shares into one series of ordinary shares will not affect the rights of holders of our ordinary shares. The total number of shares outstanding will not change because the consolidation will be on a one for one basis of the then outstanding shares of each series of ordinary shares. The Series A Shares underlying the units sold in this offering will continue to be freely trading immediately following the automatic consolidation. Following the automatic consolidation, only one series of ordinary shares will be authorized by our Amended and Restated Memorandum and Articles of Association.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their shares redeemed for cash equal to their pro rata portion of the trust account (initially approximately $10.00 per share), plus any interest which has not been released to us as described above, in connection with our initial acquisition transaction, assuming that the initial acquisition transaction is consummated. Public shareholders who cause us to redeem their Series A Shares for their pro rata portion of the trust account will retain the right to exercise the warrants they own if they previously purchased units or warrants.

Series A Shares

Our Series A Shares have the same rights as our ordinary shares, except that holders of such shares are entitled to redeem all or a portion of such Series A Shares in connection with our initial acquisition transaction and are entitled to share ratably in the trust account as of two business days prior to our initial acquisition transaction, including accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share), and (iii) a pro rata share of the trust account released to us for each Series A Share converted to a Series C Share upon completion of an acquisition transaction, plus any remaining net assets, if we dissolve and liquidate the trust account prior to an acquisition transaction.

We are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable British Virgin Islands law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to redeem or will have their shares automatically redeemed for cash equal to the pro rata portion of the trust account (initially approximately $10.00 per Series A Share) in connection with our initial acquisition transaction, regardless of how it is structured.

If we hold a shareholder meeting to approve our initial acquisition transaction, we will proceed with the acquisition transaction only if a majority of the public shares voted at the special meeting of shareholders called for the purpose of approving our initial acquisition transaction are voted in favor of the acquisition transaction and public shareholders owning less than 87.5% of the Series A Shares underlying the units sold in this offering exercise their redemption rights.

If we elect to grant our public shareholders their redemption rights by means of a post-acquisition tender offer, then each outstanding Series A Share will automatically be converted into a Series B Share immediately following consummation of the acquisition transaction.

The Series A Shares will be automatically consolidated upon consummation of our initial acquisition transaction, provided we have not elected to grant our public shareholders their redemption rights by means of a post-acquisition tender offer, in which case they will automatically be converted to Series B Shares.

Series B Shares

Each Series B Share is identical to the Series A Shares, except that the Series B Shares have the right to participate in a post-acquisition tender offer. If we elect to grant our public shareholders their redemption rights by means of a post-acquisition tender offer, then each outstanding Series A Share will automatically be converted into a Series B Share immediately following consummation of the acquisition transaction. Public shareholders who hold Series B Shares will be entitled to participate in the post-acquisition tender offer by tendering their Series B Shares in accordance with the instructions included in the Schedule TO and related tender offer documents to be filed with the SEC.

The Series B Shares will be automatically consolidated with all other classes or our ordinary shares upon consummation of our post-acquisition tender offer or will be automatically converted into the right to receive a pro rata share of the trust account upon completion if we fail to commence the post-acquisition tender offer within 30 days of the consummation of the acquisition transaction, or if we fail to complete the post-acquisition tender offer within 6 months of the consummation of the acquisition transaction, as the case may be.

Series C Shares

Each Series C Share is identical to the Series B Shares, except that the Series C Shares do not have the right to redeem all or a portion of such Series C Shares in connection with the acquisition transaction or to participate in a post-acquisition tender offer. If we elect to grant our public shareholders their redemption rights by means of a post-acquisition tender offer, we must seek that certain significant shareholders (holders of 5% or more of the public shares who are also accredited investors) elect to convert all of their Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction. Regardless of the requirements of our target business, in no event would we be able to seek conversions of less than the amount necessary to maintain the 87.5% threshold. The exchange ratio of Series A Shares for Series C Shares will be at a one-for-one basis. No consideration will be paid to shareholders who elect to convert other than the exchange of Series A Shares for Series C Shares. Neither we, nor the target business, are required to seek that any public shareholder elects to convert their Series A Shares into Series C Shares. If we or the target business do seek such conversions, such discussions would be with a limited number of highly sophisticated institutional accredited investors. Any holder who elects to convert will be required to make an irrevocable conversion election and tender their Series A Shares for conversion. The conversion election would be conditioned on, and effective as of, immediately prior to the consummation of our initial acquisition transaction. Any remaining Series A Shares would be automatically converted to Series B Shares immediately following consummation of our initial acquisition transaction. Shareholders who elect to convert their Series A Shares into Series C Shares may have civil remedies to the extent that the disclosure relating to the acquisition transaction or the target business in the Form 6-K filed prior to consummation is materially different from the disclosure provided in the post-acquisition tender offer materials or other documents filed with the SEC.

The Series C Shares will be automatically consolidated with all other classes or our ordinary shares upon consummation of an initial acquisition transaction or a post-acquisition tender offer.

Preferred Stock

We are authorized to designate up to 5,000,000 ordinary shares as preferred stock, which shares may be issued from time to time in one or more series. Our Board of Directors, without approval of the shareholders, are authorized to designate series of preferred stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of our ordinary shares.

As of the date of this prospectus, there are no outstanding shares of preferred stock of any series.

Warrants

Public Shareholders’ Warrants

Each warrant underlying the units being offered by this prospectus entitles the registered holder to purchase one ordinary share at a price of $10.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer; or
•	one year from the date of this prospectus,

provided that in each case there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants in effect and a prospectus relating to the ordinary shares issuable upon exercise of the warrants is available for use by the holders of the warrants.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on [___], 2017 or earlier upon redemption by us or liquidation of the trust account in the event we are unable to consummate an initial acquisition transaction. Once the warrants become exercisable, we may redeem the outstanding warrants with the consent of [_________________]:

•	in whole but not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•	if, and only if, the last sale price of our ordinary shares on the exchange on which our securities may be traded equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that, on the date that is 10 trading days prior to the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants in effect and a prospectus relating to the ordinary shares issuable upon exercise of the warrants is available for use by the holders of the warrants.

We have established these redemption criteria to provide warrant holders with adequate notice of exercise only after the then-prevailing ordinary share price is substantially above the warrant exercise price, and a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our election to redeem the warrants. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his, her or its warrants prior to the scheduled redemption date. However, there can be no assurance that the price of the ordinary shares will exceed the $15.00 per share redemption trigger price or the warrant exercise price of $10.00 per share after the redemption notice is issued.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified on the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The public warrants comprising the units, will begin separate trading on the earlier of the 50th day after the date of this prospectus or the announcement that the underwriters have elected to allow earlier separate trading, subject, however, to us filing a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of the offering and issuing a press release announcing when such separate trading will begin.

The exercise price, number of ordinary shares issuable on exercise of the warrants and $15.00 redemption threshold must be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, merger or consolidation. However, the exercise price, number of ordinary shares issuable on exercise of the warrants and $15.00 redemption threshold will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

The exercise price of the warrants must be decreased pursuant to a formula in the event of a merger or disposition of all or substantially all of the post-acquisition transaction company where the per share consideration received was other than in the form of cash or shares listed or quoted (or to be listed or quoted immediately following the transaction) on a national securities exchange or the OTC Bulletin Board. The decrease would be in proportion to the fair market value of the consideration to shareholders and relative to the remaining duration of the warrants. In addition, the number of ordinary shares issuable on exercise of the warrants must be increased pursuant to a formula in the event we make distributions of cash or property (other than our ordinary shares) to our shareholders. The increase would be in proportion to the fair market value of the distribution to shareholders.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Warrant holders do not have the rights or privileges of holders of ordinary shares, including voting rights, until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to those ordinary shares and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of ordinary shares and not cash. Under the warrant agreement, we have agreed to meet these conditions, to file a registration statement with the SEC for the registration of the ordinary shares issuable upon exercise of the warrants, to use our best efforts to cause the registration statement to become effective on or prior to the commencement of the exercise period and to maintain a current prospectus relating to the ordinary shares issuable upon the exercise of the warrants until the warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to do so. In addition, we are not required to cash settle the warrants in the event that our shareholders are unable to exercise them. The warrants may be deprived of any value and the market for the warrants may be limited if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the warrants and the prospectus relating to the ordinary shares issuable on the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification of the jurisdictions in which the holders of the warrants reside.

We are not required to issue fractional shares on the exercise of warrants. If more than one warrant is presented for exercise in full at the same time by the same holder, the number of full shares which are issuable upon the exercise thereof are to be computed on the basis of the aggregate number of ordinary shares purchasable on exercise of the warrants so presented, rounded down to the nearest whole number.

Placement Warrants

The placement warrants are identical to the warrants included in the units being sold in this offering, except that such warrants, including the ordinary shares issuable upon exercise of these warrants:

•	are subject to the transfer restrictions described below;
•	may be exercised by our founders, or their respective permitted transferees, on a cashless basis at any time after an acquisition transaction and even if there is not an effective registration statement relating to the shares underlying the warrants; and
•	are non-redeemable while they are held by our founders or their permitted transferees.

If the placement warrants are held by holders other than the founders or their permitted transferees, the placement warrants will only exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Holders of the placement warrants are not entitled to net cash settlement and the placement warrants may only be settled by delivery of the ordinary shares and not cash.

If holders of the placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants may be exercised on a cashless basis so long as they are held by our founders and their permitted transferees is because it is not known at this time whether they will be affiliated with us following an acquisition transaction. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. We would not receive additional proceeds to the extent the warrants are exercised on a cashless basis.

Pursuant to the escrow agreement with Continental Stock Transfer & Trust Company, acting as escrow agent, our founders have agreed, subject to certain exceptions below, not to sell, assign or otherwise transfer any of the placement warrant until after consummation of our initial acquisition transaction, provided, however, that if we have completed an acquisition transaction without granting our public shareholders redemption rights in connection with such acquisition transaction, then none of the escrowed securities will be released from escrow until a post-acquisition tender offer is completed. Notwithstanding the foregoing, our founders are permitted to transfer the placement warrants to permitted transferees who agree in writing to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. For additional details respecting these transfer restrictions, see “Principal Shareholders.”

The holders of the founders’ units, as well as the holders of the placement warrants (and the underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ untis can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the immediately prior to our initial public offering 54.0% of the placement warrants are held in the United States by 8 record holders.

Over-Allotment Option

We have granted to the underwriters an option, exercisable during the 45-day period commencing on the date that the registration statement (of which this prospectus forms a part) becomes effective, to purchase from us at the offering price, less underwriting discounts and commissions, up to an aggregate of 600,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. The underwriters are not entitled to net cash settlement and the over-allotment option (and the underlying securities) may only be settled by delivery of the units (and the underlying securities) and not cash.

Receipt of Funds from Trust Account

A shareholder will be entitled to receive funds from the trust account only in the event of (i) our liquidation if we fail to complete an acquisition transaction within the allotted time or (ii) if the public shareholder seeks to have us redeem their shares for cash in connection with our acquisition transaction that we actually complete. In no other circumstances will a shareholder have any right or interest of any kind in or to funds in the trust account.

If we do not complete an initial acquisition transaction, the trustee is authorized to distribute to the public shareholders the pro rata portion of the trust account (initially approximately $10.00 per share.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Authorized but Unissued Shares

Our authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after the consummation of this offering, we will have 5,333,334 ordinary shares outstanding, assuming that the underwriters’ over-allotment option has not been exercised (or 6,133,334 ordinary shares if the over-allotment option is exercised in full).

Of these shares, the 4,000,000 Series A Shares sold in this offering (or 4,600,000 Series A Shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Series A Shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,333,334 ordinary shares (or 1,533,334 if the over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. In addition, the 2,428,571 placement warrants and their underlying shares are also restricted securities under Rule 144. None of these restricted securities will be eligible for sale under Rule 144 prior to one year following the filing of certain information with the SEC, which we refer to as Form 10 information, after the consummation of our initial acquisition transaction. Any securities not able to be sold prior to an acquisition transaction will bear a restrictive legend to that effect.

In addition, except in limited circumstances, the founders’ units will not be transferable until six months following the consummation of our initial acquisition transaction. The placement warrants will also be placed in escrow and the purchasers have agreed that such securities will not be sold or transferred by them until after we have completed an acquisition transaction. These provisions are contained in contracts between us and each of the founders.

Rule 144

In general, Rule 144 provides certain resale safe harbors for holders of restricted securities. However, Rule 144 is unavailable for the resale of restricted securities initially issued by a “blank-check” or “shell” company, both before and after an initial acquisition transaction, despite technical compliance with the requirements of Rule 144. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

•	has ceased to qualify as a “blank-check” or “shell” company;
•	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials) other than Form 8-K reports; and
•	has filed form 10 information with the SEC reflecting that it is no longer a “blank-check” or “shell” company,

may, after one year has elapsed from the filing of the form 10 information, within any three-month period, resell a number of such restricted securities that does not, with respect to the ordinary shares, exceed the greater of either of the following:

•	1% of the total number of ordinary shares then outstanding, which will equal 53,333 shares immediately after this offering (or 61,333 shares if the underwriters’ exercise their over-allotment option in full); or
•	if our securities are traded on a national securities exchange, the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about us, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements.

Registration Rights

The holders of the founders’ units, as well as the holders of the placement warrants (and the underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ units can elect to exercise these registration rights at any time commencing three months prior to the date on which these securities are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, Series A Shares and warrants on the NASDAQ Capital Market under the symbols [___], [___] and [___]. If approved, we anticipate that our units will be listed on the NASDAQ Capital Market on or promptly after the effective date of the registration statement. Following the date the Series A Shares and warrants are eligible to trade separately, we anticipate that the Series A Shares and warrants will be listed separately and as a unit on the NASDAQ Capital Market. There is no assurance that our units, Series A Shares or warrants will continue to be listed on the NASDAQ Capital Market in the future.

Anti-Money Laundering — British Virgin Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. We also reserve the right to refuse to make any redemption payment to a public shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended).

BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association and by the BVI Business Companies Act. The BVI Business Companies Act contains many English law principles but does not follow recent English law statutory enactments and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the BVI Business Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for mergers and similar arrangements in the British Virgin Islands also follows.

There have been few, if any, court cases interpreting the BVI Business Companies Act in the British Virgin Islands, and we cannot predict whether British Virgin Islands courts would reach the same conclusions as U.S. courts. Therefore, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BVI Business Companies Act and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware
Shareholder Meetings
• Held at a time and place as designated in the Articles of Association. Our Articles of Association provide that our board may designate such time and place.	• Held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors
• May be held within or without the British Virgin Islands	• May be held within or without Delaware
• Notice:	• Notice:

-

Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting.

    -

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

- A copy of the notice of any meeting shall be given personally or sent by mail as designated in the Articles of Association.	- Written notice shall be given not less than 10 nor more than 60 days before the meeting.
- Notice of not less than 7 days before the meeting
Shareholders’ Voting Rights

•

Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by a majority of the shareholders entitled to vote if permitted by the articles of association. Our Articles of Association provide for such consent in writing.

• Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote.
• Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the Articles of Association. Our Articles of Association permit such proxies.	• Any person authorized to vote may authorize another person or persons to act for him by proxy.

British Virgin Islands	Delaware
• Quorum is as designated in the Articles of Association. Quorum in our Articles of Association is two of our shareholders representing at least 1/3 of our issued shares.

•

For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

• The Amended and Restated Memorandum and Articles of Association may provide for cumulative voting in the election of directors. Our Articles of Association do not provide for cumulative voting.	• The certificate of incorporation may provide for cumulative voting.
• Changes in the rights of shareholders as set forth in the amended and restated memorandum and articles of association require approval of at least 75% of the shareholders
Directors
• Board must consist of at least one member. Our Articles of Association provide that there shall be no less than two directors.	• Board must consist of at least one member.
• Maximum number of directors can be changed by an amendment to the Articles of Association. Our Articles of Association do not provide for a maximum number.

•

Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate.

•

If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the Articles of Association, it can do so provided that it complies with the procedure set out in the Articles of Association. Our Articles of Association permit our board to appoint additional directors.

Fiduciary Duties
• In summary, directors and officers owe the following fiduciary duties:	• Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation as a whole.
- Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;	• Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.
- Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•

Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

British Virgin Islands	Delaware

-

Directors should not improperly fetter the exercise of future discretion (e.g. contractually binding themselves to a particular future course of action which may not subsequently be considered in the best interest of the company, as in the case of certain “no-shop” provisions);

- Duty to exercise powers fairly as between different groups of shareholders;
- Duty not to put himself in a position of conflict between their duty to the company and their personal interests; and
- Duty to exercise independent judgment.
• In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:
- the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and
- the general knowledge, skill and experience that that director has.

•

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles of Association or alternatively by shareholder approval at general meetings.

Shareholders’ Derivative Actions

•

Generally speaking, the company is the proper plaintiff in any action. Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the Supreme Court where the following circumstances apply:

•

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

- Those who control the company have refused a request by the shareholders to move the company to bring the action;	• Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

British Virgin Islands	Delaware

-

Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);

• Such action shall not be dismissed or compromised without the approval of the Chancery Court.
- a company is acting or proposing to act illegally or beyond the scope of its authority;

•

Shareholders of a Delaware corporation that redeemed their shares, or whose shares were canceled in connection with dissolution, would not be able to bring a derivative action against the corporation after the shares have been redeemed or canceled.

- the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; or
- the individual rights of the plaintiff shareholder have been infringed or are about to be infringed.

•

Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

Material Differences in British Virgin Islands and Delaware Law

We believe that the material differences between British Virgin Islands and Delaware corporate law are as follows:

•	Shareholder Notice. Delaware law requires written notice of shareholders meetings of between 10 and 60 days. British Virgin Islands law permits a company’s articles to have 7 days’ notice. Our Amended and Restated Memorandum and Articles of Association provide that we must give shareholders 10 day’s (exclusive of the date that notice is given and the date on which event for which notice is given is to take effect) notice of shareholders meetings, which is equivalent to what is required by Delaware law.
•	Quorum. Delaware law requires a minimum quorum of one-third of the issued and outstanding shares for a shareholders meeting, whereas British Virgin Islands law enables a company’s articles to designate the minimum quorum. Our Amended and Restated Memorandum and Articles of Association provide that a quorum consists of two persons at least holding or representing by proxy one-third of the issued shares of the class, which is consistent with Delaware law.
•	Shareholder Derivative Suits. Delaware generally allows shareholders to commence derivative actions in their own name. Under British Virgin Islands law, derivative actions are normally instituted by a shareholder in the name of the company and require leave of the Supreme Court. Accordingly, British Virgin Islands law is more restrictive that Delaware law and shareholders may be restricted from initiating shareholder derivative suits in their own name.

Changes in Number of Authorized Shares

We may from time to time by ordinary resolution increase our authorized shares by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution, meaning a majority vote of our shareholders attending and voting at the meeting:

•	consolidate and divide all or any of our shares into shares of larger amount than our existing shares;
•	sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our Amended and Restated Memorandum and Articles of Association; or
•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

Certain Differences in Corporate Law

The BVI Business Companies Act, which Act’s predecessor, the International Business Companies Act (now repealed and which was modeled on Delaware law) does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the BVI Business Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

British Virgin Islands law provides for mergers as that expression is understood under United States corporate law. The procedure for a merger between the company and another company (which need not be a British Virgin Islands company, and which may be the company’s parent, but need not be) is set out in the BVI Business Companies Act. The directors of the company must approve a written plan of merger which must also be approved by a resolution of a majority of the shareholders. The company must then execute articles of merger, containing certain prescribed details. The plan and articles of merger are then filed at the Registry. Provided that the company is in “good standing,” that is to say that it has paid all fees and penalties (if any) due to the BVI Financial Services Commission, and assuming that the board and shareholder approval is forthcoming it should be possible to effect the merger within five to ten business days. The Registrar will take a similar amount of time to issue the Certificate of Merger which should be dated as of the date on which the articles of merger are filed with the Registry.

As soon as a merger becomes effective: (a) the surviving company (so far as is consistent with its memorandum and articles, as amended or established by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger; (c) assets of every description, including chooses in action and the business of each of the constituent companies, immediately vest in the surviving company; (d) the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company may be substituted in the proceedings for a constituent company.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount to a merger, but we do not anticipate the use of such statutory provisions because an acquisition transaction can be achieved through other means, such as a merger (as described above), a share exchange, asset acquisition of an operating business. However, in the event that an acquisition transaction was sought pursuant to these statutory provisions, the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the High Court of the British Virgin Islands.

If the arrangement and reconstruction is thus approved, a shareholder would have rights comparable to appraisal rights, which would ordinarily be available to dissenting shareholders of United States corporations or under a British Virgin Islands merger, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder.

The BVI Business Companies Act has introduced a series of remedies available to shareholders. Where a company incorporated under the BVI Business Companies Act conducts some activity which breaches the BVI Business Companies Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies have also been incorporated into the BVI Business Companies Act — where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, such shareholder may now apply to the court for an order on such conduct. Any member of a company may apply to British Virgin Islands court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The BVI Business Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger; (b) a consolidation; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the BVI Business Companies Act; and (e) an arrangement, if permitted by the British Virgin Islands court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for British Virgin Islands business corporations is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
•	those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Shareholder Action; Extraordinary General Meeting of Shareholders

Our Amended and Restated Memorandum and Articles of Association further provide that extraordinary general meetings of our shareholders may be only called by (i) either of our Co-Chairmen, (ii) any two directors, (iii) any director and our Secretary, (iv) our board of directors, or (v) by our board of directors on the requisition of holders of at least 10% of our ordinary shares. Our Amended and Restated Memorandum and Articles of Association provide that our shareholders may take action by written resolution signed by all of the shareholders who at the date of the written resolution would be entitled to attend the meeting and vote on the action.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Amended and Restated Memorandum and Articles of Association does not provide for the ability of shareholders to bring business before an annual meeting or a non-requisitioned extraordinary general meeting.

Certain Material Protections Provided by the Exchange Act with Respect to Proxy Solicitations That May Not be Afforded to Our Shareholders

The rights of our shareholders are primarily governed by British Virgin Islands law, the provisions of our amended and restated memorandum and articles of association and U.S. federal securities laws, however, there are no specific proxy laws, rules or regulations under British Virgin Islands law. Set forth below is a summary of material substantive and procedural protections afforded by the U.S. federal securities laws with respect to proxy solicitations which we are not required to comply with. Proxy Solicitation Materials. A proxy solicitation conducted in accordance with U.S. federal securities laws generally requires the preparation of a proxy statement and other proxy solicitation materials in conformity with the requirements of section 14 of the Securities Exchange Act of 1934, as amended, and the U.S. proxy rules promulgated thereunder. The U.S. proxy rules prescribe the form and content of a company’s proxy solicitation materials, requiring disclosure of:

•	substantial interests of directors and executive officers in matters to be acted upon;
•	the security ownership of officers, directors and greater than 5% beneficial shareholders;
•	information concerning the backgrounds and compensation of directors and executive officers;
•	corporate governance matters, such as director independence and related party transactions, meeting attendance and the policies and procedures of compensation, nominating and audit committees;
•	financial information and financial statements; and
•	with respect to any merger, consolidation, acquisition or similar transaction: (i) information regarding the transaction, such as its mechanics and effects on the constituent corporations, a chronological description of the facts and circumstances leading up to the proposed transaction and execution of the definitive agreement, the reasons the board of directors deems the transaction in the best interests of the company and its shareholders, the consideration offered, material differences in the rights of shareholders as a result of a transaction and U.S. federal income tax consequences, (ii) a description of the business of the target company, (iii) reports, opinions or appraisals related to the transaction, and (iv) financial information related to the target company.

As a foreign private issuer, we are exempt from sections 14(a), (b), (c) and (f) of the Securities Exchange Act of 1934, as amended, and the U.S. proxy rules promulgated thereunder, and instead must prepare our proxy statement and other proxy solicitation materials in accordance with British Virgin Islands law, which contains no specific proxy laws, rules or regulations, and any relevant provisions of our amended and restated memorandum and articles of association, which only require that our proxy statement relating to the extended period and/or our initial acquisition transaction set forth the process by which public shareholders may redeem their Series A Shares for cash if the acquisition transaction is approved and completed. Although we anticipate that our proxy statement and other proxy solicitation materials will contain many of the same disclosures as proxy materials prepared in conformance with U.S. proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under U.S. proxy rules.

Filing Requirements

Unless the subject of an annual or special meeting relates solely to certain routine matters (e.g., the election of directors or approval or ratification of accountants), a proxy solicitation conducted in conformity with the requirements of U.S. proxy rules requires the preparation of a preliminary proxy statement and other proxy solicitation materials and the filing of such materials with the SEC for review at least 10 days in advance of their being delivered to a company’s shareholders. As a foreign private issuer, we are exempt from the U.S. proxy rules requiring the filing of a preliminary proxy statement with the SEC for review, and, as required, will only file such materials with the SEC after delivering them to our shareholders. Although we anticipate that our proxy statement and other proxy solicitation materials will contain many of the same disclosures as proxy materials prepared in conformance with U.S. proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC.

Limitation on Liability and Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own fraud or dishonesty.

Our Amended and Restated Memorandum and Articles of Association also will permit us to secure insurance on behalf of any officer or director for any liability incurred by him or her in his or her capacity as officer or director or in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty, or breach of trust in which the officer or director may be guilty in relation to us, regardless of whether British Virgin Islands law would permit indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Money Laundering — British Virgin Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber.

We also reserve the right to refuse to make any redemption payment to a public shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report such belief or suspicion pursuant to the Proceeds of Criminal Conduct Law Act, 1997.

TAXATION

The following description of the material British Virgin Islands and U.S. federal income tax consequences of the acquisition, ownership, and disposition of our units, Series A Shares, Series B Shares, ordinary shares and warrants, which are sometimes referred to collectively, or individually, as our “securities,” covered by this prospectus is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

Under the law of the British Virgin Islands as currently in effect, a holder of our ordinary shares who is not a resident of the British Virgin Islands is not liable for British Virgin Islands income tax on dividends paid with respect to such ordinary shares, and all holders of our securities are not liable to the British Virgin Islands for income tax on gains realized on the sale or disposal of such securities. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated or re-registered under the BVI Act. In addition, securities of companies incorporated or re-registered under the BVI Act are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands, although a Tax Information Exchange Agreement is in force.

United States Federal Income Taxation

General

In the opinion of Loeb & Loeb, LLP, the following are the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our securities covered by this prospectus.

Because the components of a unit are separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying share and warrant components of the unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of shares and warrants should also apply to holders of units (as the deemed owners of the shares and warrants underlying the units). See “— Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components” below.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This description is based on the Internal Revenue Code of 1986, as amended, or the “Code,” its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase units pursuant to this offering and own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 5 percent or more of our voting shares;
•	persons that acquired our securities pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, redemption or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share and one warrant. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price of a unit between the share and the warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to the share or to the warrant will be the holder’s tax basis in such share or warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that any allocation of the purchase price that we may make will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the share and the warrant that comprise the unit is different than our allocation. Any such allocation is not, however, binding on the IRS.

Although we intend to take a contrary position, if our shares are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature), due to our limited potential for corporate growth prior to an acquisition transaction, there is a risk that a holder’s entitlement to receive payments upon the redemption of a share or our liquidation in excess of the holder’s initial tax basis in its share will result in constructive income to the holder. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the holder without the holder’s receipt of cash from us.

Each holder is advised to consult its own tax advisor with respect to the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding the risks associated with an allocation of the purchase price between the share and the warrant that comprise a unit that is inconsistent with any allocation of the purchase price that we may make. The balance of this discussion assumes that our characterization of the units (and the components thereof) and any allocation of the purchase price as described above are respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property, including cash, to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any cash dividend paid on our ordinary shares. A cash distribution on our ordinary shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividend generally will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. The portion of such distribution in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s adjusted tax basis in its ordinary shares, as applicable (but not below zero). Any remaining excess will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2013, dividends may be subject to U.S. federal income tax at the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” below) provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (3) above for the period that such holder had a right to have such ordinary shares redeemed by us. Under published IRS authority, our ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the NASDAQ Capital Market. Although we have applied to list our securities on the NASDAQ Capital Market, there can be no assurance that such application will be approved or if approved, that our ordinary shares will continue to be listed on the Nasdaq Capital Market. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares. For taxable years beginning on or after January 1, 2013, the regular U.S. federal income tax rate applicable to such dividends currently is scheduled to return to the regular U.S. federal income tax rate generally applicable to ordinary income.

Possible Constructive Distributions with Respect to Warrants

The terms of each warrant provides for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities (which, in general, would include a distribution in connection with our liquidation or a redemption of our ordinary shares, as described in “— Taxation on the Redemption of Ordinary Shares” below, or warrants), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such securities. See “— Exercise or Lapse of Warrants” below for a discussion regarding a U.S. Holder’s basis in the ordinary shares acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 20% for taxable years beginning on or after January 1, 2013). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations.

Conversions and Consolidations

As described in the section of this prospectus captioned “Description of Securities,” above, the Series A Shares will be automatically consolidated into ordinary shares upon the consummation of our initial acquisition transaction, unless we grant our public shareholders their redemption rights by means of a post-acquisition tender offer. In connection with a post-acquisition tender offer, each Series A Share outstanding immediately following the consummation of the initial acquisition transaction will be automatically converted into a Series B Share. Such Series B Shares will be automatically consolidated into one class of ordinary shares upon consummation of a post-acquisition tender offer.

A U.S. Holder should not recognize gain or loss on such conversion or consolidations. A U.S. Holder’s adjusted tax basis in the Series B Shares or ordinary shares, as the case may be, that such holder received upon such a conversion or consolidation should be equal to the holder’s adjusted tax basis in the Series A Shares or Series B Shares, as the case may be, that such holder surrendered. A U.S. Holder’s holding period in the Series B Shares or ordinary shares, as the case may be, that such holder received upon such a conversion or consolidation should include such holder’s holding period in the Series A Shares or Series B Shares, as the case may be, that such holder surrendered.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Taxation on the Redemption of Ordinary Shares

In the event that a U.S. Holder (i) elects to exercise its redemption rights with respect to its ordinary shares in connection with our initial acquisition transaction or (ii) elects to sell its ordinary shares to us if we use a portion of the trust account to purchase units or ordinary shares in open market transactions, the amount received on any such redemption of ordinary shares generally will be treated for U.S. federal income tax purposes as a payment in consideration for the sale of our ordinary shares, rather than as a distribution. Such amounts, however, will be treated as a distribution and taxed as described in “— Taxation of Distributions Paid on Ordinary Shares,” above, if (i) the redemption is “essentially equivalent to a dividend” (meaning that the U.S. Holder’s percentage ownership in us (including ordinary shares the U.S. Holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what its percentage ownership in us (including constructive ownership) was prior to the redemption), (ii) the redemption is not “substantially disproportionate” as to that U.S. Holder (“substantially disproportionate” meaning, among other requirements, that the percentage of our outstanding voting shares owned (including constructive ownership) by such holder immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption) and (iii) the redemption does not result in a “complete termination” of the U.S. Holder’s interest in us (taking into account certain constructive ownership rules). If the U.S. Holder had a relatively minimal interest in our ordinary shares and its percentage ownership in us (including constructive ownership and taking into account the effect of redemptions by other holders) is reduced as a result of the redemption, such holder should generally be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of any redemption of its ordinary shares.

Exercise or Lapse of Warrants

Subject to the PFIC rules discussed below, a U.S. Holder will not recognize gain or loss upon the acquisition of ordinary shares on the exercise of warrants for cash. Ordinary shares acquired pursuant to the exercise of warrants for cash will have a tax basis equal to the U.S. Holder’s tax basis in the warrants, increased by the amount paid to exercise the warrants. The holding period of such ordinary shares should begin on the day after the date of exercise of the warrants. If warrants are allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrants.

Conversions and Consolidations

The U.S. federal income tax treatment of the automatic conversion of the Series A Shares into Series B Shares in connection with a post-acquisition tender offer or the automatic consolidation of the Series A Shares into ordinary shares or Series B Shares into ordinary shares, as the case may be, to a Non-U.S. Holder generally should correspond to the U.S. federal income tax treatment of such conversion or consolidation to a U.S. Holder, as described under “— U.S. Holders — Conversions and Consolidations.”

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in an acquisition transaction, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, or a mark-to-market election, as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of the warrant), any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its ordinary shares acquired upon the exercise of the warrants by the gain recognized and will also have a new holding period in such ordinary shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such ordinary shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and during with the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, with respect to such shares and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted tax basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since we expect that our ordinary shares will be listed on the NASDAQ Capital Market, they should qualify as marketable stock for purposes of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder should be deemed to own a portion of the shares of such lower-tier PFIC, and could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder were otherwise deemed to have disposed of an interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC or will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

Under recently enacted legislation, a U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder generally will have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of warrants, or the lapse of warrants held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise of warrants by a U.S. Holder or the lapse of warrants held by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of Warrants,” above.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our securities within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities or warrants by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. Also, pursuant to recently enacted legislation effective as of January 1, 2013, we may be required to enter into an agreement with the IRS to disclose to the IRS certain information about our U.S. Holders. In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term also may be required to be reported to the IRS.

Moreover, backup withholding of U.S. federal income tax at a rate of 28% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 31% for taxable years beginning on or after January 1, 2013), generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of shares or warrants by a U.S. Holder (other than an exempt recipient), in each case who

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. Chardan Capital Markets, LLC is acting as is the representative for the underwriters and book running manager and [_______________] is acting as qualified independent underwriter. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters have, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Chardan Capital Markets, LLC	[__]
[_______________]	[__]
[__]
Total	[__]

The underwriting agreement provides that the underwriters must purchase all of the units if they purchase any of them. However, the underwriters are not required to take or pay for the units covered by the underwriters’ over-allotment option described below.

Our units are offered subject to a number of conditions, including:

•	receipt and acceptance of the Series A Shares by the underwriters, and
•	the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe .PDF format will be used in connection with this offering. The underwriters may agree to allocate a number of shares to underwriters and underwriting selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to the underwriters and underwriting selling group members that may make Internet distributions on the same basis as other allocations.

Chardan Capital Markets, LLC’s address is 17 State Street, Suite 1600, New York, New York 10004. [_______________]’s address is [_______________].

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Determination of Offering Price

We have been advised by the underwriters that they propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $[__] per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the underlying Series A Shares and warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the Series A Shares and warrants underlying the units, include:

•	the information presented in this prospectus and otherwise available to the underwriters;
•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	the ability of our management and their experience in identifying operating companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	the present state of our development and our current financial condition and capital structure;

•	the recent market prices of, and the demand for, publicly traded shares of common stock of generally comparable companies; and
•	the general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Series A Shares or warrants will develop and continue after this offering.

Commissions and Discounts

Units sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $[__] per unit from the public offering price. Any of these securities dealers may resell any units purchased from the underwriters to other brokers or dealers at a discount of up to $[__] per unit from the public offering price. If all of the units are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms. No offer or invitation to subscribe for units may be made to the public in the British Virgin Islands.

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This table assumes the underwriters do not exercise their over-allotment option.

	Per Unit	Total Proceeds
Public offering price	$10.000	$40,000,000
Underwriting discounts and commissions(1)(2)	$0.035	$138,000
Total(3)	$9.965	$39,862,000

(1)	No discount or commissions are payable with respect to the placement warrants purchased in the private placement.
(2)	Does not include our reimbursement of approximately $[___] for the costs of background checks of our directors and executive officers.
(3)	The underwriters have an option to purchase up to an additional 600,000 units of the company at the public offering price, less underwriting discounts and commissions, within 45 days after the date of effectiveness of the registration statement (of which this prospectus forms a part) to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $46,000,000, $158,700 and $45,841,300, respectively.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the representative of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

Stabilizing Transactions.  The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

Over-Allotments and Syndicate Coverage Transactions.  In connection with the offering, the underwriters may make short sales of the issuer’s units and may purchase the issuer’s units on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriter’s over-allotment option to purchase additional units in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of the units may be higher than the price that might otherwise exist in the open market.

Penalty Bids.  The representatives may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the NASDAQ Capital Market, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

Qualified Independent Underwriter

As of [_______], 2012, Kerry Propper and certain other persons who are affiliates of Chardan Capital Markets, LLC, an underwriter of this offering and a member of the Financial Industry Regulatory Authority, or FINRA, beneficially owned an aggregate of 50% of our share capital. Chardan Capital Markets, LLC, is, therefore, deemed to have a “conflict of interest” under the applicable provisions of Rule 5121 of FINRA. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined by the FINRA rules, participate in the preparation of the prospectus and exercise the usual standards of due diligence in respect thereto. [_______________] is acting as the qualified independent underwriter. We have agreed to indemnify [_______________] in its capacity as the qualified independent underwriter against liabilities under the Securities Act, or contribute to payments that it may be required to make in that respect.

Indemnification

Pursuant to the terms of the underwriting agreement, we have agreed to jointly and severally indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from the registration statement and liabilities arising from breach of the underwriting agreement or the breach of our representations, warranties and covenants contained in the underwriting agreement. We are also obligated to pay for the defense of any claims against the underwriters. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect to these liabilities. Our obligations under this section of the underwriting agreement continue after the closing of our initial public offering.

Foreign Regulatory Restrictions on Purchase of the Ordinary Shares

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the ordinary shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the ordinary shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the ordinary shares to certain institutions or accredited persons in the following countries:

Notices to Non-United States Investors

Australia.  If this document is issued or distributed in Australia it is issued or distributed to “wholesale clients” only, not to “retail clients”. For the purposes of this paragraph, the terms “wholesale client” and “retail client” have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth). This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act. Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

China.  THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC, AND THE SECURITIES OFFERED HEREIN MAY NOT BE OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC.

United Arab Emirates.  The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Dubai.  The issuer is not licensed by the DFSA to provide financial services in the DIFC. The offering has not been approved or licensed by the Central Bank of the UAE, Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC.

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Israel.  The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Pakistan.  The investors/subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

Saudi Arabia.  NO OFFERING OF SECURITIES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SECURITIES WILL BE CONCLUDED IN SAUDI ARABIA. THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT. NEITHER THE AGENT NOR THE OFFERING HAVE BEEN LICENSED BY THE SAUDI’S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA.

THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SECURITIES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

United Kingdom.  The content of this prospectus has not been issued or approved by an authorized person within the meaning of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”). Reliance on this prospectus for the purpose of engaging in any investment activity may expose an Investor to a significant risk of losing all of the property or other assets invested. This prospectus does not constitute a Prospectus within the meaning of the FSMA and is issued in reliance upon one or more of the exemptions from the need to issue such a prospectus contained in section 86 of the FSMA.

Sales of Our Securities in Canada

The units sold in this offering have not been and will not be qualified for distribution under applicable Canadian securities laws. Units may be offered to residents of Canada pursuant to exemptions from the prospectus requirements of such laws.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon by Conyers Dill & Pearman. Loeb & Loeb LLP, New York, New York, acted as U.S. counsel for us in connection with this offering and has provided an opinion to us related to the tax disclosure contained in this prospectus under the caption “Taxation — United States Federal Income Taxation,” which opinion is filed as an exhibit to the registration statement to which this prospectus forms a part. [_______________] acted as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements as of December 31, 2011 and for the period from February 14, 2011 (date of inception) to December 31, 2011 included in this prospectus have been so included in reliance on the report of RBSM LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits and schedules, under the Securities Act, with respect to the securities we are offering by this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon consummation of this offering, we will be subject to the information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from certain of the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Documents concerning us which are referred to in this prospectus, and our annual accounts, auditors’ reports and other information referred to in our SEC filings may be inspected at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154.

Chardan Metropol Acquisition Corp.

Formerly known as Chardan Global Acquisition Corp.
(A Development Stage Company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Chardan Metropol Acquisition Corp.
Formerly known as Chardan Global Acquisition Corp.

We have audited the accompanying balance sheet of Chardan Metropol Acquisition Corp., formerly known as Chardan Global Acquisition Corp. (a development stage company), as of December 31, 2011, and the related statement of operations, changes in shareholders’ deficit, and cash flows for the period from February 14, 2011 (date of inception) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chardan Metropol Acquisition Corp., formerly known as Chardan Global Acquisition Corp. (a development stage company), as of December 31, 2011, and the results of its operations and its cash flows for the period from February 14, 2011 (date of inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Chardan Metropol Acquisition Corp. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has neither engaged in any operations nor generated any revenue, has a working capital deficiency and its ability to commence operations is dependent on the completion of a financing. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York
April 24, 2012

CHARDAN METROPOL ACQUISITION CORP.
Formerly known as Chardan Global Acquisition Corp.
(A Development Stage Company)

BALANCE SHEET

As of December 31, 2011

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—
Total current assets	—
Deferred offering costs	217,688
TOTAL ASSETS	$217,688
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accrued expenses	$242,688
Loans from related parties	12,271
Total current liabilities	254,959
COMMITMENTS AND CONTINGENCIES	—
STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding	—
Ordinary shares, $0.0001 par value, 60,000,000 shares authorized; 1,533,334 shares issued and outstanding	153
Additional paid in capital	24,847
Subscriptions receivable	(25,000)
Deficit accumulated during the development stage	(37,271)
Total Stockholders’ Deficit	(37,271)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$217,688

The accompanying notes are an integral part of these financial statements

CHARDAN METROPOL ACQUISITION CORP.

Formerly known as Chardan Global Acquisition Corp.
(A Development Stage Company)

STATEMENT OF OPERATIONS

For the period from February 14, 2011 (date of inception) through December 31, 2011
REVENUE	$—
OPERATING EXPENSES
General and administrative	37,271
Total operating expenses	37,271
LOSS BEFORE PROVISION FOR INCOME TAXES	(37,271)
Provision for income taxes	—
NET LOSS	$(37,271)
Net loss per share – basic and diluted	$(0.02)
Weighted average number of shares outstanding during the period – basic and diluted	1,533,334

The accompanying notes are an integral part of these financial statements

CHARDAN METROPOL ACQUISITION CORP.
Formerly known as Chardan Global Acquisition Corp.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Period from February 14, 2011 (date of inception) through December 31, 2011

	Ordinary Share		Additional Paid-in Capital	Subscription Receivable	Deficit Accumulated During the Development Stage	Total
	Shares	Amount
BALANCE, February 14, 2011 (date of inception)	—	$—	$—	$—	$—	$—
Ordinary shares issued in exchange for stock subscription receivable	1,533,334	153	24,847	(25,000)	—	—
Net loss	—	—	—	—	(37,271)	(37,271)
BALANCE, December 31, 2011	1,533,334	$153	$24,847	$(25,000)	$(37,271)	$(37,271)

The accompanying notes are an integral part of these financial statements

CHARDAN METROPOL ACQUISITION CORP.
Formerly known as Chardan Global Acquisition Corp.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period from February 14, 2011 (date of inception) through December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37,271)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities
Increase in accrued expenses	25,000
Net cash used in operating activities	(12,271)
CASH FLOWS FROM INVESTING ACTIVITIES:	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Loans from related parties	12,271
Net cash provided by financing activities	12,271
NET INCREASE IN CASH AND CASH EQUIVALENT	—
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—
Supplemental disclosure of cash flow information:
Cash paid during the period for taxes	$—
Cash paid during the period for interest	$—
Supplemental disclosure of non-cash financing activities:
Accrued expenses for deferred offering costs	$217,688

The accompanying notes are an integral part of these financial statements

CHARDAN METROPOL ACQUISITION CORP.
FORMERLY KNOWN AS CHARDAN GLOBAL ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 — NATURE OF BUSINESS

Chardan Metropol Acquisition Corp (the “Company”, “we”, “us” or “our”) (formerly known as Chardan Global Acquistiion Corp.) is a newly formed company established under the laws of the British Virgin Islands on February 14, 2011. The Company is a blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business. The Company intends to focus on identifying a prospective target business having its primary operations in Russia, however efforts in identifying a prospective target business will not be limited to a particular industry or region. The Company does not have any specific merger, share capital exchange, asset acquisition or other business combination under consideration or contemplated and has not, nor has anyone on the Company’s behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction with us.

As of December 31, 2011, the Company has not yet commenced operations. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources from the proposed public offering and the sale of the private placement warrants as mentioned below.

The Company intends to fund acquisitions through an offering, which includes 4,000,000 units at $10.00 per unit. Each unit includes one Series A Share and one warrant, referred to as “Warrants”. Of the proceeds received, 100% of the total amount received will be deposited into a trust account, less $285,000 to be used for working capital.

Pursuant to the amended and restated memorandum and articles of association and applicable provisions of British Virgin Islands, referred to herein as British Virgin Islands, law, the Company will promptly liquidate the trust account and distribute to our public shareholders all of the funds held in it as part of our voluntary liquidation if we;

(a)	Do not effect a business combination within 18 months after the date of this prospectus, or
(b)	Do not effect a business combination within 24 months from the date of this prospectus if an initial filing of a tender offer, proxy or registration statement with the SEC with respect to an acquisition transaction has not been made within 18 months after the date of this prospectus and the business combination has not yet been consummated within such 18 month period.

NOTE 2 — BASIS OF PRESENTATION

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage as defined in the FASB Accounting Standard Codification, or ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. At December 31, 2011 the Company had no cash in the bank and has limited financial resources. Until such time as the Company may complete the proposed public offering and receive the proceeds thereof, it remains dependent on loans from its initial stockholders, an affiliate and officers as well as favorable credit terms from vendors providing services in connection with the proposed offering. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the proposed public offering (see Note 1). The Company has selected December 31st as its fiscal year end.

CHARDAN METROPOL ACQUISITION CORP.
FORMERLY KNOWN AS CHARDAN GLOBAL ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results will differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Deferred offering costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A, “Expenses of Offering.” Deferred offering costs consist of $217,688 of underwriter costs and legal fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Offering or charged to operations if the Proposed Offering is not probable or the Proposed Offering is aborted.

Income taxes

The Company was incorporated in the British Virgin Islands, and as such, is not subject to corporate income taxes. The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2011. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the period ended December 31, 2011. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Income (loss) per share

The Company presents basic income (loss) per share and diluted earnings per share in accordance with the provisions of ASC Topic 260 “Earnings per Share”.

CHARDAN METROPOL ACQUISITION CORP.
FORMERLY KNOWN AS CHARDAN GLOBAL ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Under ASC Topic 260, basic net loss per share is computed by dividing the net loss for the year by the weighted average number of ordinary shares outstanding during the year. Diluted net loss per share is computed by dividing the net loss for the year by the weighted average number of ordinary shares and ordinary share equivalents outstanding during the period. At December 31, 2011, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary share. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period.

Fair Value Measurements

The Company follows ASC Topics 820 and 825, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. At the date of its inception, the Company adopted this pronouncement as it relates to recurring financial assets and liabilities. In addition, the Company adopted the provisions as it relates to nonrecurring fair value measurement requirements for nonfinancial assets and liabilities. The adoption of this pronouncement did not have a material impact on our financial statements.

The fair value framework requires the categorization of assets and liabilities into three levels based upon the assumptions (inputs) used to price the assets or liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3 generally requires significant management judgment. The three levels are defined as follows:

•	Level 1: Unadjusted quoted prices in active markets for identical assets and liabilities.
•	Level 2: Observable inputs other than those included in Level 1. For example, quoted prices for similar assets or liabilities in active markets or quoted prices for identical assets or liabilities in inactive markets.
•	Level 3: Unobservable inputs reflecting management’s own assumptions about the inputs used in pricing the asset or liability.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures” approximates the carrying amounts represented in the balance sheet.

Foreign Currency Translation

The Company’s reporting and functional currency is the U.S. Dollar. The Company is a newly formed development stage entity and has neither engaged in any operations nor generated any revenue to date. There were minimal accounting transactions since the inception date that are mainly related to the proposed offering and formation of the Company, which were and will continue to be dominated or settled in U.S. dollars until the Company completes the proposed offering and consumption of an acquisition transaction. When and if such events occur, the Company will translate the foreign currency financial statements, if any, into US Dollars using the year or reporting period end or average exchange rates in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (“ASC 830-10”). Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates in effect for the periods presented. The cumulative translation adjustment is included in the accumulated other comprehensive gain (loss) within shareholders’ equity (deficit). Foreign currency transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations.

CHARDAN METROPOL ACQUISITION CORP.
FORMERLY KNOWN AS CHARDAN GLOBAL ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency, has no operations and its ability to commence operations is dependent on the completion of a financing. This raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should we be unable to continue as a going concern.

Recent accounting pronouncements

The adoption of recently effective accounting standards did not have any or a material effect on the Company’s financial statements nor does the Company believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have any or a material effect on the Company’s financial position, results of operations or cash flows.

NOTE 4 — STOCKHOLDERS’ EQUITY (DEFICIT)

The Company is authorized to issue up to a maximum of 65,000,000 shares of a single class of its stock (ordinary shares), with par value of $0.0001 per share at December 31, 2011, of which up to an aggregate of 5,000,000 shares may be designated as preferred stock. As of December 31, 2011 there were 1,533,334 ordinary shares issued and outstanding.

On February 14, 2011, the Company issued 3,953,125 ordinary shares to Kerry Propper, Co-Chairman of the Company, in exchange for stock subscription of $25,000. The Company and Mr. Propper agreed to reduce the issued and outstanding ordinary shares to 575,000 ordinary shares for the same subscription amount of $25,000 where in effect as a reverse stock split. Accordingly, the Company cancelled 3,378,125 ordinary shares in August 2011. In addition, Kerry Propper transferred an aggregate of 460,000 ordinary shares, for a purchase price of $0.043478 per share on August 11, 2011, to our other founders in the following amounts: (i) 115,000 shares to Gala Fortune Limited, an entity controlled by Mark Xue (ii) 115,000 shares to Jonas Grossman, (iii) 115,000 shares to Chardan Capital Markets, LLC, an affiliate of certain of our officers and directors, and (iv) 115,000 shares to Steven Urbach.

On March 8, 2012, the Company’s board of directors approved and the Company declared a stock dividend in the amount of one and two-thirds (1 2/3) additional shares for each (1) issued and outstanding ordinary share with par value of $0.0001 per share where in effect as a stock split. All references in the accompanying financial statements and notes thereto have been retroactively restated to reflect the March 8, 2012 stock dividend in substance as a stock split, except the share amounts disclosed in the preceding paragraph with regards to February 14, 2011 and August 11, 2011.

The Company has not received the proceeds for the 1,533,334 issued and outstanding ordinary shares and therefore accounted for the $25,000 as stock subscription receivable at December 31, 2011.

NOTE 5 — RELATED PARTY TRANSACTIONS

During the period ended December 31, 2011, Chardan Capital Markets, LLC (“CCM”) advanced funds to the Company for working capital purposes. CCM is an affiliate of certain of our officers and directors. Total amount due to CCM amounted to $12,271 as of December 31, 2011. The advances are payable on demand and bear no interest.

CHARDAN METROPOL ACQUISITION CORP.
FORMERLY KNOWN AS CHARDAN GLOBAL ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

NOTE 6 — COMMITMENTS AND CONTINGENCIES

The Company has no lease or employment commitments as of December 31, 2011.

See Note 7 on commitments related to the Company’s proposed offering.

NOTE 7 — PROPOSED PUBLIC OFFERING

The proposed offering (“Offering”) calls for the Company to offer for public sale of 4,000,000 units at $10.00 per unit. Each unit consists of (i) one Series A Share, and one warrant. Of the proceeds received, 100% of the total amount received will be deposited into a trust account, less $285,000 to be used for working capital. Each warrant entitles the holder to purchase one ordinary share at a price of $10.00 per share.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Certain of our officers and directors, and their affiliates, have agreed to purchase 2,428,571 warrants (Private Placement Warrants), from us at a price of $0.35 per warrant, in a private placement totaling $850,000, subject to prevailing market conditions, in a private placement (Private Placement) that will occur immediately prior to or simultaneously with the Offering. The Private Placement Warrants have a cashless exercise provision and shall be non-redeemable. The purchasers of the Private Placement Warrants waive any and all rights and claims that they may have to any proceeds held in the Trust Account in respect of the Ordinary Share underlying the Private Placement Warrants if a Business Combination is not consummated. The Private Placement Warrants are exercisable commencing on the later of (i) one (1) year after the date that the registration statement is declared effective by the SEC, and (ii) the consummation of our initial acquisition transaction, and ending five years after the date that the registration statement is declared effective by the SEC. Management believes the purchase price of the insider warrants is greater than or equal to the fair value of such warrants. The fair value is based on comparable transactions of initial public offerings by blank check companies in the past year. Therefore, the Company will not be required to incur a compensation expense in connection with the purchase by the initial holders of the insider warrants.

The Company will redeem up to 200,000 of the founders’ units for no consideration in proportion to the amount that the underwriters’ over-allotment option is not exercised.

The Company has granted the underwriters a 45-day option to purchase up to 600,000 additional units (in addition to the 4,000,000 units of this Offering) solely to cover over-allotments, if any.

None of the over-allotment option, the securities underlying such option, or the warrants included in the units sold in the offering provide for net-cash settlement. Accordingly, such securities may only be settled by delivery of the underlying securities and not cash.

CHARDAN METROPOL ACQUISITION CORP.
FORMERLY KNOWN AS CHARDAN GLOBAL ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 — SUBSEQUENT EVENTS

On March 8 2012, the Company’s board of directors approved and the Company declared a stock dividend in the form of a stock split to issue one and two thirds (1 2/3) additional ordinary shares for each issued and outstanding ordinary shares to the founders and or shareholders in the aggregate of additional 958,334 ordinary shares. All share amounts have been retroactively restated to reflect the stock split. Accordingly, there were 1,533,334 ordinary shares issued and outstanding as of December 31, 2011 and as of the date of this report with the effect of the stock split, except as disclosed.

On April 10, 2012, Chardan Capital Markets, LLC transferred an aggregate of 149,100 shares to certain other founders in the following amounts: (i) 95,433 shares to Kerry Propper, (ii) 38,333 shares to George Kaufman, (iii) 7,667 shares to Todd Gold, and (iv) 7,667 shares to Matthew Weisbarth. Additionally, between April 6, 2012 and April 10, 2012, Chardan Capital Markets, LLC, Steven Urbach, Jonas Grossman and Gala Fortune Limited transferred an aggregate of 766,667 shares to certain founders in the following amounts: (i) 582,668 shares to Manip Holdings Limited, (ii) 61,333 shares to Alexis O. Rodzianko, (iii) 61,333 shares to Sergey Solousov, and 61,333 shares to Grigoriy Leshchenko. The purchase price for all of the shares transferred between April 6, 2012 and April 10, 2012 amongst our founders was $0.016304 per share.

Effective March 8, 2012, Mark Xue resigned as the Chief Financial Officer of the Company. Simultaneous with Mr. Xue’s resignation as Chief Financial Officer, Alexis O. Rodzianko was appointed as Chief Financial Officer and Mr. Xue was appointed as Vice President. On April 25, 2012, Mr. Rodzianko was appointed Co-Chairman of the Board, Grigoriy Leshchenko was appointed as Vice President and Director, and Sergey A. Solousov and George Kaufman were each appointed directors of the Company.

On March 8, 2012, the Company’s board of directors approved a change of the Company’s name from Chardan Global Acquisition Corp. to Chardan Metropol Acquistion Corp., and filed an amendment to the Company’s Memorandum and Articles of Association with the Registrar of Corporate Affairs in the British Virgin Island effecting the name change. This name change became effective on March 13, 2012.

CHARDAN METROPOL ACQUISITION CORP.

4,000,000 units

PROSPECTUS

Chardan Capital Markets, LLC

Through and including         , 2012 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On February 14, 2011, we issued 3,953,125 pre-split ordinary shares to Kerry Propper, our Co-Chairman, for a consideration of $25,000. On August 11, 2011, Kerry Propper submitted 3,378,125 ordinary shares for cancellation for no consideration. On August 11, 2011, Kerry Propper transferred an aggregate of 460,000 ordinary shares, for a purchase price of $0.043478 per share, to our other founders in the following amounts: (i) 115,000 shares to Gala Fortune Limited, an entity controlled by Mark Xue, (ii) 115,000 shares to Jonas Grossman, (iii) 115,000 shares to Chardan Capital Markets, LLC, an affiliate of certain of our officers and directors, and (iv) 115,000 shares to Steven Urbach. All share amounts disclosed in this paragraph do not give effect to the March 8, 2012 stock split in the form of a dividend discussed in further detail below.

On March 8, 2012, we declared a stock split in the form of a dividend to our founders, whereby each founder received one and two-thirds shares for every ordinary share held, with the effect of increasing the aggregate number of ordinary shares outstanding prior to this offering to 1,533,334. On April 10, 2012, Chardan Capital Markets, LLC transferred an aggregate of 149,100 shares to certain other founders in the following amounts: (i) 95,433 shares to Kerry Propper, (ii) 38,333 shares to George Kaufman, (iii) 7,667 shares to Todd Gold, and (iv) 7,667 shares to Matthew Weisbarth. Between April 6, 2012 and April 10, 2012, Chardan Capital Markets, LLC, Steven Urbach, Jonas Grossman and Gala Fortune Limited transferred an aggregate of 766,667 shares to certain founders in the following amounts: (i) 582,668 shares to Manip Holdings Limited, (ii) 61,333 shares to Alexis O. Rodzianko, (iii) 61,333 shares to Sergey Solousov, and 61,333 shares to Grigoriy Leshchenko. The purchase price for all of the shares transferred between April 6, 2012 and April 10, 2012 amongst our founders was $0.016304 per share.

We will redeem up to 200,000 of the founders’ units for no consideration in proportion to the amount that the underwriters’ over-allotment option is not exercised. Such shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they were sold to our officers and directors or their affiliates, each of whom was involved in our formation. No underwriting discounts or commissions were paid with respect to such securities.

Immediately prior to the consummation of this offering, the founders and their designees will purchase an aggregate of 2,428,571 warrants for an aggregate purchase price of approximately $850,000, or $0.35 per warrant. Each warrant entitles its holder to purchase one ordinary share for a price of $10.00, and is exercisable commencing on the later of (i) one (1) year after the date that this registration statement is declared effective by the SEC, and (ii) the consummation of our initial acquisition transaction, and ending five years after the date that this registration statement is declared effective by the SEC. The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they were sold to our officers and directors. No underwriting discounts or commissions were paid with respect to such securities.

Item 8. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association
3.2	Amended and Restated Memorandum of Association
3.3	Amended and Restated Articles of Association
4.1	Specimen Unit Certificate
4.2	Specimen Series A Certificate
4.3	Specimen Series B Certificate
4.4	Specimen Series C Certificate
4.5	Specimen Warrant Certificate
4.6	Specimen Founders’ Placement Warrant Certificate
4.7	Form of Warrant Agreement
5.1	Form of Opinion of Conyers Dill & Pearman, British Virgin Islands counsel to the Registrant
5.2	Form of Opinion of Loeb & Loeb LLP
8.1	Form of Loeb & Loeb Tax Opinion
10.1	Form of Letter Agreement by and among the Registrant, [______________] and the founders
10.2	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.3	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Founders
10.4	Form of Services Agreement between the Registrant and Chardan Capital Markets, LLC
10.5	Form of Registration Rights Agreement among the Registrant and the Founders
10.6	Form of Placement Warrant Purchase Agreement between the Registrant and the founders
10.7	Promissory Note dated January 5, 2012, issued by the Registrant to Chardan Capital Markets, LLC
23.1	Consent of RBSM LLP
23.2	Consent of Conyers Dill & Pearman, British Virgin Islands counsel to the Registrant (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP counsel to the Registrant (included in Exhibit 5.2 and 8.1)
24	Power of Attorney (included on the signature page of this Registration Statement)

*	To be filed by Amendment.

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b)  The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)  The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on April 25, 2012.

CHARDAN METROPOL ACQUISITION CORP.
By: /s/ Kerry Propper Name: Kerry Propper Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kerry Propper and Alexis O. Rodzianko his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Kerry Propper Kerry Propper	Chief Executive Officer and Co-Chairman of the Board (principal executive officer)	April 25, 2012
/s/ Alexis O. Rodzianko Alexis O. Rodzianko	Chief Financial Officer and Co-Chairman of the Board (principal financial and accounting officer)	April 25, 2012
Mark Xue	Vice President and Director
/s/ Grigoriy Leshchenko Grigoriy Leshchenko	Vice President and Director	April 25, 2012
/s/ Sergey A. Solousov Sergey A. Solousov	Director	April 25, 2012
/s/ George Kaufman George Kaufman	Director	April 25, 2012

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Chardan Metropol Acquisition Corp., has signed this registration statement or amendment thereto in New York, New York on April 25, 2012.

Authorized U.S. Representative
By /s/ Kerry Propper Name: Kerry Propper